As filed with the U.S. Securities and Exchange Commission on July 18, 2025.

Registration No. 333-284789

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

AMENDMENT NO. 3
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

____________________

Cayman Islands	7900	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

630 Business Village Block B
Port Saeed Deira, Dubai
United Arab Emirates
+97 142282568
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yuning “Grace” Bai, Esq. Ortoli Rosenstadt LLP 366 Madison Ave 3rd Floor New York, NY 10017 212-588-0022

____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED JULY 18, 2025

1,500,000 Class A Ordinary Shares

AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C

We are offering 1,500,000 class A ordinary shares, $0.0000001 par value per share (“Class A Ordinary Shares”) of AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C, a Cayman Islands holding company. Prior to this offering, there has been no public market for our Class A Ordinary Shares or our class B ordinary shares, par value $0.0000001 per share (“Class B Ordinary Shares”). It is currently estimated that the initial public offering price of our Class A Ordinary Share will be in the range of $4.00 and $5.00 per Class A Ordinary Share.

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”), under the symbol “AHMA.” At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

Our authorized share capital is $50,000 divided into 399,966,500,000 Class A Ordinary Shares and 100,033,500,000 Class B Ordinary Shares. As of the date of this prospectus, we have 9,240,000 Class A Ordinary Shares and 18,760,000 Class B Ordinary Shares issued and outstanding, respectively. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Each Class A Ordinary Share shall entitle the holder thereof to one vote on all matters subject to vote at general meetings of our Company, and each Class B Ordinary Share shall entitle the holder thereof to 15 votes on all matters subject to vote at general meetings of our Company. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

We are not an operating company but a Cayman Islands holding company with operations conducted by our subsidiaries. Investors in our Class A Ordinary Shares thus are purchasing an equity interest in a Cayman Islands holding company instead of equity interests in our operating subsidiaries. We hold equity interests in our subsidiaries and do not operate business through variable interest entities. As used in this prospectus, “Ambitions,” “we,” “us,” “our,” “the Company,” or “our Company” refers to our Cayman Islands holding entity AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C, and not our UAE subsidiary that shares the same name. This structure involves unique risks to investors. As a holding company, we may rely on dividends from our subsidiaries for our cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to us may be restricted by the debt they incur on their own behalf or laws and regulations applicable to them.

Investing in the Class A Ordinary Shares involves risks. See section titled “Risk Factors” of this prospectus, beginning on page 11.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission (the “SEC”) rules and will be eligible for reduced public company disclosure requirements. See section titled “Prospectus Summary — Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer’” for additional information.

As of the date of this prospectus, our Chairman of the Board of Directors, Director, and Chief Executive Officer, Mr. Zhengang Tang, beneficially holds 6,776,000 Class A Ordinary Shares and 13,132,000 Class B Ordinary Shares, which represent 73.33% and 70%, respectively, of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, and collectively represent approximately 70.11% of the aggregate voting power of our issued and outstanding share capital. Following the completion of this offering, Mr. Tang will beneficially hold 6,776,000 Class A Ordinary Shares (assuming no exercise of the over-allotment option by the underwriters) and 13,132,000 Class B Ordinary Shares, which will represent 63.09% and 70%, respectively, of our then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, and collectively represent approximately 69.75% of the aggregate voting power of our then issued and outstanding share capital. As such, we will be deemed a “controlled company” under Nasdaq Marketplace Rules 5615(c). See “Prospectus Summary — Controlled Company.” Accordingly, Mr. Tang will have the ability to determine all matters requiring approval by shareholders, including mergers, consolidations, amendment to our memorandum and articles of association and other corporate actions that require shareholders’ approval under Cayman Islands law. See “Principal Shareholders.” As such, we will be deemed a “controlled company” under Nasdaq Marketplace Rules 5615(c). However, even if we are deemed a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Our Chairman of the Board of Directors has substantial influence over our company. His interests may not be aligned with the interests of our other shareholders, and he could prevent or cause a change of control or other transactions.”

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
Initial public offering price(1)	$4.00	$6,000,000	$6,900,000
Underwriting discounts(2)	$0.28	$420,000	$483,000
Proceeds to us before expenses(3)	$3.72	$5,580,000	$6,417,000

____________

(1)      Assuming an initial public offering price of $4.00 per Class A Ordinary Share, being lower point of the estimated range of the initial public offering price set forth on the cover page of this prospectus.

(2)      We have agreed to pay AC Sunshine Securities LLC, the representative on behalf of the underwriters (the “Representative”), an underwriting discount of seven percent (7%) of the gross proceeds in this offering. We have also agreed to include a non-accountable expense allowance equal to 1% of the gross proceeds received by us from the sales of the Class A Ordinary Shares in this offering payable to the Representative. See “Underwriting” starting on page 102 of this prospectus for more information regarding our arrangements with the underwriters.

(3)      The total estimated expenses related to this offering are set forth in the section entitled “Expenses of the Offering” on page 112.

In addition to the underwriting discounts listed above, upon closing of this offering, we have agreed to issue the Representative or its designees, up to 17,250 warrants equal to 1% of the total numbers of Class A Ordinary Shares issued in the offering (including any Class A Ordinary Shares sold as a result of the exercise of the underwriters’ over-allotment option) (the “Representative’s Warrants”), exercisable at any time and from time to time, in whole or in part, during the five (5) years period immediately following the date of commencement of sales of the securities issued in this offering, at a per share price equal to 120% of the initial public offering price. The registration statement of which this prospectus forms a part also covers the Representative’s Warrants and the Class A Ordinary Shares issuable upon the exercise thereof.

This offering is being conducted on a firm commitment basis. We have granted the underwriters an option for a period of forty-five (45) days from the closing of this offering to purchase up to fifteen percent (15%) of the total number of the Class A Ordinary Shares to be offered by us pursuant to this offering (excluding Class A Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts. If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Class A Ordinary Shares against payment in U.S. dollars in New York, NY on or about     , 2025.

Prospectus dated     , 2025

For investors outside the United States: neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we have prepared, and neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriters are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of Class A Ordinary Shares, our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.

i

CONVENTIONS WHICH APPLY TO THIS PROSPECTUS

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

“AED”	:	United Arab Emirates Dirham, the lawful currency of the UAE (defined below).
“Ambitions Dubai”	:	AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C, a wholly-owned subsidiary of the Company incorporated under UAE laws on October 26, 2023.
“Amended and Restated Memorandum and Articles”	:	The amended and restated memorandum and articles of association of the Company as adopted by the Company on September 30, 2024.
“Board” or “Board of Directors”	:	The board of Directors (defined below) of our Company (defined below).
“Class A Ordinary Shares”	:	Class A ordinary shares of the Company, par value $0.0000001 per share.
“Class B Ordinary Shares”	:	Class B ordinary shares of the Company, par value $0.0000001 per share.
“Company”	:	AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C, an exempted company incorporated with limited liability under the laws of the Cayman Islands on November 2, 2023.
“COVID-19”	:	Coronavirus disease 2019.
“Directors”	:	The directors of our Company.
“Executive Officers”	:	The executive officers of our Company. See “Management.”
“Fiscal Year” or “FY”	:	The financial year ended or, as the case may be, ending December 31.
“Group”	:	The Company and its subsidiaries.
“GCC”	:	Gulf Cooperation Council.
“Hunter Dubai”	:	HUNTER INTERNATIONAL TRAVEL & TOURISM L.L.C, a wholly-owned subsidiary of Ambitions Dubai incorporated under UAE laws on October 10, 2007.
“Listing”	:	The listing and quotation of the Class A Ordinary Shares on Nasdaq.
“MICE”	:

An acronym that stands for meetings, incentives, conferences, and exhibitions, which refers to a sector of the tourism industry that organizes, manages, and hosts events for business or academic purposes.

“Multiple Dubai”	:	MULTIPLE EVENTS L.L.C, a wholly-owned subsidiary of Ambitions Dubai incorporated under UAE (defined below) laws on March 16, 2008.
“Nasdaq”	:	Nasdaq Capital Market.
“Nasdaq Listing Rules”	:	The Nasdaq rules governing listed companies.
“Offering”	:

The Offering of Class A Ordinary Shares by the underwriter on behalf of our Company for subscription at the Offering Price (defined below), subject to and on the terms and conditions set out in this prospectus.

“Offering Price”	:	Assumed offering price at $4.00 for each Class A Ordinary Share being offered in this Offering.
“Ordinary Share(s)”	:	Class A Ordinary Shares and Class B Ordinary Shares, collectively.
“UAE”	:	United Arab Emirates.
“U.S. GAAP”	:	Accounting principles generally accepted in the United States of America
“US$” or “$”	:	U.S. dollars and cents respectively, the lawful currency of the U.S.

Any discrepancies in the tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless the context otherwise requires, a reference to “Ambitions,” “we,” “our,” “us,” “our Company,” or “the Company” or their other grammatical variations is a reference to AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C. The Company, Hunter Dubai, and Multiple Dubai are collectively referred to as the “Group.”

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus includes trademarks, trade names and service marks, certain of which belong to us, including our logo, and others that are the property of other organizations. Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

This prospectus contains additional trademarks, service marks and trade names of others. All such trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Class A Ordinary Shares. For a more complete understanding of us and this Offering, you should read and carefully consider the entire prospectus, including the more detailed information set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements and the related notes. Some of the statements in this prospectus are forward-looking statements. See section titled “Special Note Regarding Forward-Looking Statements.

Business Overview

We, through our subsidiaries in the UAE, operate as a tour operator, travel agency, and provider of event planning and management services. As the tourism industry in the Middle East region is growing rapidly, our subsidiaries primarily provide two lines of services, namely, MICE management, a comprehensive coordination and organization of events, and one-stop tourism, a comprehensive travel product that is designed to provide tourists with all the necessary components of a trip in a single and convenient package, which typically include transportation, accommodations, meals, and guided tours or activities.

In the MICE management business, our subsidiaries assist their clients, mainly companies and industry associations, with the planning, organizing, and execution of various events including annual meetings, product launch conferences, product exhibitions, and staff gatherings in the UAE. They offer comprehensive services encompassing guest invitations, event website development, event applications, advertising, and overall event management and execution.

Our subsidiaries also offer their clients comprehensive one-stop tourism services. These services include flight ticket bookings, airport pick-up, hotel reservations, restaurant bookings, rental of cars and buses, arranging tickets for tourist attractions, and providing tour guides. With this comprehensive approach, our subsidiaries’ clients are relieved from the hassle of navigating multiple websites for different services, thereby saving time and streamlining the travel planning process. As of the date of this prospectus, our subsidiaries are able to provide travel services in the UAE, Jordan, Qatar, Bahrain, Kuwait, Saudi Arabia, and Oman.

Competitive Strengths

We believe the following competitive strengths are essential for our success and differentiate us from our competitors:

•        A broad range of customers:    Our subsidiaries serve clients across a broad spectrum of sectors, including consumer goods, technology, finance, education, and the legal industry. However, our business relies to some extent on a few major customers. Should our subsidiaries fail to maintain relationships with these key clients, or if they cannot secure replacement clients on commercially desirable terms, in a timely manner, or at all, both their business and our overall financial condition and operational results could be materially and adversely affected.

•        Large-scale event planning and organizational capabilities:    As of the date of this prospectus, our subsidiaries boast a dedicated team of 15 professionals specializing in MICE management. In addition to their core team, our subsidiaries engage a broad network of third-party service providers, including event venue providers, translation providers, electronic equipment providers, event material producers, and advertising companies, to offer a diverse array of services to their clients.

•        Bespoke travel itinerary planning services:    Our subsidiaries are dedicated to crafting personalized travel plans tailored to each group’s specific travel goals, personal preferences, budget constraints, and the unique characteristics of their chosen destination.

•        Diversified selection of services:    Our subsidiaries work with a range of third-party service providers to offer the customers a diverse array of experiences in accommodation, dining, and transportation. Maintaining healthy relationships with these providers is crucial to ensuring a varied selection of services.

•        Experienced management team:    Our company is supported by an experienced management team, whose expertise spans across management, business administration, and tourism management.

Challenges

Set forth below are the challenges our subsidiaries face in their business operations:

•        Customer concentration:    Although our subsidiaries serve a broad range of customers, our business to some extent depends on a few major customers. Dependence on these customers will expose our subsidiaries to the risks of substantial losses.

•        Risk of misconduct and errors by employees:    Executing a large-scale event necessitates a significant number of employees, either from our subsidiaries or from third-party service providers. Consequently, our subsidiaries are exposed to the risk of misconduct and errors by both their own employees and those of third-party business partners they collaborate with.

•        Seasonality:    Our subsidiaries, focusing on travel-related services primarily in the Middle East, with a focus on Dubai, experience seasonal business fluctuations, particularly from June to August, due to the extreme summer weather reducing tourism and demand for outdoor events and activities.

•        Dependence on third-party service providers:    If our subsidiaries’ third-party service providers increase prices, underperform, or discontinue their relationships with our subsidiaries, it could lead to service disruptions, lower earnings, or higher costs, significantly harming our business and financial condition.

•        Reliance on key management and personnel:    The loss of and failure to replace key technical management and personnel could adversely affect multiple development efforts.

Growth Strategies

We intend to develop our business and strengthen brand loyalty by implementing the following strategies:

•        extending our reach into additional regional markets;

•        expanding our customer reach; and

•        developing robotic solutions for enhanced tourism experience.

Risk Factors Summary

An investment in our Class A Ordinary Shares is subject to various risks, including risks relating to our business, risks relating to doing business in certain countries and regions, and risks relating to this Offering and the trading market. You should carefully consider all the information in this prospectus before making an investment in the Class A Ordinary Shares. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” for a more thorough description of these and other risks.

Below is a summary of the principal risks, organized under relevant headings:

Risks Relating to Our Business

For a more detailed discussion, see “Risk Factors — Risks Relating to Our Business” beginning on page 11 of this prospectus.

•        The event planning industry is highly competitive and has grown rapidly in the past few years. If our subsidiaries are unable to compete successfully, our financial condition and results of operations may be harmed. See “Risk Factors — Risks Relating to Our Business — The event planning industry is highly competitive and has grown rapidly in the past few years. If our subsidiaries are unable to compete successfully, our financial condition and results of operations may be harmed” on page 11;

•        High customer concentration exposes our subsidiaries to all of the risks faced by their major customers and may subject them to significant fluctuations or declines in revenue, which may have a material adverse impact on our business, financial condition, and results of operations. See “Risk Factors — Risks Relating to Our Business — High customer concentration exposes our subsidiaries to all of the risks faced by their major customers and may subject them to significant fluctuations or declines in revenue, which may have a material adverse impact on our business, financial condition, and results of operations” on page 12;

•        Our subsidiaries use third-party services in connection with their business, and any disruption to these services could result in a disruption to their business, negative publicity, and a slowdown in the growth of their customer base, materially and adversely affecting our business, financial condition, and results of operations. See “Risk Factors — Risks Relating to Our Business — Our subsidiaries use third-party services in connection with their business, and any disruption to these services could result in a disruption to their business, negative publicity, and a slowdown in the growth of their customer base, materially and adversely affecting our business, financial condition, and results of operations” on page 12;

•        Our subsidiaries have entered into a number of related party transactions in the ordinary course of their business, and may continue to enter into related party transactions in the future, which may materially and adversely affect our business, financial condition, and results of operations. See “Risk Factors — Risks Relating to Our Business — Our subsidiaries have entered into a number of related party transactions in the ordinary course of their business, and may continue to enter into related party transactions in the future, which may materially and adversely affect our business, financial condition, and results of operations” on page 13;

•        The seasonality of the tourism industry in the UAE impacts our operating results. See “Risk Factors — Risks Relating to Our Business — The seasonality of the tourism industry in the UAE impacts our operating results” on page 13;

Risks Related to Doing Business in Certain Countries and Regions

•        Investments in emerging markets are subject to greater risks than those in more developed markets. See “Risk Factors — Risks Related to Doing Business in Certain Countries and Regions — Investments in emerging markets are subject to greater risks than those in more developed markets” on page 16;

•        The economies within the GCC region are highly dependent upon the oil and gas industry. See “Risk Factors — Risks Related to Doing Business in Certain Countries and Regions — The economies within the GCC region are highly dependent upon the oil and gas industry” on page 18;

•        The economic, political, and social conditions in the GCC region, as well as government policies, laws, and regulations, could affect our business, financial condition, and results of operations. See “Risk Factors — Risks Related to Doing Business in Certain Countries and Regions — The economic, political, and social conditions in the GCC region, as well as government policies, laws, and regulations, could affect our business, financial condition, and results of operations” on page 19; and

Risks Relating to this Offering and the Trading Market

•        There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all. See “Risk Factors — Risks Relating to this Offering and the Trading Market — There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all” on page 19;

•        You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased. See “Risk Factors — Risks Relating to this Offering and the Trading Market — You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased” on page 20;

•        Our Chairman of the Board of Directors has substantial influence over our company. His interests may not be aligned with the interests of our other shareholders, and he could prevent or cause a change of control or other transactions. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Our Chairman of the Board of Directors has substantial influence over our company. His interests may not be aligned with the interests of our other shareholders, and he could prevent or cause a change of control or other transactions” on page 20;

•        We do not intend to pay dividends in the foreseeable future. See “Risk Factors — Risks Relating to this Offering and the Trading Market — We do not intend to pay dividends in the foreseeable future” on page 22;

•        The price of our Class A Ordinary Shares could be subject to rapid and substantial volatility. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. See “Risk Factors — Risks Relating to this Offering and the Trading Market — The price of our Class A Ordinary Shares could be subject to rapid and substantial volatility. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares” on page 23;

•        Our management has broad discretion to determine how to use the funds raised in this Offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Our management has broad discretion to determine how to use the funds raised in this Offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares” on page 23.

•        Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer” on page 24; and

•        Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Because we are an ‘emerging growth company,’ we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares” on page 25.

•        Our dual-class capital structure has the effect of concentrating voting control with our chief executive officer and chairman, and his interests may not be aligned with the interests of our other shareholders. See “Risk Factors — Our dual-class capital structure has the effect of concentrating voting control with our chief executive officer and chairman, and his interests may not be aligned with the interests of our other shareholders” on page 27.

•        Our dual-class capital structure may adversely affect the trading market for our Class A Ordinary Shares. See “Risk Factors — Our dual-class capital structure may adversely affect the trading market for our Class A Ordinary Shares” on page 27.

Our Corporate Structure and History

AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C was incorporated on November 2, 2023, as an exempted company with limited liability in the Cayman Islands. On October 26, 2023, Ambitions Dubai was incorporated in UAE and was acquired by the Company on December 10, 2023.

On October 10, 2007, Hunter Dubai was incorporated as a company with limited liability organized pursuant to the laws of the Emirate of Dubai.

On March 16, 2008, Multiple Dubai was incorporated as a company with limited liability organized pursuant to the laws of the Emirate of Dubai.

On November 21, 2023, Ambitions Dubai acquired 100% of the equity interests in Hunter Dubai and Multiple Dubai from their respective shareholders, for a consideration of $272 per company. Consequently, the Company became the ultimate holding company of all other entities mentioned above.

The following diagram illustrates the ownership structure of the Company as of the date of this prospectus and upon the completion of this Offering (assuming no exercise of the over-allotment option):

Minority Shareholders(1)
HMDA Limited(2)
BVI, 2023
HMDC Limited(3)
BVI, 2023
HMDE Limited(4)
BVI, 2023
Public Shareholders
Pre-IPO%/Post-IPO%
2,464,000/2,464,000 Class A Ordinary Shares
0.85%/0.84% voting interests
18,760,000/18,760,000 Class B Ordinary Shares
96.82%/96.32% voting interests
2,576,000/2,576,000 Class A Ordinary Shares
0.89%/0.88% voting interests
4,200,000/4,200,000 Class A Ordinary Shares
1.45%/1.44% voting interests
0/1,500,000 Class A Ordinary Shares
0%/0.51% voting interests
Ambitions Enterprise Management CO. L.L.C
Cayman Islands, 2023
"Ambitions"
Outside UAE
Inside UAE
100%
AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C
UAE, 2023
"Ambitions Dubai"
100%
Hunter International Travel & Tourism L.L.C
UAE, 2007
"Hunter Dubai"
100%
Multiple Events
UAE, 2008
"Multiple Dubai"

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(1)      Represents 1,344,000 Class A Ordinary Shares held by HMDD Limited, a British Virgin Islands company, which is 100% owned by Naixin Tang, the manager of public relations of Hunter Dubai, 420,000 Class A Ordinary Shares held by HMDF Limited, a British Virgin Islands company, which is 100% owned by Mingtao Zhu, the general manager of Multiple Dubai, and 700,000 Class A Ordinary Shares held by Pinnacle Partners Inc., a British Virgin Islands company, which is 100% owned by Yuen Wing Yan.

(2)      Represents 18,760,000 Class B Ordinary Shares held by HMDA Limited, a British Virgin Islands company, which is 70% owned by Zhengang Tang, our Chairman of the Board of Directors, Director, and Chief Executive Officer, and 30% owned by Jihong Chen, our Director, as of the date of this prospectus.

(3)      Represents 2,576,000 Class A Ordinary Shares held by HMDC Limited, a British Virgin Islands company, which is 100% owned by Zhengang Tang, as of the date of this prospectus.

(4)      Represents 4,200,000 Class A Ordinary Shares held by HMDE Limited, a British Virgin Islands company, which is 100% owned by Zhengang Tang, as of the date of this prospectus.

Corporate Information

Our registered office is Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands and our principal place of business is 630 Business Village, Block B, Port Saeed Deira, Dubai, UAE. The telephone number of our principal place of office is +97 142282568. Our agent for service of process in the United States is Cogency Global Inc. (“Cogency”), the address of which is 122 East 42nd Street, 18th Floor, New York, NY 10168. Our corporate website is http://www.huntertourism.net. The information contained on our website does not constitute part of this prospectus.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•        the ability to include only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

•        exemptions from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), in the assessment of our internal control over financial reporting;

•        to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the consummation of this Offering or such earlier time that we are no longer an emerging growth company.

As a result, the information contained in this prospectus may be different from the information you receive from other public companies in which you hold shares. We do not know if some investors will find the Class A Ordinary Shares less attractive because we may rely on these exemptions. The result may be a less active trading market for the Class A Ordinary Shares, and the price of the Class A Ordinary Shares may become more volatile.

We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (2) the last day of the fiscal year following the fifth anniversary of the date of this Offering; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of the Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.00 billion in non-convertible debt securities during any three-year period.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for complying with new or revised accounting standards. The extended transition period provision only applies to companies preparing financial statements under the U.S. GAAP. Because we prepare our financial statements in accordance with U.S. GAAP, we take advantage of the aforementioned provision.

Foreign Private Issuer

Upon consummation of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under the U.S. GAAP;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our Executive Officers or members of our Supervisory Board are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States, or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more extensive executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more extensive compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer and will continue to be permitted to follow our home country practice on such matters.

Controlled Company

As of the date of this prospectus, our Chairman of the Board of Directors, Director, and Chief Executive Officer, Mr. Zhengang Tang, beneficially holds 6,776,000 Class A Ordinary Shares and 13,132,000 Class B Ordinary Shares, which represent 73.33% and 70%, respectively, of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, and collectively represent approximately 70.11% of the aggregate voting power of our issued and outstanding share capital. Following the completion of this offering, Mr. Tang will beneficially hold 6,776,000 Class A Ordinary Shares (assuming no exercise of the over-allotment option by the underwriters) and 13,132,000 Class B Ordinary Shares, which will represent 63.09% and 70%, respectively, of our then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, and collectively represent approximately 69.75% of the aggregate voting power of our then issued and outstanding share capital. Accordingly, Mr. Tang will have the ability to determine all matters requiring approval by shareholders, including mergers, consolidations, the appointment of directors, and other significant corporate actions. See “Principal Shareholders.” As such, we will be deemed a “controlled company” under Nasdaq Marketplace Rules 5615(c). As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including the requirements that:

•        a majority of our Board of Directors consist of independent directors;

•        our director nominees be selected or recommended solely by independent directors; and

•        we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Our Chairman of the Board of Directors has substantial influence over our company. His interests may not be aligned with the interests of our other shareholders, and he could prevent or cause a change of control or other transactions.”

Market and Industry Data

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well as estimates by our management based on such data. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Impact of COVID-19

The COVID-19 pandemic restricted economic activities around the world starting in 2020. Countermeasures such as imposing restrictions on travel and business operations, limited business travel significantly below 2019 levels. In the past three years, many countries have vaccinated a substantial proportion of their population, and the spread of virus is now being contained to varying degrees in different countries. With the evolution of milder COVID-19 variants, availability of multiple vaccine booster doses, and increasing familiarity with the virus, many COVID-19 related travel restrictions have been lifted. This has led to a mild recovery from the severe declines in business travel bookings. As a result, we have seen an improvement in our transaction volume starting the second half of 2021 and continuing into the fiscal year ended December 31, 2024. For the years ended December 31, 2024 and 2023, COVID-19 did not have a material impact on our operations.

The comprehensive effects of the COVID-19 pandemic are yet to be determined. See “Risk Factors — Risks Relating to Our Business — Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our subsidiaries’ operations, which could materially and adversely affect our subsidiaries’ and our business, financial condition, and results of operations” on page 14.

Presentation of Financial and Other Information

Unless otherwise indicated, all financial information contained in this prospectus have been prepared in accordance with U.S. GAAP issued by the Financial Accounting Standards Board.

Unless otherwise noted, all translations from AED to U.S. dollars and from U.S. dollars to AED, as the case may be, in this prospectus are made at 3.6725 AEDs to US$1.00, as AED has been pegged to US dollar at 3.6725 AEDs per U.S. dollar since November 1997. We make no representation that any of the aforementioned currencies could have been, or could be, converted into any of the other aforementioned currencies, at any particular rate, the rates stated above, or at all.

We have made round adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

THE OFFERING

Class A Ordinary Shares offered hereby

1,500,000 Class A Ordinary Shares (or 1,725,000 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full within forty-five (45) days from the closing of this offering).

Offering Price:	We expect that the offering price will be between $4.00 and $5.00 per Class A Ordinary Share.
Number of Class A Ordinary Shares issued and outstanding before this Offering:	9,240,000 Class A Ordinary Shares are issued and outstanding as of the date of this prospectus.
Number of Class A Ordinary Shares issued and outstanding immediately after this Offering(1):

10,740,000 Class A Ordinary Shares (or 10,965,000 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full within forty-five (45) days from the closing of this offering).

Number of Class B Ordinary Shares issued and outstanding before this Offering:	18,760,000 Class B Ordinary Shares are issued and outstanding as of the date of this prospectus.
Number of Class B Ordinary Shares issued and outstanding immediately after this Offering:	18,760,000 Class B Ordinary Shares.
Over-allotment:

We have granted the underwriters an option to purchase from us, up to fifteen percent (15%) of the Class A Ordinary Shares being offered in this Offering, within forty-five (45) days from the closing of this offering.

Use of proceeds:

We intend to use the proceeds from this Offering for the development of new travel itineraries, global market expansion in Europe and Australia through acquisitions of local travel agencies and establishment of new subsidiaries (as of the date of this prospectus, we have not identified any potential target companies for such acquisitions), development of travel assistance tools such as digital tourism robot, and working capital and other general corporate purposes. See “Use of Proceeds” on page 29 for more information.

Lock-up:

All of our directors, officers, and our principal shareholders (5% or more shareholders) have agreed with the Representative, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six (6) months from the effectiveness of the registration statement of which this prospectus forms a part. We have also agreed, for a period of six (6) months from the effective date of the registration statement, of which this prospectus forms a part, not to offer, sell, transfer, or dispose of our Class A Ordinary Shares in certain ways, subject to limited exceptions. See sections titled “Shares Eligible for Future Sale” and “Underwriting” for more information.

Listing; proposed symbol:

We intend to list the Class A Ordinary Shares on Nasdaq under the symbol “AHMA.” At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of this Offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

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(1)      Exclude the Class A Ordinary Shares underlying the Representative’s Warrants.

Risk factors:	See section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the Class A Ordinary Shares.
Representative’s Warrants:

The registration statement of which this prospectus is a part also registers for sale the Representative’s Warrants to purchase Class A Ordinary Shares equal to one percent (1%) of the total number of Class A Ordinary Shares sold in this Offering, including the number of Class A Ordinary Shares upon the exercise of the underwriters’ over-allotment option, as a portion of the underwriting compensation payable to the Representative in connection with this Offering. The Representative’s Warrants will be exercisable at any time, will be subject to lock up for 180 days from the date of issuance in accordance with FINRA Rule 5510 and will expire five (5) years from the commencement of sales of this Offering. The Representative’s Warrants will be exercisable at a price equal to one hundred twenty percent (120%) of the Offering Price of the Class A Ordinary Shares sold in the Offering. Please see “Underwriting” for a description of these warrants.

Transfer Agent	Transhare Corporation
Voting rights	Each Class A Ordinary Share shall entitle the holder thereof to one vote on all matters subject to vote at general meetings of the Company.

Each Class B Ordinary Share shall entitle the holder thereof to 15 votes on all matters subject to vote at general meetings of the Company. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders.

Mr. Zhengang Tang, who beneficially holds 6,776,000 Class A Ordinary Shares and 13,132,000 Class B Ordinary Shares, which represent 73.33% and 70%, respectively, of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, and collectively represent approximately 70.11% of the aggregate voting power of our issued and outstanding share capital, and who will beneficially hold 6,776,000 Class A Ordinary Shares (assuming no exercise of the over-allotment option by the underwriters) and 13,132,000 Class B Ordinary Shares, which will represent 63.09% and 70%, respectively, of our then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, and collectively represent approximately 69.75% of the aggregate voting power of our then issued and outstanding share capital, will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors. See “Description of Share Capital” and “Principal Shareholders.”

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

Our subsidiaries’ operating history may not be indicative of their future growth or financial results and our subsidiaries may not be able to sustain their historical growth rates.

Our subsidiaries’ operating history may not be indicative of their future growth or financial results. There is no assurance that our subsidiaries will be able to grow their revenue in future periods. Their growth rates may decline for any number of possible reasons, and some of them are beyond their control, including decreasing client demand, increasing competition, declining growth of the event planning and tourism industry in general, emergence of alternative business models, or changes in government policies or general economic conditions. Our subsidiaries expect to continue to expand their offerings to and to increase their customer base. However, the execution of their expansion plan is subject to uncertainty and the number of clients may not grow at the rate they expect for the reasons stated above. If their growth rates decline, investors’ perceptions of their business and prospects may be adversely affected and the market price of our Class A Ordinary Shares could decline.

A decline in general economic conditions or a disruption of financial markets may affect tourism markets or the discretionary income of consumers, which in turn could adversely affect our profitability.

Our subsidiaries’ operations are influenced by the overall health of the economy, especially factors that directly affect tourism and leisure demand. Economic downturns, whether local or global, can lead to a reduction in consumer spending on non-essential items, including travel and leisure activities. As people experience a decrease in their disposable income during such periods, they are likely to cut back on expenses like vacations, weekend getaways, and other forms of tourism. Concurrently, corporate behavior shifts in response to economic pressures, with organizations opting for local venues for events rather than international locations. This may pose a challenge to our subsidiaries’ MICE management business, which may also adversely affect our financial condition and results of operations.

Moreover, disruptions in financial markets can lead to broader economic instability, affecting consumer confidence and spending habits. When financial markets face turbulence, potential tourists may become more cautious about their expenditures, opting to save rather than spend on travel. This shift in consumer behavior can result in a decreased demand for our subsidiaries tourism agency services, leading to a reduction in revenue for our subsidiaries, and our financial condition and results of operations may be materially and adversely affected as a result.

The event planning industry is highly competitive and has grown rapidly in the past few years. If our subsidiaries are unable to compete successfully, our financial condition and results of operations may be harmed.

The event planning industry has been developing rapidly and becoming competitive in recent years. As it is relatively easy to enter the market, there are many event planners providing services of various qualities. Competition is mainly based on rates, brand recognition, turnaround time, quality of venue, and service levels. Our subsidiaries’ clients may change their budgets and preferences and choose event planners that offer lower rates or have access to venues and facilities that our subsidiaries do not have access to, which may have an adverse effect on our subsidiaries’ competitive position and our results of operations and financial condition.

High customer concentration exposes our subsidiaries to all of the risks faced by their major customers and may subject them to significant fluctuations or declines in revenue, which may have a material adverse impact on our business, financial condition, and results of operations.

For the year ended December 31, 2024, no customer individually represented more than 10% of the Group’s total revenue. For the year ended December 31, 2023, CTG MICE Service Company Limited and Shandong Weichai Import and Export Corporation were the two customers that accounted for more than 10% of the Company’s total revenue, accounting for 20.8% and 11.1% of our total revenue, respectively. For the year ended December 31, 2022, CTG MICE Service Company Limited was the only customer that accounted for more than 10% of the Company’s total revenue, accounting for 11.9% of our total revenue. As of December 31, 2024, no customer accounted for more than 10% of the Group’s accounts receivable. As of December 31, 2023, Shandong Weichai Import and Export Corporation accounted for approximately 19.6% of the Group’s accounts receivable.

Our subsidiary, Hunter Dubai, entered into a service agreement with CTG MICE Service Company Limited in September 2023. The service agreement with CTG MICE Service Company Limited is different from the form of service agreement used by Hunter Dubai. Compared to the form of service agreement, the agreement with CTG MICE Service Company Limited includes more detailed information regarding travel arrangements, including the number of travelers, departure cities, arrival airports, a list of hotels, and specific requirements and scope of services for drivers and tour guides, as well as catering standards. Additionally, the agreement contains additional provisions for assistance with visa re-application in case of loss, guarantees of service quality, itinerary changes, and liabilities in the event of Hunter Dubai’s breach of contract.

Our subsidiary, Hunter Dubai, entered into a service agreement and a supplementary agreement to the service agreement (collectively, the “Shandong Weichai Service Agreements”) with Shandong Weichai Import and Export Corporation in November 2023. The Shandong Weichai Service Agreements are similar to the form of service agreement used by Hunter Dubai.

Although our subsidiaries continually seek to diversify their customer base, we cannot assure you that the proportion of the revenue contribution from these customers to our subsidiaries’ total revenue will decrease in the near future. Dependence on these customers will expose our subsidiaries to the risks of substantial losses. Specifically, any one of the following events, among others, may cause material fluctuations or declines in our subsidiaries’ revenue and have a material and adverse effect on our business, financial condition, and results of operations:

•        an overall decline in the business of these clients;

•        the decision by these clients to switch to our subsidiaries’ competitors;

•        the reduction in the prices of our subsidiaries’ services agreed by these clients; or

•        the failure or inability of any of these clients to make timely payment for our subsidiaries’ services.

If our subsidiaries fail to maintain relationships with these clients, and if they are unable to find replacement clients on commercially desirable terms or in a timely manner or at all, our business, financial condition, and results of operations may be materially and adversely affected.

Our subsidiaries use third-party services in connection with their business, and any disruption to these services could result in a disruption to their business, negative publicity, and a slowdown in the growth of their customer base, materially and adversely affecting our business, financial condition, and results of operations.

Our business depends on services provided by, and relationships with, various third parties. In particular, for the year ended December 31, 2024, fees paid to the International Air Transport Association accounted for 19.8% of our subsidiaries’ overall purchases. For the year ended December 31, 2023, fees paid to the International Air Transport Association accounted for 24.1% of our subsidiaries’ overall purchases. For the year ended December 31, 2022, fees paid to International Air Transport Association accounted for 15.1% of our subsidiaries’ overall purchases. See “Business — Suppliers.”

If such third parties increase the prices of their services, fail to provide their services effectively, terminate their services or agreements, or discontinue their relationships with our subsidiaries, our subsidiaries could suffer service interruptions, reduced revenue, or increased costs, any of which may have a material adverse effect on our business, financial condition, and results of operations.

Our subsidiaries have entered into a number of related party transactions in the ordinary course of their business, and may continue to enter into related party transactions in the future, which may materially and adversely affect our business, financial condition, and results of operations.

In the ordinary course of our subsidiaries’ business, they have entered into transactions with related parties. As of December 31, 2024, December 31, 2023, and December 31, 2022, the amounts due from related parties amounted to $1,034,432, $1,222,771, and $1,889,946, respectively.

We cannot guarantee that our subsidiaries will not continue to enter into related party transactions in the future. In addition, there can be no assurance that they have achieved and will achieve the most favorable terms with related parties for each related party transaction. Furthermore, there can be no assurance that the above-mentioned transactions or any future related party transactions that they may enter into, individually or in the aggregate, will not have an adverse effect on our business, financial condition, and results of operations. Further, the transactions with the related parties may potentially involve conflicts of interest. Additionally, there can be no assurance that any disputes that may arise among our subsidiaries and related parties will be resolved in our subsidiaries’ favor. For details, see “Related Party Transactions.”

Misconduct and errors by our subsidiaries’ employees and the employees of third parties our subsidiaries work with could harm our business and reputation.

Our subsidiaries are exposed to many types of operational risks, including the risk of misconduct and errors by their employees and the employees of third-party business partners that our subsidiaries work with. Our business depends on our subsidiaries’ employees and third parties, such as hotels, restaurants, and shops to provide services such as accommodation, dining, and shopping. We could be materially and adversely affected if these employees or partners engage in misconduct or negligence. It is not always possible to identify and deter misconduct or errors by employees or third-party business partners, and the precautions our subsidiaries take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. If any of their employees or employees of third-party business partners take, convert, or misuse funds or documents, or fail to follow rules and procedures when interacting with current or prospective clients, our subsidiaries could be liable for damages and subject to regulatory actions and penalties. Our subsidiaries could also be perceived to have facilitated or participated in the illegal misappropriation of funds or documents, or the failure to follow rules and procedures, and therefore be subject to civil or criminal liability. Any of these occurrences could result in the diminished ability to operate our business, potential liability to clients, inability to attract new clients, reputational damage, regulatory intervention, and financial harm, which could negatively impact our business, financial condition, and results of operations.

The seasonality of the tourism industry in the UAE impacts our operating results.

Our subsidiaries experience seasonality in their business, especially from June to August, due to the extreme summer weather in Dubai, which leads to a decline in tourism and a reduced demand for outdoor events and activities. Consequently, our revenue during these months falls below the average of other quarters. Therefore, our operating results for a certain period within a calendar year may not correctly indicate our performance for the entire calendar year. Prospective investors should be aware of this seasonal fluctuation when making any comparison of our operating results.

Our subsidiaries do not have any business interruption or property insurance, and they may incur liabilities that are not covered by insurance, which could expose them to significant costs and business disruption.

While our subsidiaries seek to maintain appropriate levels of insurance, not all claims are insurable, and they may experience major incidents of a nature that are not covered by insurance. They do not carry any professional liability insurance. They have not purchased any property insurance or business interruption insurance.

Our subsidiaries have determined that insuring against such risks is impractical due to the high costs and challenges in obtaining such insurance on commercially reasonable terms. They consider their insurance coverage to be sufficient for their business operations. Our subsidiaries maintain an amount of insurance protection that they believe is adequate, but there can be no assurance that such insurance will continue to be available on acceptable terms or that such insurance coverage will be sufficient or effective under all circumstances and against all liabilities to which they may be subject.

Our subsidiaries could, for example, be subject to substantial claims for damages upon the occurrence of several events within one calendar year. In addition, their insurance costs may increase over time in response to any negative development in their claim history or due to material price increases in the insurance market in general. If our subsidiaries were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, their results of operations could be materially and adversely affected, which could materially and adversely affect our financial condition and results of operations as well.

Our subsidiaries may not successfully acquire and integrate other businesses, form and manage alliances, or divest businesses.

Our subsidiaries may pursue acquisitions, strategic alliances, or divestitures of some of their businesses as part of the business strategy. Our subsidiaries may not complete these transactions in a timely manner, on a cost-effective basis or at all. In addition, it may be subject to regulatory constraints or limitations or other unforeseen factors that prevent them from realizing the expected benefits. Even if they are successful in making an acquisition, the business that are acquired may not be successful or may require significantly greater resources and investments than originally anticipated. They may be unable to integrate acquisitions successfully into their existing business, and they may be unable to achieve expected gross margin improvements or efficiencies. They also could incur or assume significant debt and unknown or contingent liabilities. Their reported results of operations could be negatively affected by acquisition or disposition-related charges, amortization of expenses related to intangibles, and charges for impairment of long-term assets. They may be subject to litigation in connection with, or as a result of, acquisitions, dispositions, or alliances, including claims from terminated employees, clients, or third parties, and they may be liable for future or existing litigation and claims related to the acquired business, disposition, or alliance because either they are not indemnified for such claims or the indemnification is insufficient. These effects could cause our subsidiaries to incur significant expenses and could materially adversely affect our operating results and financial condition.

If we do not obtain substantial additional financing, including the financing sought in this Offering, our ability to execute our business plan as outlined in this prospectus will be impaired.

Our plans for business expansion and development are dependent upon our raising significant additional capital, including the capital sought in this Offering. Our plans call for significant new investments in development of new travel itineraries, global market expansion in Europe and Australia through acquisitions of local travel agencies and establishment of new subsidiaries, and development of travel assistance tools such as digital tourism robot. Management estimates that our capital needs for expansion will be approximately $5 million. Although we expect the proceeds of this Offering and our net earnings to substantially fund our planned growth and development, our management will be required to properly and carefully administer and allocate these funds. Should our capital needs be higher than estimated, or should additional capital be required after the closing of this Offering, we will be required to seek additional investments, loans, or debt financing to fully pursue our business plans. Such additional investment may not be available to us on terms that are favorable or acceptable. Should we be unable to meet our full capital needs, our ability to fully implement our business plan will be impaired.

If we cannot retain, attract, and motivate key personnel, we may be unable to effectively implement our business plan.

Our success depends in large part upon our ability to retain, attract, and motivate highly skilled management, research and development, marketing, and sales personnel. The loss of and failure to replace key technical management and personnel could adversely affect multiple development efforts. Recruitment and retention of senior management and skilled technical, sales and other personnel is very competitive, and we may not be successful in either attracting or retaining such personnel. We may lose key personnel to other high technology companies, and many larger companies with significantly greater resources than us may aggressively recruit key personnel. As part of our strategy to attract and retain key personnel, we may offer equity compensation through grants of share options, restricted share awards or restricted share units. Potential employees, however, may not perceive our equity incentives as attractive enough. In addition, due to the intense competition for qualified employees, we may be required to, and have had to, increase the level of compensation paid to existing and new employees, which could materially increase our operating expenses.

Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our subsidiaries’ operations, which could materially and adversely affect our subsidiaries’ and our business, financial condition, and results of operations.

Global pandemics, or fear of spread of contagious diseases, such as Ebola virus disease, COVID-19, Middle East respiratory syndrome, severe acute respiratory syndrome, H1N1 flu, H7N9 flu, and avian flu, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our subsidiaries’ business operations, reduce or restrict their supply of services, incur significant costs to protect their employees, or result in regional or global economic distress, which may materially and adversely affect our subsidiaries’ and our business, financial condition, and results of operations. Actual or threatened war, terrorist activities, political unrest, civil strife, and other geopolitical uncertainty could have a similar adverse effect on our subsidiaries’ and our business, financial condition, and results of operations. Any one or more of these events may impede our subsidiaries’ operating efforts and adversely affect their operating results, or even for a prolonged period of time, which could materially and adversely affect our subsidiaries’ and our business, financial condition, and results of operations.

The COVID-19 pandemic adversely affected many businesses in the world. With the spread of COVID-19, the demand for travel and the hosting of offline events were affected greatly. The extent of the impact of COVID-19 on the Company’s future financial results will be dependent on future developments, such as the length and severity of the pandemic, the potential resurgence of the pandemic, future government actions in response to the pandemic and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable. Given this uncertainty, the Company is currently unable to quantify the expected impact of the COVID-19 pandemic on its future operations, financial condition, liquidity, and results of operations if the current situation continues.

Our subsidiaries are also vulnerable to natural disasters and other calamities. We cannot assure you that our subsidiaries are adequately protected from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks, or similar events. Any of the foregoing events may give rise to interruptions, damage to our subsidiaries’ property, breakdowns, system failures, technology platform failures, or internet failures, which could adversely affect our subsidiaries and our business, financial condition, and results of operations.

We conduct our operations in the Middle East. The current hostilities involving Israel, the Gaza Strip, and their regional neighbors may materially and adversely impact our operations.

Since 2007, we have operated as a tour operator, travel agency, and provider of event planning and management services, primarily focused on the UAE region. Many of our officers and directors reside in the UAE. Our business and operations could be influenced by the economic, political, geopolitical, and military conditions in and around the UAE.

On October 7, 2023, Hamas, a U.S. designated terrorist organization, launched a series of coordinated attacks from the Gaza Strip onto Israel. On October 8, 2023, Israel formally declared war on Hamas, and the armed conflict is ongoing as of the date of this prospectus. As of the date of this prospectus, our operations have not experienced material and adverse impacts from the current hostilities involving Israel, the Gaza Strip, and their regional neighbors, however, the ongoing conflict could lead to a decrease in tourist numbers, customs closures, and flight delays, which could materially and adversely affect our business, financial condition, and results of operations in the future.

Damage to our brand image could have a material adverse effect on our growth strategy and our business, financial condition, results of operations, and prospects.

Maintaining and enhancing our brand is critical to expanding our base of clients. Our ability to maintain and enhance our brand depends largely on our ability to maintain client confidence in our service offerings. If clients do not have a satisfactory experience with our services, our clients may seek out alternatives from our competitors and may not return to us in the future, or at all.

In addition, unfavorable publicity regarding, for example, our practices relating to privacy and data protection, competitive pressures, litigation or regulatory activity, could seriously harm our reputation. Such negative publicity also could have an adverse effect on the size, engagement, and loyalty of our client base and result in decreased total revenue which could adversely affect our business, financial condition, and results of operations. Client complaints or negative publicity about our services, company practices, employees, client data handling, and security practices could rapidly and severely diminish our clients’ confidence in us and result in harm to our brands.

If our subsidiaries are not able to implement their strategies to achieve their business objectives, their business operations and financial performance will be adversely affected.

Our subsidiaries’ business plan and growth strategy are based on currently prevailing circumstances and the assumption that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, there is no assurance that our subsidiaries will be successful in implementing their strategies or that their strategies, even if implemented, will lead to the successful achievement of their objectives. If they are not able to successfully implement their strategies, their business operations and financial performance will be adversely affected, which will adversely affect our financial condition and results of operations as well.

Our subsidiaries are subject to legal and regulatory proceedings from time to time in the ordinary course of their business.

Our subsidiaries have not been subject to any material allegations or complaints in the past, but they may be involved in legal and other disputes in the ordinary courses of their business, including allegations against them for potential infringement of third-party copyrights or other intellectual property rights, as well as client complaints in relation to the quality of their services and other dissatisfaction. Our subsidiaries might also be involved in governmental investigations for content posted on their websites or other aspect of their business operation in the future. Any claims against them, with or without merit, could be time-consuming and costly to defend or litigate, divert the management’s attention and resources or harm the brand equity. If a lawsuit or governmental proceeding against our subsidiaries is successful, they may be required to pay substantial damages or fines. Our subsidiaries may also lose, or be limited in, the rights to offer some of their services or be required to make changes to their offerings or business model. As a result, the scope of our subsidiaries’ service offerings could be reduced, which could adversely affect their ability to attract new clients, harm their reputation and have a material adverse effect our business, financial condition, and results of operations.

Moreover, becoming a public company will raise our public profile, which may result in increased litigation as well as increased public awareness of any such litigation. There is substantial uncertainty regarding the scope and application of many of the laws and regulations to which we are subject, which increases the risk that we will be subject to claims alleging violations of those laws and regulations. In the future, we may also be accused of having, or be found to have, infringed, misappropriated, or otherwise violated third-party intellectual property rights.

We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws.

We are facilitating overseas business development. The U.S. Foreign Corrupt Practices Act and similar anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to foreign government officials for the purpose of obtaining or retaining business. Practices in the local business communities of many countries outside the United States have a level of government corruption that is greater than that found in the developed world. Our policies mandate compliance with these anti-bribery laws and we have established policies and procedures designed to monitor compliance with these anti-bribery law requirements; however, we cannot assure you that our policies and procedures will protect us from all potential reckless or criminal acts committed by individual employees or agents. If we are found to be liable for anti-bribery law violations, we could suffer from criminal or civil penalties or other sanctions that could have a material adverse effect on our business.

Risks Related to Doing Business in Certain Countries and Regions

Investments in emerging markets are subject to greater risks than those in more developed markets.

You should be aware that investments in emerging markets, such as the GCC region, are subject to greater risks than those in more developed markets, including risks such as:

•        political, social, and economic instability;

•        exposure to local economic and social conditions, including cultural and communication challenges;

•        exposure to local political conditions, including political disputes, requirements to expend a portion of funds locally, and government-imposed industrial cooperation requirements, as well as increased risks of fraud and political corruption;

•        exposure to potentially undeveloped legal systems which make it difficult to enforce contractual rights and to potentially adverse changes in laws and regulatory practices, including licensing, approvals, grants, adjudications, and concessions, among others;

•        war, terrorism, rebellion, coup, revolution, or similar events;

•        drought, famine, epidemics, pandemics, and other complications due to natural or manmade disasters;

•        governments’ actions or interventions, including tariffs, protectionism, subsidies, various forms of exchange controls, expropriation of assets and cancellation of contractual rights;

•        boycotts and embargoes that may be imposed by the international community;

•        ambiguities, uncertainties, and changes in taxation, licensing, and other laws and regulations;

•        arbitrary or inconsistent government action, including capricious application of tax laws and selective tax audits;

•        controls on the repatriation of profits and/or dividends, including the imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries;

•        difficulties and delays in obtaining new permits, licenses, and consents for business operations or renewing existing ones;

•        difficulties or an inability to obtain legal remedies in a timely manner;

•        compliance with a variety of U.S. and other foreign laws, including (i) compliance (historical and future) with the requirements of applicable anti-bribery laws, including the U.K. Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act of 1977; and (ii) compliance (historical and future) with sanctions and export control provisions (including the U.S. Export Administration Regulations) in several jurisdictions, including the European Union, the United Kingdom, and the United States; and

•        potential lack of reliability as to title to real property in certain jurisdictions.

Although the GCC region has enjoyed significant economic growth over the last several years, there can be no assurance that such growth will continue. Moreover, while certain governments’ policies have generally resulted in improved economic performance, there can be no assurance that such a level of performance can be sustained.

Accordingly, you should exercise particular care in evaluating the risks involved and must decide whether, in the light of those risks, your investment is appropriate. Generally, investment in emerging markets is only suitable for sophisticated investors who fully appreciate the significance of the risks involved.

Investing in GCC markets carries certain risks that should be taken into consideration. Some of the key risks include:

•        Regulatory Environment: The regulatory landscape in GCC countries may vary, and changes in regulations or government policies can impact the investment climate. It is essential to stay updated on regulations related to foreign investments, technology transfers, intellectual property rights, and data privacy.

•        Economic and Political Stability: GCC markets are subject to geopolitical tensions and economic fluctuations. Political instability, regional conflicts, or changes in government policies can affect the business environment and investor confidence, however its evident that the local governments policies are focusing on their economic growth and avoiding political conflicts.

•        Market Maturity: While GCC markets are rapidly growing, the technology sector may still be in its early stages of development. The level of market maturity, infrastructure, and adoption rates for certain technologies can vary across different countries within the GCC region.

•        Competitive Landscape: The tech industry in the GCC region is becoming increasingly competitive, with local and international players vying for market share. Understanding the competitive landscape and differentiating your offering is crucial to succeed in this dynamic market.

•        Talent Availability: Finding skilled and experienced talent, particularly in specialized tech fields, can be a challenge in certain GCC countries. Assessing the availability of qualified professionals and building a strong team is vital for the success of tech investments, however the GCC countries have succeeded for decades to attract talents and competencies by offering high wages and unique lifestyle as well as wellbeing and comfort of life.

•        Cultural Considerations: Cultural norms and business practices in the GCC region may differ from other markets. Adapting to local customs, building relationships, and understanding the local business culture can contribute to successful investments, however the government of UAE and recently Saudi Arabia are adopting more western related culture to make it easier for expats with western cultures to adapt with the local culture.

The economies within the GCC region are highly dependent upon the oil and gas industry.

The UAE’s economy as well as a number of other economies within the GCC region are highly dependent upon the oil and gas industry. Oil and gas prices fluctuate in response to changes in many factors, including, but not limited to:

•        economic and political developments in oil producing regions;

•        global and regional supply and demand, and expectations regarding future supply and demand, for oil and gas products;

•        the ability of members of Organization of the Petroleum Exporting Countries and other crude oil producing nations to agree upon and maintain specified global production levels and prices;

•        the impact of international environmental regulations designed to reduce carbon emissions;

•        actions taken by major crude oil and gas producing or consuming countries;

•        prices and availability of alternative fuels;

•        global economic and political conditions;

•        development of new technologies; and

•        global weather and environmental conditions.

Oil prices declined significantly beginning in June 2014, and although prices have recovered in 2018, they have remained volatile with periodic declines since October 2018, including during the first quarter of 2020. If oil prices decline again, this is likely to have an adverse effect on the gross domestic product and other economic indicators of oil-producing countries, such as the UAE, resulting in fewer tourists and business travelers coming into the countries, which could have a material adverse effect on our business, financial condition, and results of operations.

Our business may be adversely affected by changes in government policies, laws, and regulations in the UAE.

We conduct all of our business through our subsidiaries in the UAE. As such, our business may be adversely affected by changes in government policies, laws, and regulations in the UAE.

On January 16, 2023, the Ministry of Finance of the UAE introduced a 9% federal corporate tax regime for the first time in the UAE to be applied on the adjusted accounting net profits of a business above AED375,000 (US$102,110), which came into effect on 1 June 2023. Of our subsidiaries, only Hunter International Travel & Tourism L.L.C., is subject to corporate income tax in the UAE as its net profit meets the AED375,000 (US$102,110) threshold.

Moreover, value added tax, or VAT, was introduced in the UAE on January 1, 2018, at a rate of 5%. Whilst VAT will apply to our business transactions in the UAE, it has not had a material impact on our business. However, any further change in VAT in the UAE could increase the costs for users to purchase our services and may reduce user spending as a result, which could adversely affect our revenue.

In addition, the AED, which is the legal currency of the UAE, has been pegged to the US dollar at 3.6725 AEDs per U.S. dollar since November 1997. However, there can be no assurance that the AED will not be de-pegged in the future or that the existing peg will not be adjusted in a manner that negatively impacts the level of economic activities in the UAE or negatively impacts the attractiveness of the UAE as a tourist destination. Any such de-pegging or adjustment could have a material adverse effect on our business, financial condition, and results of operations.

The economic, political, and social conditions in the GCC region, as well as government policies, laws, and regulations, could affect our business, financial condition, and results of operations.

Our subsidiaries are located in the UAE, and they provide travel agency services in the GCC region, therefore, they must comply with the applicable laws and regulations in the jurisdiction of the GCC region. The regulatory bodies in the GCC region may not be as fully matured and as established as those of the United States. Existing laws and regulations may be applied inconsistently with anomalies in their interpretation or implementation. Inconsistent interpretation or implementation in relation to existing laws and regulations could restrict our subsidiaries’ ability to offer their services in the relevant jurisdictions, which could materially and adversely affect our business, financial condition, and results of operations.

Our failure to obtain, maintain or renew licenses, approvals, permits, registrations, or filings necessary to conduct our subsidiaries’ operations could have a material adverse impact on our business, financial condition, and results of operations.

Regulatory authorities in various jurisdictions oversee different aspects of our subsidiaries’ business operations. Our subsidiaries are required to obtain a number of licenses, approvals, permits, registrations, and filings and are subject to certain reporting obligations required for maintaining our subsidiaries and personnel in such jurisdictions. We cannot assure you that our subsidiaries have obtained all of these licenses, approvals, permits, registrations, and filings or will continue to maintain or renew all of them or that our subsidiaries have complied with these requirements in full. If our subsidiaries fail to obtain necessary authorizations, they may be subject to various penalties, such as confiscation of illegal revenues, fines and discontinuation or restriction of business operations, which may materially and adversely affect our business, financial condition, and results of operations. In addition, there can be no assurance that our subsidiaries will be able to maintain their existing licenses, approvals, registrations or permits in the relevant jurisdictions, renew any of them when their current term expires, or update existing licenses or obtain additional licenses, approvals, permits, registrations, or filings necessary for our subsidiaries’ business expansion from time to time. If our subsidiaries fail to do so, our business, financial conditions and operational results may be materially and adversely affected.

Risks Relating to this Offering and the Trading Market

There was no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you pay for them, or at all.

Prior to this Offering, there has not been a public market for our Class A Ordinary Shares. We have applied for the listing of our Class A Ordinary Shares on the Nasdaq Capital Market and are waiting for the Nasdaq Capital Market’s approval as of the date of this prospectus. An active public market for our Class A Ordinary Shares, however, may not develop or be sustained after the Offering, in which case the market price and liquidity of our Class A Ordinary Shares will be materially and adversely affected.

The Offering Price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The Offering Price for our Class A Ordinary Shares will be determined by negotiations between us and the underwriter and may not bear a direct relationship to our earnings, book value, or any other indicia of value. We cannot assure you that the market price of our Class A Ordinary Shares will not decline significantly below the Offering Price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Class A Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in the results of our operations.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The Offering Price of our Class A Ordinary Shares is substantially higher than the net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the offering, upon completion of the Offering, you will incur immediate dilution of $3.65 per share, assuming an Offering Price of $4.00 per Class A Ordinary Share, which is the lower end of the estimated range of the Offering Price shown on the front cover of this prospectus. See “Dilution.” In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

Our Chairman of the Board of Directors has substantial influence over our company. His interests may not be aligned with the interests of our other shareholders, and he could prevent or cause a change of control or other transactions.

As of the date of this prospectus, our Chairman of the Board of Directors, Director, and Chief Executive Officer, Mr. Zhengang Tang, beneficially holds 6,776,000 Class A Ordinary Shares and 13,132,000 Class B Ordinary Shares, which represent 73.33% and 70%, respectively, of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, and collectively represent approximately 70.11% of the aggregate voting power of our issued and outstanding share capital. Following the completion of this Offering, Mr. Tang will beneficially hold 6,776,000 Class A Ordinary Shares (assuming no exercise of the over-allotment option by the underwriters) and 13,132,000 Class B Ordinary Shares, which will represent 63.09% and 70%, respectively, of our then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, and collectively represent approximately 69.75% of the aggregate voting power of our then issued and outstanding share capital. See also “Prospectus Summary — Controlled Company” and “Principal Shareholders.” As such, we will be deemed a “controlled company” under Nasdaq Marketplace Rules 5615(c). However, even if we are deemed a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules.

Accordingly, Zhengang Tang could have a significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the appointment of directors, and other significant corporate actions. He will also have the power to prevent or cause a change in control. Without the consent of Zhengang Tang, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, he could violate his fiduciary duties by diverting business opportunities from us to themselves or others. The interests of Zhengang Tang may differ from the interests of our other shareholders. This concentration of ownership interest may cause a material decline in the value of our Class A Ordinary Shares. For more information regarding Zhengang Tang and his affiliated entity, see “Principal Shareholders.”

If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

Prior to this Offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. The material weakness identified relates to (i) the lack of formal internal control policies and internal independent supervision functions to establish formal risk assessment process and internal control framework over financing reporting; (ii) the lack of accounting staff and resources with appropriate knowledge of generally accepted the U.S. GAAP and SEC reporting and compliance requirements to design and implement formal period-end financial reporting policies and procedures to address complex U.S. GAAP technical accounting issue in accordance with the U.S. GAAP and the SEC requirements.

Following the identification of the material weaknesses and control deficiencies, we have taken the following remedial measures: (i) hiring additional qualified accounting and financial personnel with appropriate knowledge and experience in U.S. GAAP accounting and SEC reporting; (ii) organizing regular training for our accounting staffs, especially training related to U.S. GAAP and SEC reporting requirements, and (iii) establishing internal audit function by engaging an external consulting firm to assist us with assessment of compliance requirements and improvement of overall internal control. We also plan to adopt additional measures to improve our internal control over financial reporting, including, among others, creating U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed, and updated, on a regular basis, to the latest U.S. GAAP accounting standards, and establishing an audit committee and strengthening corporate governance.

However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Class A Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Upon completion of this Offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our second annual report after becoming a public company. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified, if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this Offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We also incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified people to serve on our Board of Directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of this Offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares on the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the Offering, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline. An aggregate of 9,240,000 Class A Ordinary Shares is issued and outstanding before the consummation of this Offering. An aggregate of 10,740,000 Class A Ordinary Shares will be outstanding immediately (assuming no exercise of the over-allotment option by the underwriters) after the consummation of this Offering. Sales of these shares on the market could cause the market price of our Class A Ordinary Shares to decline.

We do not intend to pay dividends in the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

Any trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the Offering Price.

The Offering Price for our Class A Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Class A Ordinary Shares following the Offering. If you purchase our Class A Ordinary Shares in the Offering, you may not be able to resell those shares at or above the Offering Price. We cannot assure you that the Offering Price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to this Offering. The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•        actual or anticipated fluctuations in our revenue and other operating results;

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

•        announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        lawsuits threatened or filed against us; and

•        other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

The price of our Class A Ordinary Shares could be subject to rapid and substantial volatility. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with a relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, people buying or selling in relatively small quantities may easily influence the price of our Class A Ordinary Shares. This low volume of trade could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

Our management has broad discretion to determine how to use the funds raised in the Offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

We anticipate that we will use the net proceeds from this Offering for the development of new travel itineraries, global market expansion in Europe and Australia through acquisitions of local travel agencies and establishment of new subsidiaries, development of travel assistance tools such as digital tourism robot, and working capital and other general corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Class A Ordinary Shares.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this Offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this Offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of our Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We have applied to have our Class A Ordinary Shares listed on the Nasdaq Capital Market upon consummation of this Offering. It is a condition to the closing of this Offering that our Class A Ordinary Shares qualify for listing on a national securities exchange. Following this Offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our Class A Ordinary Shares are a “penny stock,” which will require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our articles of association may discourage, delay, or prevent a change in control.

Some provisions of our Amended and Restated Memorandum and Articles, which will become effective on or before the completion of this Offering, may discourage, delay, or prevent a change in control of our Company or management that shareholders may consider favorable, including, among other things, the following:

•        provisions that authorize our Board of Directors to issue shares with preferred, deferred, or other special rights or restrictions without any further vote or action by our shareholders; and

•        provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies.

Further, we elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (1) are no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile. See “Implications of Being an “Emerging Growth Company” and “Foreign Private Issuer.”

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act (As Revised) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England and Wales, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law may be narrower in scope or less developed than they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by shareholders). The Registrar of Companies of the Cayman Islands shall make available the list of the names of the current directors of the Company (and where applicable the current alternate directors of the Company) for inspection by any person upon payment of a fee by such person. Our Amended and Restated Memorandum and Articles provides that our directors have discretion to determine, or our shareholders may by ordinary resolutions resolve to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the company law of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital and Governing Documents — Differences in Corporate Law.”

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law does not provide shareholders with any right to requisition a general meeting or put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles allow any one or more of our shareholders holding shares representing in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of one or more shareholders present or by proxy, representing not less than one-third of the total issued shares carrying the right to vote at a general meeting of our Company.

If we are classified as a PFIC, United States taxpayers who own our Class A Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a PFIC for any taxable year if, for such year, either

•        At least 75% of our gross income for the year is passive income; or

•        The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held to produce of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Class A Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our 2024 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Taxation — Certain United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

Our pre-IPO shareholders will be able to sell their shares upon completion of this Offering subject to restrictions under Rule 144 under the Securities Act.

We have 9,240,000 Class A Ordinary Shares issued and outstanding as of the date of this prospectus. Our pre-IPO shareholders may be able to sell their Class A Ordinary Shares under Rule 144 after the completion of this Offering. See “Shares Eligible for Future Sale.” Because these shareholders have paid a lower price per Class A Ordinary Share than participants in this Offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the Class A Ordinary Shares following the completion of the Offering, to the detriment of participants in this Offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this Offering.

Along with our executive officers, directors and shareholders who own 5% or more of our Ordinary Shares, we have agreed not to sell any of their Ordinary Shares for a period of six (6) months from the date of this prospectus. See “Underwriting — Lock-Up Agreements” for more information.

Our dual-class capital structure has the effect of concentrating voting control with our Chief Executive Officer and Chairman, and his interests may not be aligned with the interests of our other shareholders.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Under the dual-class structure, on a show of hands, every shareholder present at a general meeting shall have one vote, and on a poll, holders of Class A Ordinary Shares are entitled to one vote per Class A Ordinary Share, and holders of Class B Ordinary Shares are entitled to 15 votes per Class B Ordinary Share, which may cause the holders of Class B Ordinary Shares to have an unbalanced, higher concentration of voting power. As of the date of this prospectus, our Chairman of the Board of Directors, Director, and Chief Executive Officer, Mr. Zhengang Tang, beneficially holds 6,776,000 Class A Ordinary Shares and 13,132,000 Class B Ordinary Shares, which represent 73.33% and 70%, respectively, of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, and collectively represent approximately 70.11% of the aggregate voting power of our issued and outstanding share capital. Following the completion of this Offering, Mr. Tang will beneficially hold 6,776,000 Class A Ordinary Shares (assuming no exercise of the over-allotment option by the underwriters) and 13,132,000 Class B Ordinary Shares, which will represent 63.09% and 70%, respectively, of our then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, and collectively represent approximately 69.75% of the aggregate voting power of our then issued and outstanding share capital. See also “Prospectus Summary — Controlled Company” and “Principal Shareholders.” As such, we will be deemed a “controlled company” under Nasdaq Marketplace Rules 5615(c). However, even if we are deemed a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules.

Mr. Zhengang Tang, as the controlling shareholder of our Company, has substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. He may take actions that are not in the best interests of us or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of Class B Ordinary Shares may also be dilutive to the holders of Class A Ordinary Shares. As a result, the market price of our Class A Ordinary Shares could be materially and adversely affected.

Our dual-class capital structure may adversely affect the trading market for our Class A Ordinary Shares.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. However, several shareholder advisory firms announced their opposition to the use of multiple-class structures. As a result, the dual-class structure of our Ordinary Shares may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A Ordinary Shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

•        changes in political, social, and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

•        the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

•        changes in the availability and cost of professional staff which we require to operate our business;

•        changes in customers’ preferences and needs;

•        changes in competitive conditions and our ability to compete under such conditions;

•        changes in our future capital needs and the availability of financing and capital to fund such needs;

•        changes in currency exchange rates or interest rates;

•        projections of revenue, profits, earnings, capital structure and other financial items;

•        changes in our plan to enter into certain new business sectors; and

•        other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by government or third-party providers of market intelligence.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this Offering of approximately $4.55 million, after deducting underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. These estimates are based upon an assumed Offering Price of $4.00 per Class A Ordinary Share, the lower end of the estimated range of the Offering Price shown on the front cover of this prospectus.

We plan to use the net proceeds of this Offering in the following order of priority:

•        approximately 40%, or US$1.82 million for the development of new travel itineraries;

•        approximately 25%, or US$1.14 million for global market expansion in Europe and Australia through acquisitions of local travel agencies and establishment of new subsidiaries (as of the date of this prospectus, we have not identified any potential target companies for such acquisitions);

•        approximately 10%, or US$0.45 million for development of travel assistance tools such as digital tourism robot; and

•        approximately 25%, or US$1.14 million for working capital and other general corporate purposes.

To the extent that our actual net proceeds are not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis. We would anticipate raising additional capital through equity or debt financing sufficient to fund our proposed uses above.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management will have significant flexibility in applying and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

Pending deployment of the net proceeds for the uses described above, the funds may be placed in short-term deposits with financial institutions or used to invest in short-term money market instruments.

DIVIDEND POLICY

We have no formal dividend policy. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future.

Our Board of Directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that we may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution, declare a dividend, but no dividend may exceed the amount recommended by our Board of Directors. Even if our Board of Directors decides to pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors. Please see the section entitled “Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

CAPITALIZATION

The following tables set forth our capitalization as of December 31, 2024:

•        on an actual basis; and

•        on an as-adjusted basis to reflect the issuance and sale of 1,500,000 Class A Ordinary Shares at an assumed Offering Price of $4.00 per share (the lower end of the estimated range of the Offering Price shown on the front cover of this prospectus) after deducting the underwriting discounts, non-accountable expense allowance, and estimated Offering expenses payable by us.

You should read the tables together with our combined financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2024
	Actual	As Adjusted(1)
	(in US$)	(in US$)
Cash and cash equivalents and restricted cash:	$1,285,202	$5,835,202
Equity:
Class A Ordinary Shares, $0.0000001 par value, 399,966,500,000 Class A Ordinary Shares authorized; 9,240,000 and 10,740,000 Class A Ordinary Shares issued and pro forma as adjusted basis, respectively	$1	$1
Class B Ordinary Shares, $0.0000001 par value, 100,033,500,000 Class B Ordinary Shares authorized, 18,760,000 Class B Ordinary Shares issued and outstanding	2	2
Subscription receivable	(3)	(3)
Additional paid-in capital	81,688	4,631,688
Retained earnings	6,292,843	6,292,843
Total equity	6,374,531	10,924,531
Total capitalization	6,374,531	10,924,531

____________

(1)      The as adjusted information is illustrative only, and we will adjust this information based on the actual Offering Price and other terms of this Offering determined at pricing. We expect to receive net proceeds of approximately $4,550,000 (Offering proceeds of $6,000,000, less underwriting discounts, non-accountable expense allowance, and estimated offering expenses of $1,450,000).

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the Offering Price per share of our Class A Ordinary Shares in this Offering and the net tangible book value per share of the Class A Ordinary Shares upon completion of this Offering. Dilution results from the fact that the Offering Price per share is substantially in excess of the net tangible book value per share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, on a show of hands, every shareholder present at the general meeting shall have one vote, and on a poll, each holder of Class A Ordinary Shares will be entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to 15 votes per Class B Ordinary Shares. Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. Class A Ordinary Shares are not convertible into shares of any other class. Class B Ordinary Shares are not being converted as part of this Offering.

Our net tangible book value as of December 31, 2024 was $5,727,304, or $0.20 per share of Class A Ordinary Shares and Class B Ordinary Shares. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Class A Ordinary Share (as adjusted for this Offering) from the Offering Price (the lower end of the estimated range of the Offering Price shown on the front cover of this prospectus) and after deducting the estimated underwriting discounts and the estimated offering expenses payable by us. Because Class A Ordinary Shares and Class B Ordinary Shares have the same dividend and other rights, except for voting and conversion rights, the dilution is presented based on all issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares.

After giving effect to the issuance and sale of 1,500,000 Class A Ordinary Shares in this Offering at an assumed Offering Price of US$4.00 per share (the lower end of the estimated range of the Offering Price shown on the front cover of this prospectus) after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, our as-adjusted net tangible book value as of December 31, 2024, would have been $10,277,304, or $0.35 per outstanding Class A Ordinary Share and Class B Ordinary Share. This represents an immediate increase in net tangible book value of $0.15 per Class A Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $3.65 per share to investors purchasing the Class A Ordinary Shares in this Offering. The as-adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

Per Share
Assumed Offering Price per Class A Ordinary Share	$4.00
Net tangible book value per Class A Ordinary Share and Class B Ordinary Share as of December 31, 2024	$0.20
Pro forma net tangible book value per Ordinary Share (Class A Ordinary Share and Class B Ordinary Share) immediately after giving effect to this Offering	$0.35
Amount of dilution in net tangible book value per Class A Ordinary Share to investors in the Offering	$3.65

The following table summarizes, on a pro forma as adjusted basis as of the date of this filling, the total number of Class A Ordinary Shares purchased from us, the total cash consideration paid to us, and the average price per share paid by existing shareholders and by investors in this Offering. The table below reflects an assumed Offering Price of US$4.00 per share (the lower end of the estimated Offering Price range set forth on the cover of this prospectus) for Class A Ordinary Shares purchased in this Offering and excludes underwriting discounts, non-accountable expense allowance, and estimated Offering expenses payable by us.

	Ordinary Shares Purchased		Total Consideration		Average Price per Share
	Number	%	US$	%	US$
Existing Shareholders	28,000,000	94.92	6,374,531	51.51	$0.23
Investors in this Offering	1,500,000	5.08	6,000,000	48.49	$4.00
Total	29,500,000	100	12,374,531	100	$0.42

The dilution information in this section is presented for illustrative purposes only. Our as adjusted net tangible book value following the consummation of this Offering is subject to adjustment based on the Offering Price of our Class A Ordinary Shares and other terms of this Offering determined at pricing.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

Cogency will act as our agent to receive service of process with respect to any suit, action, or proceeding originating in the state and federal courts of the United States related to this registration statement.

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•        the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our Amended and Restated Memorandum and Articles does not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors, and shareholders, be arbitrated.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely to (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States and (2) in original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers that are predicated upon the civil liability provisions of federal securities laws of the United States or the securities laws of any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

We have also been advised by Maples and Calder (Hong Kong) LLP that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgements), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final and conclusive; (iv) is not in respect of taxes, a fine or a penalty; (v) is not inconsistent with a Cayman Islands judgment in respect of the same matter, (vi) is not impeachable on the grounds of fraud and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

However, Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under the civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

United States

Substantially all of our operations are conducted in the UAE, and substantially all of our assets are located in this jurisdiction. In addition, most of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors.

UAE

Our UAE legal counsel, Clyde & Co LLP (Dubai Branch), has advised us that the Dubai Courts will not enforce a foreign judgment where they would have had exclusive jurisdiction to hear the underlying dispute. If the Dubai Courts did not have jurisdiction or had concurrent jurisdiction with a foreign court, the Dubai Courts would enforce the judgment under the same conditions a UAE judgment would be enforced in the country which issued the judgment if: i) the foreign court that issued the judgment or order has been issued in accordance with the laws of the state in which the judgement or order has been issued, iii) the parties to the claim which the foreign judgement is issued were required to appear and were properly represented, iv) the judgment has res judicata effect; v) the judgement does not conflict with a judgment previously issued in the UAE and does not violate public policy or morals. Additionally, in principle, a money judgment from a recognized court may be enforced in ‘onshore’ Dubai through the Dubai International Financial Centre Courts if the judgment meets the common law test for enforcement, namely it is final and conclusive, the court issuing the judgment had jurisdiction to determine the dispute, the judgment does not relate to payment of taxes, fines, or penalties and the judgement is not subject to a ground justifying challenge to enforcement (e.g. where the judgement is contrary to public policy, obtained by fraud or is inconsistent with a prior judgement). If there are parallel proceedings in onshore Dubai Courts, it may not be possible to use the DIFC Courts as a conduit.

CORPORATE STRUCTURE AND HISTORY

Our Corporate Structure and History

AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C was incorporated on November 2, 2023, as an exempted company with limited liability in the Cayman Islands. On October 26, 2023, Ambitions Dubai was incorporated in the UAE and was acquired by the Company on December 10, 2023.

On October 10, 2007, Hunter Dubai was incorporated as a company with limited liability organized pursuant to the laws of the Emirate of Dubai.

On March 16, 2008, Multiple Dubai was incorporated as a company with limited liability organized pursuant to the laws of the Emirate of Dubai.

On November 21, 2023, Ambitions Dubai acquired 100% of the equity interests in Hunter Dubai and Multiple Dubai from their respective shareholders. Consequently, the Company became the ultimate holding company of all other entities mentioned above.

The following diagram illustrates the ownership structure of the Company, as of the date of this prospectus and upon closing of this Offering and upon completion of this Offering based on a proposed number of 1,500,000 Class A Ordinary Shares being offered hereby, assuming no exercise of the underwriters’ over-allotment option.

____________

(1)      Represents 1,344,000 Class A Ordinary Shares held by HMDD Limited, a British Virgin Islands company, which is 100% owned by Naixin Tang, the manager of public relations of Hunter Dubai, 420,000 Class A Ordinary Shares held by HMDF Limited, a British Virgin Islands company, which is 100% owned by Mingtao Zhu, the general manager of Multiple Dubai, and 700,000 Class A Ordinary Shares held by Pinnacle Partners Inc., a British Virgin Islands company, which is 100% owned by Yuen Wing Yan.

(2)      Represents 18,760,000 Class B Ordinary Shares held by HMDA Limited, a British Virgin Islands company, which is 70% owned by Zhengang Tang, our Chairman of the Board of Directors, Director, and Chief Executive Officer, and 30% owned by Jihong Chen, our Director, as of the date of this prospectus.

(3)      Represents 2,576,000 Class A Ordinary Shares held by HMDC Limited, a British Virgin Islands company, which is 100% owned by Zhengang Tang, as of the date of this prospectus.

(4)      Represents 4,200,000 Class A Ordinary Shares held by HMDE Limited, a British Virgin Islands company, which is 100% owned by Zhengang Tang, as of the date of this prospectus.

Corporate Information

Our registered office is Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands and our principal place of business is 630 Business Village, Block B, Port Saeed Deira, Dubai, UAE. The telephone number of our principal place of office is +97 142282568. Our agent for service of process in the United States is Cogency, the address of which is 22 East 42nd Street, 18th Floor, New York, NY 10168. Our corporate website is http://www.huntertourism.net. The information contained on our website does not constitute part of this prospectus.

MANAGEMENT’ S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes, included elsewhere in this prospectus. The discussion and analysis below present our historical results as of and for the periods ended on, the dates indicated. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, are forward-looking statements that involve risks and uncertainties. You should read the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. The historical financials below are those of the Company and its subsidiaries.

Overview

We are a one-stop tourism and management solutions service provider for MICE in the UAE. We, through our subsidiaries provide comprehensive services and customized solutions for tourism and MICE travel customers, including event planning, ticketing, visa application, ground services, accommodation and dining arrangements, event reception and execution. We collaborate with numerous experienced travel agencies, hotels, airlines, and other relevant service providers to ensure providing personalized service with high quality.

For the years ended December 31, 2024 and 2023, our revenue was approximately $18.5 million and $18.6 million, respectively. We recorded net income of approximately $1.0 million and $1.4 million for the years ended December 31, 2024 and 2023, respectively.

Key Factors Affecting Our Results of Operations

Our results of operations have been, and are expected to continue to be, affected by various factors, which primarily include the following:

General Factors Affecting Our Results of Operations

•        global economic growth;

•        the growth and competitive landscape of management solution service industry in UAE; and

•        governmental policies and initiatives affecting the UAE’s management solution service industry. For instance, to stimulate the development of Dubai’s MICE services industry, the Dubai government has introduced a policy in 2023 to provide financial support to qualified MICE service suppliers. Under this incentive scheme, MICE service suppliers will receive financial support for events they host with more than 500 attendees. As of the date of this prospectus, we have received such supports three times from the Department of Dubai Business Events in an amount of $40,844 (AED150,000), $102,110 (AED375,000) and $178,422 (AED655,253), which were used to offset the cost of the three large-scale exhibition events we hosted for in 2023 and 2024 with more than 500 attendees each. We expect to continue receiving such incentives, as long as the policy remains in place, as we are committed to expanding our customer base and service scope and to hosting events with more than 500 attendees.

Special Factors Affecting Our Results of Operation

While our business is influenced by general factors affecting our industry, our operating results are more directly affected by company-specific factors, including the following key factors:

•        Our ability to maintain relationships with major customers;

•        Our ability to maintain relationships with third-party service providers;

•        Our ability to retain, attract, and motivate key personnel; and

•        Our ability to maintain and enhance the recognition of our brands.

See “Risk Factors — Risks Relating to Our Business — High customer concentration exposes our subsidiaries to all of the risks faced by their major customers and may subject them to significant fluctuations or declines in revenue, which may have a material adverse impact on our business, financial condition, and results of operations,” “Risk Factors — Risks Relating to Our Business — Our subsidiaries use third-party services in connection with their business, and any disruption to these services could result in a disruption to their business, negative publicity, and a slowdown in the growth of their customer base, materially and adversely affecting our business, financial condition, and results of operations,” “Risk Factors — Risks Relating to Our Business — If we cannot retain, attract, and motivate key personnel, we may be unable to effectively implement our business plan,” and “Risk Factors — Risks Relating to Our Business — Damage to our brand image could have a material adverse effect on our growth strategy and our business, financial condition, results of operations, and prospects.”

Impact of the COVID-19 Pandemic

The COVID-19 pandemic severely restricted the level of economic activity around the world beginning in 2020. Government measures implemented then to contain the spread of COVID-19, such as imposing restrictions on travel and business operations, limited business travel significantly below 2019 levels.

Since then, many countries have vaccinated a reasonable proportion of their population, and the spread of virus is now being contained to varying degrees in different countries. With the evolution of milder COVID-19 variants, availability of multiple vaccine booster doses, and increasing familiarity with the virus, many COVID-19 related travel restrictions have been lifted with countries reopening their borders for foreign travel and clients becoming more comfortable traveling. This has led to a moderation, and to some extent, a recovery, from the more severe declines in business travel bookings experienced at the height of the pandemic and during periods of resurgence. We have seen improvement in our transaction volume starting the second half of 2021 and continuing into the year ended December 31, 2024. While the global travel activity has since shown a recovery trend, it remains below levels reached in 2019. Since March 2020, we have taken several measures to preserve our liquidity, including initiating a business response plan to the COVID-19 pandemic (voluntary and involuntary redundancies, flexible workings, mandatory pay reductions, and consolidating facilities.). We incurred a net income of $1.0 million and had cash inflows from operations of $1.2 million for the year ended December 31, 2024, compared to a net income of $1.4 million and cash outflows from operations of $0.1 million for the year ended December 31, 2023.

Overall, the full duration and total impact of COVID-19 remains uncertain, and it is difficult to predict how the recovery will unfold for the travel industry and, in particular, our business going forward. The severity and duration of resurgence of COVID-19 variants, as well as uncertainty over the efficacy of the vaccines against such new variants of the virus, may contribute to delays in economic recovery.

On May 5, 2023, the World Health Organization declared that COVID-19 is now an established and ongoing health issue which no longer constitutes a public health emergency of international concern. However, the extent of the impact of COVID-19 on our future financial results will be dependent on future developments such as the length and severity of COVID-19, the potential resurgence of COVID-19 cases, future government actions in response to COVID-19, and the overall impact of COVID-19 on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable. Given this uncertainty, we are currently unable to quantify the expected impact of COVID-19 on our future operations, financial condition, liquidity, and results of operations. See “Risk Factors — Risks Relating to Our Business — Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our subsidiaries’ operations, which could materially and adversely affect our subsidiaries’ and our business, financial condition, and results of operations” on page 14.

Key Components of Our Results of Operations

Revenue

We generate our revenue primarily by providing (i) MICE management solution services, (ii) packaged tours services, (iii) services for transportation ticketing and accommodation reservation, and (iv) other travel related services. Revenue is recognized when control of the promised services in an arrangement is transferred to the customers in an amount that reflects the expected consideration in exchange for those services. The following table sets forth a breakdown of the Group’s revenue, in thousands amounts and percentages of total revenue for the years presented:

	For the Year Ended December 31,
	2024		2023
	US$	%	US$	%
	(Amount in thousands, except for percentages)
MICE management solution services revenue	12,377	66.7	12,224	65.6
Packaged tours services revenue	5,613	30.3	5,969	32.0
Commission revenue for transportation ticketing and accommodation reservation services	521	2.8	403	2.2
Other revenue	32	0.2	29	0.2
Total revenue	18,543	100	18,625	100

MICE management solution services revenue.

We generate revenue from providing MICE management solution services to corporate customers for their business purpose tourism. Our services cover all aspects of the work including event planning, venue selection, event promotion, event execution, event management, and post-event evaluation. MICE management solution services revenue is recognized on a gross basis at a point in time when the service is completed.

For the years ended December 31, 2024 and 2023, our MICE management solution services revenue accounted for approximately $12.4 million and $12.2 million, representing 66.7% and 65.6% of our total revenue, respectively.

Packaged tours services revenue.

We, through our subsidiaries, also operate our self-operated local tour operator business in various destinations by directly providing destination-based services to the organized tour customers, starting from their arrival at the destination and all the way until they depart from the destination. As a self-operated local tour operator, our subsidiaries integrate the underlying resources such as transportations, accommodations, entertainments, meals, and tour guide services from selected suppliers, directs the selected vendors to provide services on our subsidiaries’ behalf, and hence sets up the price for the tour.

For the years ended December 31, 2024 and 2023, packaged tours service revenue accounted for approximately $5.6 million and $6.0 million, representing 30.3% and 32.0% of our total revenue, respectively.

Commission revenue for transportation ticketing and accommodation reservation services.

We receive commissions from travel suppliers for ticketing reservations, hotel room reservations, and other related services through the Group’s transaction under various services agreements. We are not entitled to commission fees for tickets or hotel rooms canceled by end users. We present revenue from such transactions on a net basis as we generally do not control the service provided by the travel supplier to the end user and do not assume inventory risk for canceled ticketing and hotel room reservations.

For the years ended December 31, 2024 and 2023, commission revenue for transportation ticketing and accommodation reservation services accounted for approximately $0.5 million and $0.4 million, representing 2.8% and 2.2% of our total revenue, respectively.

Other Revenue.

Other revenue primarily comprises revenue generated from service fees received from insurance companies and commission fees from other travel-related products and services, such as tourist attraction tickets and visa application services.

Costs of Revenue

Cost of revenue mainly consists of salaries and other compensation expenses related to our tour advisors, customer services representatives, and other personnel related to MICE management solution services and packaged tours transactions, and other expenses directly attributable to our subsidiaries’ principal business operations, primarily including cost of merchandises, payment processing fees, telecommunication expenses, rental expenses, depreciation expenses, and other service fees. For the arrangements where our subsidiaries secure availabilities of tours and bears substantive inventory risks and for the self-operated local tour operator business, from which revenue are recognized on a gross basis, cost of revenue also includes the amount paid to tour operators or suppliers. The following table sets forth a breakdown of our cost of revenue, in absolute amounts and percentages of our total revenue for the periods presented:

	For the Years Ended December 31,
	2024		2023
	US$	%	US$	%
	(Amount in thousands, except for percentages)
Cost of MICE management solution services	10,056	54.2	9,798	52.6
Cost of packaged tours services	4,081	22.0	4,977	26.7
Other cost	—	—	349	1.9
Total cost of revenue	14,137	76.2	15,124	81.2

Operating expenses

Our operating expenses consist of selling and marketing expenses and general and administrative expenses. The following table sets forth our operating expenses, both in amount and as a percentage of our total revenue for the periods presented:

	For the Years Ended December 31,
	2024		2023
	US$	%	US$	%
	(Amount in thousands, except for percentages)
Operating expenses
Selling and marketing expenses	1,480	8.0	1,177	6.3
General and administrative expenses	1,879	10.1	924	5.0
Total operating expenses	3,359	18.1	2,101	11.3

Selling and marketing expenses

Our selling and marketing expenses primarily consist of (i) compensation to sales personnel, including the salaries, performance-based bonus, and other benefits; (ii) service fee related to the sales and marketing function; (iii) advertising, marketing, and brand promotion expenses; and (iv) other expenses in relation to the selling and marketing activities.

Our selling and marketing expenses as a percentage of revenue increased to approximately 8.0% for the year ended December 31, 2024 from approximately 6.3% for the year ended December 31, 2023, primarily because we have increased the salary and welfare benefits of our sales personnel.

General and administrative expenses

Our general and administrative expenses primarily consist of (i) compensation for our management and administrative personnel; (ii) professional service expense; (iii) depreciation and amortization; and (iv) transportation, insurance, and other expenses in relation to the general and administrative activities.

Our general and administrative expenses as a percentage of revenue increased to approximately 10.1% for the year ended December 31, 2024 from approximately 5.0% for the year ended December 31, 2023, primarily because we have increased the salary and welfare benefits of our general and administrative personnel.

Taxation

Cayman Islands

We are incorporated in the Cayman Islands. The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the Shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

The United Arab Emirates

Under the current laws of the UAE, our subsidiaries incorporated in Dubai are not subject to tax on income or capital gain. Additionally, UAE does not impose a withholding tax on payments of dividends to shareholders.

Incoming Federal Corporate Tax

The UAE has recently issued the Corporate Tax Law, pursuant to which federal corporate tax will be implemented for financial periods starting on or after June 1, 2023. A tax rate of 9% on taxable income in excess of AED 375,000 (US$102,110) will be applicable to (i) legal persons incorporated or managed and controlled in the UAE; (ii) natural persons that conduct business in the UAE; and (iii) foreign businesses that have a permanent establishment in the UAE. Special rules govern qualifying free zone entities, pursuant to which such entities will be subject to 0% tax on their qualifying income. A different, higher, tax rate is expected to apply to certain entities that are part of large multinational groups with global consolidated revenue in excess of 750 million Euro (approximately AED3.15 billion (US$0.86 billion); however, such rate has not yet been specified. Certain categories of UAE-sourced income generated by foreign businesses without a permanent establishment in the UAE will be subject to withholding tax at the rate of 0%. It is currently unclear how capital gains derived by foreign businesses from the sale of shares of entities resident in the UAE would be taxed.

Uncertain tax positions

The Group did not accrue any liabilities, interest, or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended December 31, 2024 and 2023, respectively. The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of revenue and expenses during the reporting periods and the related disclosures in the consolidated financial statements and accompanying footnotes. Out of our significant accounting policies, which are described in Note 2-Significant accounting policies of our consolidated financial statements included elsewhere in this registration statement, certain accounting policies are deemed “critical,” as they require management’s highest degree of judgment, estimates, and assumptions. While management believes its judgments, estimates, and assumptions are reasonable, they are based on information presently available and actual results may differ significantly from those estimates under different assumptions and conditions.

Impairment of Right-of-use Assets and Other Long-lived Assets

We review our right-of-use assets, or ROU assets, and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Factors we consider to be important which could trigger an impairment review primarily include:

•        significant underperformance relative to projected operating results;

•        significant changes in the overall business strategy;

•        significant adverse changes in legal or business environment; and

•        significant competition, unfavorable industry trends, or economic outlook.

When these events occur, we measure impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposal. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, we would recognize an impairment loss based on the excess of the carrying value over the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available. As of December 31, 2024 and 2023, there were approximately $0.05 million and $0.05 million of impairment of long-lived assets recognized.

Revenue recognition

Under Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers, we recognize revenue when a customer obtains control of promised goods or services and recognizes in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. We recognize revenue according to the following five-step revenue recognition criteria based on ASC 606: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price; and (5) recognize revenue when or as the entity satisfies a performance obligation.

We generate revenue by providing (i) MICE management solution services, (ii) packaged tours services, (iii) services for transportation ticketing and accommodation reservation, and (iv) other travel related services. Revenue is recognized when control of the promised services in an arrangement is transferred to the customers in an amount that reflects the expected consideration in exchange for those services.

MICE management solution services revenue

We generate revenue from providing MICE management solution services to the corporate customers for their business purpose tourism. We act as the principal and our performance obligation is to provide the planning, organization, management, and related services for MICE customers. Our services include all aspects of the work from event planning, venue selection, event promotion, event execution, event management, and post-event evaluation. Each contract of MICE management solution services contains a single performance obligation to provide MICE management solution services which is satisfied at the point when the meetings, conferences, and exhibitions are hosted successfully. We determine pricing for each contract separately without any variable considerations. MICE management solution services revenue is recognized on a gross basis at a point in time when the service is completed.

Packaged tours services revenue

We, through our subsidiary, Hunter Dubai, also operate our self-operated local tour operator business in various destinations by directly providing destination-based services to the organized tour customers, starting from their arrival at the destination and all the way until they depart from the destination. As a self-operated local tour operator, Hunter Dubai integrates the underlying resources such as transportations, accommodations, entertainments, meals, and tour guide services from selected suppliers, directs the selected vendors to provide services on its behalf, and hence sets up the price for the tour. Hunter Dubai is also primarily responsible for fulfilling the promise of the whole packaged tours service, which is a single performance obligation. Accordingly, we, through Hunter Dubai, act as a principal for the self-operated local tour operator business and recognize revenue on a gross basis in accordance with ASC 606.

Commission revenue for air ticketing and hotel reservation

Transportation ticketing services

We receive commissions from travel suppliers for ticketing reservations and other related services through our transaction under various services agreements. Commissions from ticketing reservation services are recognized when tickets are issued, as this is when our performance obligation is satisfied. We are not entitled to a commission fee for the tickets canceled by the end users. Losses incurred from cancelations are immaterial due to a historical low cancelation rate and minimal administrative costs incurred in processing cancelations. We present revenue from such transactions on a net basis as we, generally, do not control the service provided by the travel supplier to the end user and do not assume inventory risk for canceled ticketing reservations.

Accommodation reservation services

We receive commissions from travel suppliers for hotel room reservations through our transactions. Commissions from hotel reservation services rendered are recognized when the reservation becomes non-cancelable (when the cancelation period provided by the reservation expires) which is the point at which we have fulfilled our performance obligation (successfully booking a reservation, which includes certain post-booking services during the cancelation period). Contracts with certain travel suppliers contain incentive commissions typically subject to achieving specific performance targets. The incentive commissions are considered as variable consideration and are estimated and recognized to the extent that we are entitled to such incentive commissions. We generally receive incentive commissions from monthly arrangements with hotels based on the number of hotel room reservations where end users have completed their stay. We present revenue from such transactions on a net basis as we, generally, do not control the service provided by the travel supplier to the end user and do not assume inventory risk for canceled hotel reservations.

Other revenue

Other revenue primarily comprises revenue generated from service fees received from insurance companies and commission fees from other travel-related products and services, such as tourist attraction tickets and visa application services.

Contract balances

When either party to a contract has performed, we would present the contract in the consolidated balance sheets as a contract asset or a contract liability, depending on the relationship between our performance and the customer’s payment.

A contract asset is the right to consideration in exchange for goods or services transferred to the customer. If we perform by transferring goods or services to a customer before the customer pays consideration or before a payment is due, a contract asset is recognized for the earned consideration that is conditional. Contract assets are subject to impairment assessment.

A contract liability is recognized when a payment is received or a payment is due (whichever is earlier) from a customer before we transfer the related services. Contract liabilities are recognized as revenue when we perform under the contract. During the years ended December 31, 2024 and 2023, we recognized revenue of $142,309 and $917,572, respectively, which was initially recorded as contract liabilities and presented as “Advance from customers” on the consolidated balance sheets at the beginning of each period. As of December 31, 2024 and 2023, contract liabilities amounted to $303,673 and $142,309, respectively. Subsequently, the Group recognized revenue of $303,673 which was initially recorded as contract liabilities as of December 31, 2024.

Results of Operations

	For the Years Ended December 31,
	2024		2023
	USD	%	USD	%
	(Amount in thousands, except for percentages)
Revenues
MICE management solution services revenue	12,377	66.7	12,224	65.6
Packaged tours services revenue	5,613	30.3	5,969	32.0
Commission revenue for transportation ticketing and accommodation reservation services	521	2.8	403	2.2
Other revenue	32	0.2	29	0.2
Total revenues	18,543	100	18,625	100
Cost of revenues	(14,137)	(76.2)	(15,124)	(81.2)
Gross profit	4,406	23.8	3,501	18.8

Operating expenses
Selling and marketing expenses	(1,480)	(8.0)	(1,177)	(6.3)
General and administrative expenses	(1,879)	(10.1)	(924)	(5.0)
Total operating expenses	(3,359)	(18.1)	(2,101)	(11.3)

Operating income	1,047	5.7	1,400	7.5

Interest expenses, net	(8)	(0.1)	(10)	(0.1)
Other income, net	7	—	31	0.2
Income before income taxes	1,046	5.6	1,421	7.6
Income tax expenses	(95)	(0.5)	—	—
Net income	951	5.1	1,421	7.6

The year ended December 31, 2024 compared to the year ended December 31, 2023

Revenue.    Our total revenue decreased by approximately 0.4% from approximately $18.6 million for the year ended December 31, 2023 to approximately $18.5 million for the year ended December 31, 2024, primarily as a result of decreased packaged tours services. Our MICE management solution services revenue increased by approximately 1.3% from approximately $12.2 million for the year ended December 31, 2023 to approximately $12.4 million for the year ended December 31, 2024. Our Commission revenue for transportation ticketing and accommodation reservation services increased by approximately 29.3% from approximately $0.4 million for the year ended December 31, 2023 to approximately $0.5 million for the year ended December 31, 2024. The increase of MICE management solution services revenue and Commission revenue for transportation ticketing and accommodation reservation services is primarily due to the strengthened demand by our customers with recovered tourism business in the UAE after the COVID-19 pandemic and the improved recognition of our brand by our customers. For the years ended December 31, 2024 and 2023, we served a total of 588 and 426 enterprise customers from diversified industries and regions, with a total number of tour groups of 2,392 and 2,395, respectively. The number of groups with a single group income exceeding $27,229 (AED100,000) increased by 19.7% from 142 groups in 2023 to 170 groups in 2024. Additionally, the UAE is investing heavily in infrastructure construction to facilitate international trade, tourism, and business activities, aiming to attract more people to UAE for commercial activities and tourism. This has also driven an increase in demand for our MICE management solutions service.

Cost of Revenue.    Our cost of revenue decreased by approximately 6.5% from approximately $15.1 million for the year ended December 31, 2023 to approximately $14.1 million for the year ended December 31, 2024, primarily due to the optimization of our supplier system which saved costs. The main part of the optimization is our cost of packaged tours services which decreased by approximately 18.0% from approximately $5.0 million for the year ended December 31, 2023 to approximately $4.1 million for the year ended December 31, 2024.

Gross Profit.    As a result of the factors set out above, our gross profit increased by approximately 25.8% from approximately $3.5 million for the year ended December 31, 2023 to approximately $4.4 million for the year ended December 31, 2024.

Selling and Marketing Expenses.    Our selling and marketing expenses increased by approximately 25.7% from approximately $1.2 million from the year ended December 31, 2023 to approximately $1.5 million for the year ended December 31, 2024. This increase was primarily due to the increase of the compensation to sales personnel of approximately $0.2 million with the growth of our transaction volume, including salaries, performance-based bonus, and other benefits with the increase of revenue.

General and Administrative Expenses.    Our general and administrative expenses increased by approximately 103.4% from approximately $0.9 million for the year ended December 31, 2023 to approximately $1.9 million for the year ended December 31, 2024. This increase was primarily due to the increase of the compensation to general and administrative personnel of approximately $0.4 million, and the service expenses during the listing process have increased $0.3 million.

Operating income.    As a result of the factors set out above, we had approximately $1.0 million and $1.4 million operating income for the years ended December 31, 2024 and 2023, respectively.

Other Income, net.    We recorded other income of $7,285 and other income of $31,042 for the years ended December 31, 2024 and 2023, respectively, which was mainly due to commission refunded from credit card in 2024 and the disposal of our assets in 2023.

Net income.    As a result of the foregoing, we had net income of approximately $1.0 million and $1.4 million for the years ended December 31, 2024 and 2023, respectively.

Recently Issued Accounting Pronouncements

A list of recently issued accounting pronouncements that are relevant to us is included in Note 2 — Summary of principal accounting — policies — Recently issued accounting pronouncements of our consolidated financial statements included elsewhere in this registration statement.

Liquidity and Capital Resources

Cash Flows and Working Capital

As of December 31, 2024 and 2023, we had cash and cash equivalents of approximately $1.3 million and $0.8 million, respectively. We believe that our current cash, cash to be generated from our operations, and access to capital market will be sufficient to meet our working capital needs for at least the next twelve months. We do not have any amounts committed to be provided by our related party. We are also not dependent upon future financing to meet our liquidity needs for the next twelve months. In order to implement our growth strategies, we plan to expand our business and may need more capital through equity financing to expand our production and meet market demands.

We may, however, decide to enhance our liquidity position or increase our cash reserve for future investments through additional capital and finance funding. We may need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investments, acquisitions, capital expenditures, or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our ability to manage our working capital, including receivables and other assets and liabilities and accrued liabilities, may materially affect our financial condition and results of operations.

The following table sets forth a summary of our cash flows for the periods presented:

	For the Years Ended December 31,
	2024	2023
	USD	USD
	(Amounts in thousands)
Summary Consolidated Cash Flow:
Net cash provided by/(used in) operating activities	1,170	(76)
Net cash used in investing activities	(45)	(99)
Net cash used in financing activities	(619)	—
Net increase/(decrease) in cash and cash equivalents	506	(175)
Cash and cash equivalents and restricted cash, beginning of the year	779	954
Cash and cash equivalents and restricted cash, end of the year	1,285	779

The year ended December 31, 2024 compared to the year ended December 31, 2023

Operating Activities

We recorded net cash provided by operating activities of approximately $1.2 million for the year ended December 31, 2024. The difference between our net profit of approximately $1.0 million and the net cash provided by operating activities was primarily due to (i) a decrease of accounts receivable of approximately $0.6 million; and (ii) a decrease of accounts payable of approximately $0.8 million. Net cash used in operating activities of approximately $0.08 million for the year ended December 31, 2023. The difference between our net profit of approximately $1.4 million and the net cash used in operating activities was primarily due to (i) an increase of accounts receivable of approximately $1.9 million; (ii) an increase of accounts payable of approximately $0.8 million; and (iii) a decrease of advance from customers of approximately $0.8 million.

Investing Activities

Net cash used in investing activities was approximately $45,211 for the year ended December 31, 2024, due to the purchase of equipment. Net cash used in investing activity was approximately $99,762 for the year ended December 31, 2023, due to the purchase of and equipment.

Financing Activity

Net cash used in financing activity for the fiscal year ended December 31, 2024 was approximately $0.6 million due to the capitalization expenses incurred during the listing process.

There was no cash generated or used for the year ended December 31, 2023.

Trend Information

Other than as described elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material adverse effect on our revenue, income from continuing operations, profitability, liquidity or capital resources, or that would cause our reported financial information not necessarily to be indicative of future operating results or financial condition.

Holding Company Structure

We are a holding company with no material operations of our own. As a holding company, we conduct our operations primarily through our subsidiaries, Hunter Dubai and Multiple Dubai. As a result, our ability to pay dividends depends upon dividends paid by Hunter Dubai and Multiple Dubai. If they incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Inflation

Since inception, inflation in the UAE has not materially affected our results of operations. According to the UAE Federal Competitiveness and Statistics Authority, the year-over-year percent changes in the consumer price index for December 2023 and December 2024 was a decrease of 2.5% and an increase of 2.3%, respectively. Although we have not been materially affected by inflation in the past, we may be affected if the UAE experiences higher rates of inflation in the future.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, which cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

We are subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matter will have a material adverse effect on our consolidated business, financial position, cash flows, or results of operations taken as a whole. As of the date of this prospectus, we are not a party to any material legal or administrative proceedings.

Quantitative and Qualitative Disclosures about Market Risk

Concentration of credit risk

Financial instruments that potentially subject us to the concentration of credit risks consist of cash, restricted cash, accounts receivable, and amounts due from related parties. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. We deposit our cash and restricted cash with financial institutions located in jurisdictions where the subsidiaries are located. We believe that no significant credit risk exists as these financial institutions have high credit quality.

Accounts receivables are typically unsecured and are derived from revenue earned through third-party consumers. We conduct credit evaluations of third-party customers and related parties, and generally do not require collateral or other security from its third-party customers and related parties. We establish an allowance for credit loss primarily based upon the age of the receivables and factors surrounding the credit risk of specific third-party customers and related parties.

Concentration of customers and suppliers

There was no customer accounted for more than 10% of the total revenue of the Group for the year ended December 31, 2024. There were two customers, CTG MICE Service Company Limited and Shandong Weichai Import and Export Corporation, from whom revenue individually represents greater than 10% of the total revenue of the Group for the year ended December 31, 2023. The total sales to these customers accounted for approximately 31.9% of total revenue for the years ended December 31, 2023. As of December 31, 2024, there was no customer accounted for more than 10% of the Group’s accounts receivable. As of December 31, 2023, there was one customer, Shandong Weichai Import and Export Corporation, that accounted for more than 10% of the Group’s accounts receivable, which accounted for approximately 19.6% of the Group’s total accounts receivable.

For the year ended December 31, 2024, there was one supplier, International Air Transport Association, from whom purchases individually represent greater than 10% of the total purchases of the Group, and the total purchase from this supplier accounted for approximately 19.8% of the Group’s total purchase for the year ended December 31, 2024. For the year ended December 31, 2023, there was one supplier, International Air Transport Association, from whom purchases individually represent greater than 10% of the total purchases of the Group, and the total purchase from this supplier accounted for approximately 24.1% of the Group’s total purchase for the year ended December 31, 2023. As of December 31, 2024, there was no supplier accounted for more than 10% of the Group’s accounts payable. As of December 31, 2023, there was one supplier, International Air Transport Association, that accounted for more than 10% of the Group’s accounts payable, which accounted for approximately 12.5% of the Group’s total accounts payable.

Currency convertibility risk

All of our revenue and expenses are denominated in AED. The functional currency of our Company is U.S. dollars. The functional currency of our subsidiaries incorporated in the UAE is AED. We use U.S. dollars as our reporting currency.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currency are translated into the functional currency using the applicable exchange rate at the balance sheet date. The resulted exchange differences are recorded in general and administrative expenses in the consolidated statements of comprehensive income.

The AED has been pegged to the US dollar at 3.6725 AEDs per U.S. dollar since November 1997. However, there can be no assurance that the AED will not be de-pegged or that the existing peg will not be adjusted in the future.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

INDUSTRY

All the information and data presented in this section have been derived from Frost & Sullivan Limited (“Frost & Sullivan”)’s industry report commissioned by us entitled “Independent Market Research on Global Tourism, UAE One-stop Tourism and MICE Management Solution Markets” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

The tourism industry offers a direct array of services such as transportation, accommodation, catering, sightseeing, shopping, and entertainment to cater to the diverse needs of tourists. Leveraging various resources and facilities, tourism is dedicated to providing professional and personalized services aimed at both attracting and satisfying tourists. Travel purposes in tourism can be broadly classified into business travel and leisure travel. Business travel involves planned and organized activities based on specific themes and procedures, while leisure travel is centered around seeking a pleasurable sightseeing experience. Business purpose tourism can be further categorized into general business travel and MICE travel.

MICE travel spans a wide range of activities, including large forums, corporate annual meetings, exhibitions, trade fairs, trade shows, product launches, art festivals, concerts, and sporting events. Regarded as a catalyst for fostering business exchange and economic development, MICE travel stands out as a prominent segment within the high-end tourism market. The major distinctive features of MICE travelers include but not limited to high consumption level, lower price sensitivity, longer stay, and large groups of participants. Ultimately, the host destination stands to gain substantial economic benefits, encompassing revenue streams from hotels, restaurants, transportation, and overall tourism services. Consequently, MICE travel is anticipated to emerge as one of the most rapidly growing segments within the tourism industry in the future.

Comparisons between General Business/Leisure Travel and MICE Travel

Traits	General Business/Leisure Travel	MICE Travel
Target Customers	• Individual/small group travelers	• Enterprises, organizations/large group travelers
Major Service Providers	• Travel agency • Fragmented travel service providers • Online travel portal	• One-stop tourism and MICE management solutions provider • MICE planning and management company • Travel agency
Core Products & Services	• Travel planning and arrangements • Ticketing and visa application • Pick up service • Transportation & accommodation service • Entertainment activity arrangement

•   Travel and activity planning and arrangements

•   Ticketing and visa application

•   Pick up service

•   Transportation & accommodation service

•   Entertainment activity arrangement

•   Technical support and equipment suppliers

Features	• Fixed travel itinerary design • Small group travel • Preference to choose fragmented services	• Ability of travel and activity planning, arrangement, and execution • Ability to host large groups • Efficient integration of travel resources • Preference for one-stop services

Source: Frost & Sullivan

The GLOBAL TOURISM AND MICE MARKET OVERVIEW

Market Size of Global Tourism and MICE Travel Industry

The global tourism industry, initially grappling with a substantial revenue downturn amid the COVID-19 pandemic, has displayed recovery indicators as the situation stabilized in 2022. In the future, the sustained progress of the global economy and tourism will be increasingly dependent on elevating productivity of each step or activity in the value chain. Essential aspects driving this progress encompass the increase of industry’s technology penetration, the ability to attract professional talents, and the implementation of an intelligent and strategic tourism policy and governance system. These elements play a pivotal role in fostering continued growth within the global tourism industry. The market size of global tourism industry by revenue is expected to reach US$7.2 trillion in 2027 at a compound annual growth rate (“CAGR”) of 7.1% from 2023.

Market Size of Global Tourism Industry by Revenue, 2018-2027E

Source: Frost & Sullivan

The global MICE travel sector witnessed a decline during the pandemic, but a steady recovery is anticipated, with expectations to reach pre-pandemic levels by 2023 and sustain rapid growth thereafter. Key business customer groups, including the pharmaceutical, finance, technology, internet, automobile, and direct sales industries, have shown robust and swift expansion. Government entities remain significant MICE travel clients, and various organizations actively engage in MICE travel initiatives. The market size of global MICE travel industry by revenue is poised to escalate from US$340.0 billion in 2023 to US$750.0 billion in 2027, reflecting a CAGR of 21.9% during this period. As cultural, tourism, and business domains mature, they are expected to further fuel the development of the global MICE travel market.

Market Size of Global MICE Travel Industry by Revenue, 2018-2027E

Source: Frost & Sullivan

Key Drivers and Trends of Global Tourism and MICE Market

The key drivers and trends of the global tourism and MICE market include the following:

Innovation of digital technology in global tourism industry

Key digital technologies, such as online booking platforms, artificial intelligence, mobile applications, and virtual reality, are revolutionizing the behaviors and experiences of tourists. High-quality tour guiding is now tailored to the personalized service requirements of high-net-worth customers. Meanwhile, artificial intelligence and mobile applications facilitate real-time updates on travel plans, ensuring access to the best available service options. The integration of online booking systems and virtual reality allows specific customers to preview and select personalized services in advance, optimizing their overall travel experience. For MICE travel enterprises specifically, they will evolve and move towards enterprises of possessing industry-leading integration, service, technology, product, and consulting capabilities, forming a development model of deep and effective integration of supplier and customer resources. Therefore, innovation of digital technology helps enterprises in the tourism industry to stay competitive in the dynamic tourism market.

Vertical integration of the tourism industry resources

In response to the dynamic tourism market, industry players are increasingly adopting a customer-centric vertical integration strategy. This involves forging comprehensive partnerships with airlines, hotels, and other key entities in the tourism sector to create a seamless, integrated customer experience. By collaborating with airlines, tourism service providers can offer bundled packages, combining flights and hotels for convenient customer bookings. Partnerships with hotels and restaurants diversify dining options, catering to diverse preferences. Integrating online and offline channels using cutting-edge digital technologies enhances competitiveness, optimizes customer experiences, improves operational efficiency, fosters collaboration, and reduces costs. This transformative vertical integration approach is pivotal for tourism service providers to navigate the evolving industry landscape. The global shift towards personalized, tech-driven services underscores the importance of differentiation, revenue generation, and growth opportunities for industry practitioners. Through vertical integration, service providers can better fulfill customer needs, deliver high-quality experiences, and sustain a leading position in the competitive market, fostering long-term, sustainable development.

Integrated development of MICE activities with tourism-related industries

The engagement in MICE activities has prompted participants in the tourism industry to expand their services across the entire value chain. The close alignment of the tourism and exhibition sectors with various industries, including hotels, catering, entertainment, transportation, technology, and media, has catalyzed collaboration and innovation. For instance, tourism companies take charge of reception and organizational tasks, while media companies focus on pre- and post-conference promotion and interviews. This collaborative model offers customers a range of MICE activity options and heightened opportunities for promotion and communication. Additionally, stakeholders in the travel and tourism sectors are partnering with event organizers, such as the FIFA World Cup, establishing an integrated service progression from online and offline ticket sales to localized publicity and execution. This integration not only enhances the appeal and efficiency of exhibition activities but also creates additional avenues for global economic growth and cultural exchanges. In essence, this collaborative and integrated approach elevates the overall MICE tourism experience, contributing to the advancement and enrichment of the global tourism industry.

The UAE TOURISM AND MICE MARKET OVERVIEW

The UAE holds distinct advantages in the tourism and MICE market, driven by a combination of cultural richness, historical significance, natural landscapes, culinary offerings, and modern infrastructures. The UAE’s significance in business tourism is evident in emirates like Dubai and Abu Dhabi hosting international conferences, exhibitions, and events, fostering growth potential. Economic diversification efforts, infrastructure investments, and foreign investment incentives further contribute to the expansion of tourism and MICE activities in the UAE. The strategic geopolitical location, global connectivity, air travel hubs, maritime access points, and proximity to emerging markets position the UAE as a central hub for international travel, driving continuous growth in the travel and tourism industry.

Market Size of the UAE Tourism and MICE Travel Industry

The UAE has propelled the tourism market size from US$52.6 billion in 2018 to US$60.7 billion in 2022, with a 3.6% CAGR. Looking ahead, a remarkable projected growth is expected, reaching US$155.2 billion by 2027 at a CAGR of 19.0%. The market size of the UAE MICE travel industry by revenue is expected to increase from US$5.7 billion in 2023 to US$16.0 billion in 2027 at a CAGR of 29.3%.

Market Size of the UAE Tourism and MICE Travel Industry by Revenue, 2018-2027E

Source: Frost & Sullivan

The UAE ONE-STOP TOURISM AND MICE MANAGEMENT SOLUTION MARKET OVERVIEW

The UAE one-stop tourism and MICE management solution is a comprehensive service designed to cater to the diverse needs of tourists and event organizers, encompassing aspects such as event planning, ticketing, visa applications, ground services, accommodation, catering arrangements, and event execution. The service model generally consolidates three or more traditionally fragmented services. Providers of one-stop tourism and MICE management solutions in the UAE must obtain licenses and government recognition from relevant authorities to ensure compliance and deliver high-quality services. These essential licenses include operating licenses from the tourism bureau, approvals from the MICE industry association and relevant departments, and liability insurance to safeguard customers’ property. Providers’ employees are also required to possess professional qualifications, undergo necessary training, and adhere to relevant regulations. Government and industry recognition play a crucial role in enhancing the reputation of one-stop tourism and MICE management solution providers, fostering trust and confidence among customers. This trend has gained traction in the UAE, with an increasing number of tourists opting for this service model, thanks to its convenience, efficiency, and ability to meet diverse customer needs, thereby opening up more business opportunities and benefits for enterprises.

Value Chain Analysis of One-stop Tourism and MICE Management Solution Market

The one-stop travel and MICE management solution seamlessly integrates traditional pre-arrival services, including travel planning, ticketing, and visa applications, with post-arrival services like ground pick-up, hotel and catering arrangements, and event execution. This comprehensive approach effectively simplifies the event planning process, enhancing project efficiency while reducing complexity and potential miscommunication issues. One-stop travel and MICE management solution providers enjoy the advantage of not being confined to fragmented services, allowing them to achieve economies of scale through collaborations with major suppliers and offer customers flexible options that align with their demands. In comparison to the traditional model, these providers elevate the customer experience by streamlining processes, ensuring effective quality control, maintaining consistency, and managing risks. Moreover, they provide swift responses to any issues, alleviating customers from the challenges of coordinating across multiple contracts and with various providers. By offering comprehensive support, professional travel and service providers simplify the planning and management of tours and related activities, saving customers significant time and effort and ensuring the success of their events.

Value Chain of One-stop Tourism and MICE Management Solution Market

Source: Frost & Sullivan

Market Size of the UAE One-stop Tourism and MICE Management Solution Market

The market size of the UAE one-stop tourism and MICE management solutions industry grew from US$24.1 billion to US$32.1 billion in 2022, with projections to reach US$90.8 billion by 2027, reflecting a CAGR of 21.9% from 2023.

Market Size of the UAE One-stop Tourism and MICE Management Solution by Revenue, 2018-2027E

Source: Frost & Sullivan

Key Drivers and Trends of the UAE One-stop Tourism and MICE Management Solution Market

The key drivers and trends of the UAE one-stop tourism and MICE management solutions industry include the following:

Issuance of regional incentives under economic diversification

Traditionally, the UAE’s economy predominantly relies on revenue generated from oil and gas resources, making it vulnerable to fluctuations in global commodity prices and geopolitical tensions. Therefore, diversifying away from heavy dependence on oil and gas has become a key economic strategy for the UAE, and the UAE governments aim to develop and nurture other sectors of economy including tourism and MICE management services to attract international businesses and investors. The UAE governments have implemented proactive incentives and investment measures including infrastructure development, regulation formulation, and promotional campaigns, providing strong impetus to the tourism and MICE management market.

For example, in order to strengthen its position as a prime tourist destination in the world, the UAE governments have approved the “UAE 2031 Tourism Strategy” in 2022, which aims to enhance infrastructure, improve the experience and create tourism environment of higher competitiveness. The UAE governments have announced 25 policy initiatives focused on strengthening the unified national tourism identity; developing and diversifying specialized diverse products; increasing investments in all tourism sectors, etc. The “UAE 2031 Tourism Strategy” plans to boost the tourism sector’s GDP contribution at an increase of AED 27 billion annually and attract additional investments of AED 100 billion to the country. As a result, the UAE emirates are accelerating to become the center of finance, tourism, and business activities worldwide.

As of the date of this prospectus, we have received incentives amounting to $40,844 (AED 150,000) and $102,110 (AED 375,000) from the Dubai government in connection with two events we hosted with more than 500 attendees. We expect to continue receiving such incentives in the future as long as we continue to host events with 500 or more attendees and as long as the policy remains in place. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Construction of modern infrastructure and diversification of local cultures

With substantial support from the local government, the UAE has prioritized infrastructure development as a key strategy for economic diversification and global attractiveness. Heavy investments have been directed towards constructing luxurious hotels, modern airports, cultural attractions, and entertainment facilities to enhance the UAE’s appeal to international tourists and facilitate international trade and business activities. This extensive infrastructure development has laid a robust foundation for MICE management activities, meeting stringent requirements for hotel quality and luxury. With a total of 804 hotels in Dubai in 2022 and Dubai International Airport handling over 66 million passengers in the same year, the region’s flourishing infrastructure, including exhibition centers and transportation, provides significant growth opportunities for one-stop tourism and MICE management solution providers.

Additionally, the UAE’s rich cultural heritage and its status as the cradle of major Abrahamic religions, including Judaism, Christianity, and Islam, contribute to its global appeal. The Sheikh Zayed Mosque, the second-largest mosque in the Muslim world with a cost of $5.5 billion, stands as a testament to the UAE’s cultural significance. Moreover, the inauguration of the “Abrahamic Family House” in March 2023 marked a historic moment as the first inter-religious building complex in the GCC countries, integrating a synagogue, a Christian church, and an Islamic Mosque. This initiative enhances the UAE’s cultural and soft power influence, attracting billions of international visitors for various purposes, including tours, conferences, and events. The combination of modern infrastructure and diverse cultural offerings solidifies the UAE’s position as a multifaceted destination for both tourism and MICE activities.

Application of digitalized technology

The growing demand for high-end, customized tourism and MICE management services in the UAE has created development opportunities for one-stop tourism and MICE management solution providers. In order to ensure the high quality of services, leading enterprises have begun to exert digital technologies such as artificial intelligence to meet both high-quality and customized demands from visitors. For instance, with assistance of robots and artificial intelligence, the guides will receive instructions from control center to efficiently guide tourists to various locations such as buses, exhibitions, and conferences. By standardizing various scenarios, the enterprises use this scheme to improve the technical level of services, reduce the cost of services as well as staffing requirements, and this scheme has been endorsed by the Dubai Tourism Authority.

Global market expansion

As an increasing number of individuals and businesses seek cross-border opportunities for tourism and business, the UAE one-stop tourism and MICE management service solutions will actively expand into international markets to meet the growing global customer demands, which may involve establishing offices overseas, expanding partnerships, and providing outbound services. In the future, providers of one-stop tourism and MICE management solution in the UAE will continually adapt to new market demands, broaden their service offerings, and provide more comprehensive services for international client with high-quality and specialized standards.

Entry Barriers of the UAE One-stop Tourism and MICE Management Solution Market

The entry barriers of the UAE one-stop tourism and MICE management solution include the following:

Qualification barrier

Obtaining approval from local tourism bureaus and possessing the qualifications for entry-exit businesses are mandatory prerequisites for market entry and service provision. Moreover, some providers seek recognition and qualification from more than one or even all of tourism and MICE management authorities in the UAE to enhance their credibility. To ensure the successful progress of various overseas activities, solution providers must adhere to pertinent local laws and regulations, encompassing consumer rights, contracts, and privacy.

Talent barrier

Reception and tour personnel represent one of the most crucial assets for ensuring a comprehensive and flexible range of tourism and MICE management services. Their availability around the clock, coupled with the provision of contingency plans, is vital for the successful implementation of activities. Recognizing this, leading companies have instituted a comprehensive personnel training and qualification recognition system, along with the establishment of international planning teams and comprehensive logistics support teams.

Resource barrier

Leading one-stop tourism and MICE management solution providers must invest significant effort in establishing and maintaining a comprehensive and diverse global resource network to meet customer demands for high-quality services and maintain competitiveness in the industry. Solution providers need to establish extensive partnerships with hotels, airlines, restaurants, and other relevant suppliers to secure deals that offer a high level of cost-effectiveness and quality.

Capital barrier

Providing one-stop services necessitates a substantial capital investment to establish an extensive resource network, covering hotels and accommodations, transportation, exhibition venues, tour guides, and translators. These initial investments and ongoing operational costs present a significant challenge for new entrants to the market.

Product Barrier

One-stop tourism and MICE management solution providers are required to provide customized, personized, and unique product and service matrix to satisfy expectations and demands from different customers to form customers’ trust and brand loyalty. Depending on decades’ industry experience and long-term talent accumulation, leading solution providers hold high capability in product innovating, designing and planning, thus providing services of high quality and uniqueness.

COMPETITIVE LANDSCAPE

The market for tourism and MICE management services in the UAE is highly fragmented, with tens of thousands of companies offering related discrete services. However, as of 2023, only around 10 to 20 companies have the capability to provide comprehensive one-stop solutions for tourism and MICE management.

BUSINESS

Overview

We, through our subsidiaries in the UAE, operate as a tour operator, travel agency, and provider of event planning and management services. As the tourism industry in the Middle East region is growing rapidly, our subsidiaries primarily provide two lines of services, namely, MICE management, a comprehensive coordination and organization of events, and one-stop tourism, a comprehensive travel product that is designed to provide tourists with all the necessary components of a trip in a single and convenient package, which typically include transportation, accommodations, meals, and guided tours or activities.

“MICE,” an acronym for meetings, incentives, conferences, and exhibitions, represents a specialized sector within the tourism industry focused on organizing and hosting business or academic events. Our subsidiaries assist their clients, mainly companies and industry associations, with the planning, organizing, and execution of various events including annual meetings, product launch conferences, product exhibitions, and staff gatherings in the UAE. They offer comprehensive services encompassing guest invitation, event website development, event applications, advertising, and overall event management and execution.

Our subsidiaries have demonstrated expertise in managing large-scale events. A notable example is the Hantec Group Photography Exhibition organized in November 2022, which saw a participation of around 1,000 individuals. As of the date of this prospectus, our subsidiaries have planned and executed approximately 800 events, each with over 100 participants, and around 40 events with more than 1,000 attendees. Over the years, they have provided MICE management services to over 300 clients.

Due to the essential role of travel arrangements in MICE events and the status of the Middle East region as a favored travel destination, a number of companies often choose countries in the Middle East region, especially the UAE, as their preferred venue for hosting their events. To cater to this need, our subsidiaries offer their clients comprehensive one-stop tourism services. These services include flight ticket bookings, airport pick-up, hotel reservations, restaurant bookings, rental of cars and buses, arranging tickets for tourist attractions, and providing tour guides. With this comprehensive approach, our subsidiaries’ clients are relieved from the hassle of navigating multiple websites for different services, such as flight ticket purchase, hotel bookings, and restaurant reservations, thereby saving time and streamlining the travel planning process. As of the date of this prospectus, our subsidiaries are able to provide services for travel in the UAE, Turkey, Lebanon, Jordan, Qatar, Bahrain, Kuwait, Saudi Arabia, and Oman.

In addition to providing a wide range of tourism services, our subsidiaries also specialize in creating personalized travel plans for each group, such as organizing diverse tour experiences to suit specific interests, whether educational, business, or recreational.

Competitive Strengths

We believe that the following strengths contribute to our success and are the differentiating factors that set us apart from our peers:

A broad range of customers:    As of the date of this prospectus, our subsidiaries have provided event planning and organization services to over 300 clients. These clients represent a broad spectrum of sectors, encompassing consumer goods, technology, finance, education, and legal industries.

Large-scale event planning and organizational capabilities:    As of the date of this prospectus, our subsidiaries have a specialized team of 15 professionals committed to the MICE management business. Additionally, our subsidiaries work with a wide range of third-party service providers, such as event venue providers, translation providers, electronic equipment providers, event material producers, and advertising companies, to provide various services to the clients, which enables our subsidiaries to deliver a comprehensive array of services to their clients, ensuring the seamless execution of sizable events. Moreover, our subsidiaries create detailed execution plans for each large-scale event. These plans encompass various logistics such as airport pick-up, dining options, hotel accommodations, and recreational activities. As of the date of this prospectus, our subsidiaries have planned and executed approximately 800 events with over 100 participants, and approximately 40 events with more than 1,000 attendees. Notably, in November 2022, our subsidiaries organized the Hantec Group Photography Exhibition with a total of approximately 1,000 participants. Moreover, in 2023, our subsidiaries conducted a seminar for our client, Perfect (China) Co., Ltd., attracting approximately 1,300 participants.

Bespoke travel itinerary planning services:    Our subsidiaries specialize in creating personalized travel plans for each group, considering the clients’ specific travel goals, personal preferences, budget constraints, and the unique attributes of their chosen destination. Our subsidiaries’ approach to itinerary planning is detail-oriented, ensuring seamless travel experiences by coordinating airport transfers, carefully selected site visits and activities, curated dining experiences, and comfortable hotel stays.

Diversified selection of services:    As of the date of this prospectus, our subsidiaries has worked with 15 hotels, such as Hilton, Marriott, Hyatt, and Four Seasons, 14 restaurants, and five car rental companies to provide customers with a diverse range of experiences in accommodations, dining, and transportation.

Experienced management team:    Our company is supported by an experienced management team, whose expertise spans across management, business administration, and tourism management. For example, our Chairman of the Board of Directors, Director, and Chief Executive Officer, Zhengang Tang, who obtained a master’s degree in business administration from Peking University, brings a wealth of corporate management experience, founded our subsidiary, Hunter Dubai, and has been the chief executive officer of the subsidiary since 2006. Jihong Chen, one of our directors, possesses over three decades of experience in the tourism industry, used to serve as the manager of China International Travel Service Limited, a tour operator and travel agency in China, and has been the general manager of Hunter Dubai since 2006. Jibin Wang, the deputy general manager of Hunter Dubai, has academic background in tourism management, used to work in various hotels and has been the deputy general manager of Hunter Dubai since 2011. Mingtao Zhu, boasting over ten years of expertise in tourism and event planning, has been working for Multiple Dubai since 2011 and currently serves as the general manager of Multiple Dubai.

Challenges

Set forth below are the challenges our subsidiaries face in their business operations:

Customer concentration:    Although our subsidiaries serve a broad range of customers, our business to some extent depends on a few major customers. For the year ended December 31, 2024, there was no customer accounted for more than 10% of our total revenue. For the year ended December 31, 2023, two customers, CTG MICE Service Company Limited and Shandong Weichai Import and Export Corporation, accounted for more than 10% of the Company’s total revenue, accounting for 20.8% and 11.1% of our total revenue. For the fiscal year ended December 31, 2022, one customer, CTG MICE Service Company Limited, accounted for 11.9% of our total revenue. Dependence on these customers will expose our subsidiaries to the risks of substantial losses. If our subsidiaries fail to maintain relationships with these clients, and if they are unable to find replacement clients on commercially desirable terms or in a timely manner or at all, our business, our financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Relating to Our Business — High customer concentration exposes our subsidiaries to all of the risks faced by their major customers and may subject them to significant fluctuations or declines in revenue, which may have a material adverse impact on our business, financial condition, and results of operations.”

Risk of misconduct and errors by employees:    Executing a large-scale event necessitates a significant number of employees, either from our subsidiaries or from third-party service providers. Consequently, our subsidiaries are exposed to the risk of misconduct and errors by both their own employees and those of third-party business partners they collaborate with. If any of their employees or employees of third-party business partners take, convert, or misuse funds or documents, or fail to follow rules and procedures when interacting with current or prospective clients, our subsidiaries could be liable for damages and subject to regulatory actions and penalties. Our subsidiaries could also be perceived to have facilitated or participated in the illegal misappropriation of funds or documents, or the failure to follow rules and procedures, and therefore be subject to civil or criminal liability. Any of these occurrences could result in the diminished ability to operate our business, potential liability to clients, inability to attract new clients, reputational damage, regulatory intervention, and financial harm, which could negatively impact our business, financial condition, and results of operations. See “Risk Factors — Risks Relating to Our Business — Misconduct and errors by our subsidiaries’ employees and the employees of third parties our subsidiaries work with could harm our business and reputation.”

Seasonality:    Our subsidiaries provide travel-related services, primarily in the Middle East, with a focus on Dubai. As such, they experience seasonal fluctuations in their business, particularly from June to August, when the extreme summer weather in Dubai leads to a decline in tourism and reduced demand for outdoor events and activities. Consequently, our revenue during these months is lower than the average of other quarters. See “Risk Factors — Risks Relating to Our Business — The seasonality of the tourism industry in the UAE impacts our operating results.”

Dependence on third-party service providers:    To offer customers a diversified selection of services, our subsidiaries must maintain healthy relationships with a variety of third parties. If such third parties increase the prices of their services, fail to provide their services effectively, terminate their services or agreements, or discontinue their relationships with our subsidiaries, our subsidiaries could suffer service interruptions, reduced revenue, or increased costs, any of which may have a material adverse effect on our business, financial condition, and results of operations. See “Risk Factors — Risks Relating to Our Business — Our subsidiaries use third-party services in connection with their business, and any disruption to these services could result in a disruption to their business, negative publicity, and a slowdown in the growth of their customer base, materially and adversely affecting our business, financial condition, and results of operations.”

Reliance on key management and personnel:    Our success depends in large part upon our ability to retain, attract, and motivate highly skilled management. The loss of and failure to replace key technical management and personnel could adversely affect multiple development efforts. Due to the intense competition for qualified employees, we may be required to, and have had to, increase the level of compensation paid to existing and new employees, which could materially increase our operating expenses. See “Risk Factors — Risks Relating to Our Business — If we cannot retain, attract, and motivate key personnel, we may be unable to effectively implement our business plan.”

Growth Strategy

We intend to develop our business and strengthen brand loyalty by implementing the following strategies:

Extending our reach into additional regional markets:    Our strategy involves expanding into various European countries including Spain, the United Kingdom, France, Italy, and into Oceanian nations such as Australia and New Zealand. We aim to work with hotels, restaurants, and convention centers in these regions, expanding the scope of our subsidiaries’ one-stop tourism and MICE management services into these countries. Moreover, we plan to acquire local travel agencies and establish new subsidiaries in these regions. As of the date of this prospectus, we have not identified any potential target companies for such acquisitions.

Expanding our customer reach:    We intend to employ three key strategies to expand our customer reach: (i) launching an online booking platform to enhance the visibility of our subsidiaries’ services and acquire a greater number of individual customers; (ii) establishing five to ten travel advisors in each of three regions: Europe, Oceania, and Southeast Asia, tasked with the design, development, promotion, and sale of local travel offerings; and (iii) executing an integrated marketing approach, including disseminating promotional images and videos on social networks such as TikTok and Instagram, along with customer incentives like discounts on initial purchases and tiered loyalty programs.

Developing robotic solutions for enhanced tourism experience:    We plan to initiate a partnership with technology companies, supported financially by our subsidiaries, to develop tourism robots. The technological expertise and research personnel will be contributed by these technology companies. These robots are intended for use in settings such as airports, hotels, and tourist attractions. In airports and hotels, their services are expected to encompass language translation, navigational assistance, streamlined hotel check-ins, and aid in emergency evacuations. Within tourist destinations, they are projected to offer interactive features like motion demonstrations, voice-based interactions, and intelligent guided tours. Our initial investment in this venture is set at US$300,000. The project is presently in its prototype design phase, and we aim to deploy these tourism robots by the end of 2025.

Business Model

Our revenue is generated from (i) MICE management service fees; (ii) one-stop tourism service fees; (iii) commissions for transportation ticketing and accommodation reservation services; and (iv) revenue from other travel related services.

For the years ended December 31, 2024 and 2023, our MICE management services revenue accounted for approximately $12,377,069 and $12,224,126, representing 66.7% and 65.6% of our total revenue, respectively.

For the years ended December 31, 2024 and 2023, our one-stop tourism service revenue accounted for approximately $5,613,299 and $5,969,006, representing 30.3% and 32.0% of our total revenue, respectively.

For the years ended December 31, 2024 and 2023, our revenue from commissions for transportation ticketing and accommodation reservation services accounted for approximately $520,982 and $402,821, representing 2.8% and 2.2% of our total revenue, respectively.

For the years ended December 31, 2024 and 2023, our revenue from other travel related services accounted for approximately $32,097 and $29,422, representing 0.2% and 0.2% of our total revenue, respectively.

Our Services

Our subsidiaries primarily have two lines of services, namely the MICE management services and one-stop tourism services. Whereas the MICE management sector organizes conferences and exhibitions in Dubai, the UAE, the one-stop tourism sector provides travel-related services for event participants and other travelers. These two lines of services are intertwined to stimulate our growth. In addition, our subsidiaries also offer transportation ticketing and accommodation reservation services, which are available to clients who do not engage in our MICE management business or use our one-stop tourism services.

MICE Management

Services

In response to the increasing popularity of Dubai as a prime location for various events, our subsidiaries specialize in providing customized and comprehensive planning and organizing services for a wide range of gatherings.

Our subsidiaries offer following event planning and organizing services:

•        Guest invitation: including design and production of paper or electronic conference invitation letters;

•        Event website development: including domain registration, webpage design, and server leasing;

•        Event application: providing assistance and representation for clients in event application processes with local tourism authorities, including preparation and submission of required documentation;

•        Event advertising: facilitating client’ advertisements in newspapers, on bridge billboards, large outdoor screens, airport corridors, the Burj Khalifa, and across radio and television platforms; and

•        Event management: including venue leasing, exhibition booth setup, transportation of exhibits, formulation of safety protocols and emergency evacuation plans, scheduling for conferences and exhibitions, guest reception; simultaneous interpretation, on-site recording and photography, and video editing and production.

Moreover, our subsidiaries craft comprehensive plans for each large-scale event, covering all logistical aspects such as airport transfers, dining arrangements, hotel accommodations, and leisure activities. They also dedicate themselves to assembling specialized staff teams for each segment of the event. These teams focus on catering to the specific needs of all attendees, including dietary preferences, organizing personalized birthday gifts for those celebrating during the event, and providing accommodations for pregnant women, infants, seniors, and people with disabilities, ensuring an inclusive and well-coordinated experience for every attendee.

In addition to participating in events, our MICE management business clients often travel around Dubai and its neighboring cities. Consequently, our subsidiaries also offer one-stop tourism services to accommodate these clients’ needs. See “Business — Services — One-stop Tourism.”

Event Types

Our subsidiaries provide assistance to their clients in the planning and organization of a diverse range of events.

Our subsidiaries specialize in planning and organizing corporate events, including annual conferences and training sessions. For instance, they were responsible for the Smartcom CEO Training Session, an event that took place from May 29 to June 9, 2023, attracting approximately 300 attendees.

In addition to conferences and training sessions, our subsidiaries help organize product launches and exhibitions for their clients. An example includes managing the TECON Product Launch Conference on December 7, 2022, an event that drew approximately 500 attendees.

Our subsidiaries also extend their expertise to industry forums, creating platforms for market leaders and academics to engage in idea exchange, analyze current market trends, and explore future prospects. For example, they managed the China-Arab Entrepreneurs Summit on May 17, 2023, which was attended by approximately 200 people. Additionally, they were responsible for the 2023 Middle East International Gas Technology Forum, held from June 23 to June 24, 2023, which also saw a similar attendance of around 200 participants.

Moreover, our subsidiaries plan and organize social events such as dinner parties, celebrations, and leisure activities as well. An instance of this was their management of United Imaging’s dinner party on June 21, 2021, which welcomed around 120 attendees. Furthermore, they orchestrated a large-scale event for the UAE Cheongsam Association, hosting their new year celebration party at Dubai Parks and Resorts on January 26, 2022, with a total attendance of approximately 800 guests.

MICE Management Team and Third-Party Service Providers

As of the date of this prospectus, our subsidiaries have 15 employees dedicated to the MICE management business, including three managers, two designers, and three event planners. An event typically requires the participation of about three to 15 employees depending on the size of the event.

In addition, our subsidiaries work with third parties to provide services to their clients. Third-party service providers our subsidiaries regularly work with include event venue providers, translation providers, electronic equipment providers, event material producers, and advertising companies. During the fiscal years ended December 31, 2024 and 2023, our subsidiaries worked with 18 and 13 third-party service providers on 34 and 31 events, respectively.

To ensure that our subsidiaries only work with qualified third-party service providers, management formed a standard process to evaluate these companies and control the quality of their services, which include the following steps:

Selection.    Our subsidiaries select the third-party service providers for an event based on quality of products and services, prices, delivery time, customer services, and ability to fulfill contracts. Our subsidiaries request potential service providers interested in an event to submit an application form with copies of business registration certificates.

Inspection.    After a third-party service provider begins working with our subsidiaries on an event, our subsidiaries regularly inspect its performance during different stages of the event according to detailed specifications and timeline for products or services in their agreement with the service provider.

Review.    Our subsidiaries review the performance of each third-party service provider after an event, and rate them according to quantity and quality of products and services, timeliness, prices, and customer services. Depending on the performance of a service provider, our subsidiaries will increase, decrease, or even terminate their cooperation with it.

Our subsidiaries typically do not enter into long-term supply contracts with these third-party service providers, but only enter into event execution contracts for specific events after they finish the planning and design of the events. Our subsidiaries’ event execution contracts with third-party service providers specify quantity and specifications of products or services, unit price of each product or service, delivery time, and payment date, among other things.

Venues

Our subsidiaries select event venues based on the budget and number of attendees for each event. Below are some venues frequently rented by our subsidiaries.

Venue Name	Associated Hotel	Venue Area (square feet)	Maximum Occupancy
Atlantis Ballroom	Atlantis, The Palm, Dubai	22,604	2,500
Silk Ballroom	Atlantis, The Palm, Dubai	5,813	600
Madinat Arena	Madinat Jumeirah	29,708	4,500
Joharah Ballroom	Madinat Jumeirah	20,236	1,500
Al Meera Ballroom	Grand Hyatt Dubai	9,042	800
Baniyas Ballroom	Grand Hyatt Dubai	34,574	2,500
Armani Ballroom	Armani Hotel Dubai	7,882	600
Astor Ballroom	The St. Regis Dubai	8,611	700
Safinah Ballroom	Jumeirah Beach Hotel	14,359	1,500
Great Room	W Hotel Al Habtoor City	7,804	500
Al Joud Ballroom	Westin Hotel Al Habtoor City	15,339	1,200
Dubai Ballroom	JW Marriott Marquis	14,983	1,300
Trade Center Arena	Dubai World Trade Center	97,952	6,500
Sheikh Rashid Hall	Dubai World Trade Center	82,914	5,500

Our subsidiaries typically do not enter into long-term lease agreements with these hotels, but only enter into lease contracts for specific events. These lease contracts specify the venue name, rental fee, and additional terms tailored to the requirements of each event.

As of the date of this prospectus, our subsidiaries have planned and organized approximately 1,000 events, with a total attendance of approximately 170,000 people. For the year ended December 31, 2024, our subsidiaries have planned and organized 34 events, with a total attendance of approximately 40,000 people. For the year ended December 31, 2023, our subsidiaries have planned and organized 22 events, with a total attendance of approximately 30,000 people. For the fiscal year ended December 31, 2022, our subsidiaries have planned and organized 42 events, with a total attendance of approximately 14,000 people.

Case Study

On November 25, 2023, our subsidiaries managed the “Weichai Middle East FZE” Supplier Recommendation Conference, a major event with approximately 1,000 participants and a budget of US$1.83 million. Services provided by our subsidiaries included obtaining necessary licenses, securing the conference venue, designing venue layouts, backdrop design and creation, installing lighting, sound, and LED screen systems, hiring actors and hosts, procuring interpreters, floral arrangements, recording and photography, crafting electronic invitation letters, airport transfer services, transportation arrangements, hotel bookings for attendees, catering, ticketing for attractions, and booking boats and desert camps.

Representative Events

Set forth below are the representative events for the year ended December 31, 2024.

Name	Date	Location	Approximate Number of Attendees
Central Ballet Performance in Dubai	January 30 – 31, 2024	DUBAI OPERA	3,000
2024 Dubai Warm Spring Festival Grand Parade	Feburary 2 – 5, 2024	Burj Parkm, Dubai	20,000
Middle East Consumer Electronics Show	November 14 – 16, 2024	ADNEC Centre Abu Dhabi	4,000
Crip 2024 Global Partner Conference Abu Dhabi	December 21 – 23, 2024	ADNEC Centre Abu Dhabi	2,500

Set forth below are the representative events for the year ended December 31, 2023.

Name	Date	Location	Approximate Number of Attendees
Chinese New Year Grand Parade	January 14, 2023	Expo City Dubai	25,000
SmartCom CEO Training Session	May 29 – June 9, 2023	Taj Exotica Resort & Spa, The Palm, Dubai	300
China-Arab Entrepreneurs Summit	May 17, 2023	Dubai Multi Commodities Center	200
2023 Middle East International Gas Technology Forum	June 23 – 24, 2023	Hyatt Regency Dubai	200
Cheung Kong Graduate School of Business Study Tour	February 12 – 19, 2023	The St. Regis Downtown Dubai	100

Set forth below are the representative events for the fiscal year ended December 31, 2022.

Name	Date	Location	Approximate Number of Attendees
Expo 2020	March 2022	Expo City Dubai	2,000
Hantec Group Photography Exhibition	November 18 – 22, 2022	Ibn Battuta Mall	1,000
New Year Activity of China Pavilion at Expo 2020	January 31, 2022	Expo City Dubai	800
New Year Celebration of UAE Cheongsam Association	January 26, 2022	Dubai Parks and Resorts	800
TECON Product Launch Conference	December 7, 2022	Atlantis The Palm, Dubai	500

One-stop Tourism

Acknowledging the Middle East’s attraction as a popular destination for tourists, these countries welcome a vast number of travelers. To meet the growing interest in exploring middle eastern destinations, our subsidiaries offer comprehensive tour operations and travel agency services tailored for our clients. Our subsidiaries’ coverage includes countries like the UAE, Turkey, Lebanon, Jordan, Qatar, Bahrain, Kuwait, Saudi Arabia, and Oman. Our subsidiaries provide a full range of services, including flight ticket bookings, airport pickup, hotel reservations, restaurant arrangements, cars and buses rentals, tickets for tourist attractions, and the provision of tour guides. Notably, our subsidiaries’ flight ticket booking service involves direct procurement of tickets from the International Air Transport Association, ensuring that the clients benefit from competitive pricing. Our subsidiaries can also assist with visa applications, encompassing services such as preparation of application documents, guidance in filling out the application forms, and accompanying applicants to the visa center for the processing of their visas.

In addition to providing a wide range of travel agency services, our subsidiaries also specialize in creating personalized travel plans for each group, considering the clients’ specific travel goals, personal preferences, budget constraints, and the unique attributes of their chosen destination. An example is our subsidiaries’ tailored itinerary for middle school educational tours, encompassing activities such as exploring the Dubai Museum, hands-on learning of sand bottle art in gold and spice souks, visits to Dubai’s educational institutions, and interactive sessions with local students. In a similar vein, for cross-border businessman, our subsidiaries have developed specialized travel routes that include visits to the China Chamber of Commerce in Dubai, offline wholesale markets across Dubai and Saudi Arabia, and vital local companies. Our subsidiaries have also arranged tailored itineraries for groups specializing in cosmetic surgery. These arrangements included visits to the American Academy of Cosmetic Surgery Hospital, where they had the opportunity to meet and converse with local experts in Dubai’s cosmetic surgery field and observe surgeries. For clients enthusiastic about outdoor adventures, our subsidiaries crafted custom tours to Ras Al Khaimah. These tours include activities like rock climbing and zip-lining at Jebel Jais, along with hiking adventures in Wadi Showka.

We generate revenue through the services of assistance in visa applications and airport pickup by charging the clients a service fee. In addition, our subsidiaries work with a variety of service providers, including hotels, restaurants, and transportation rental companies. In these arrangements, service providers extend a negotiated rate to our subsidiaries according to the service agreements. Our subsidiaries, in turn, bill their clients at a marginally higher rate. The fees paid by the clients are used to settle accounts with the service providers. The profit for our subsidiaries arises from the difference between the client’s payment and the contracted rate provided by the service providers.

Transportation Ticketing and Accommodation Reservation

Transportation ticketing and accommodation reservation services are commonly part of our subsidiaries’ MICE management and one-stop tourism offerings. Nevertheless, acknowledging the broader market demand, our subsidiaries also extend these services to clients outside of their MICE business and one-stop tourism clientele.

Our subsidiaries derive revenue by capturing the difference between the amount paid by clients and the contracted rates offered by service providers.

Clients

Clients of MICE Management

Clients of the MICE management service include industry associations and companies in a wide range of industries such as consumer goods, technology, finance, education, and law.

There is no client accounted for more than 10% of our total revenue for the year ended December 31, 2024. Two clients, CTG MICE Service Company Limited and Shandong Weichai Import and Export Corporation, accounted for 20.8% and 11.1% of our total revenue for the fiscal year ended December 31, 2023. One client, CTG MICE Service Company Limited, accounted for 11.9% of our total revenue for the fiscal year ended December 31, 2022.

Our repeat clients, among others, include CTG MICE Service Company Limited, Smartcom (Hongkong) Co., Ltd., and Mason Events Management Limited.

Our subsidiaries enter into service agreements either directly with our MICE management service clients or the travel agencies engaged by these clients. Although each service agreement is unique, they generally share key components. These include a description of the services to be provided, outlining the scope, nature, and quality expected. Additionally, specific payment terms are detailed, covering aspects such as the payment schedule, amounts, invoicing procedures, and any conditions or milestones that may affect payment.

Clients of One-stop Tourism

Clients of our one-stop tourism service include individuals, companies, and government departments. There was no client that accounted for more than 10% of our annual revenue for years ended December 31, 2024, 2023, and 2022. Our repeat clients, among others, include Hdec Middle East Co., Dmcc., Sepcoiii Electric Power Construction Co. Ltd., and BGP Geoexplorer Pte. Ltd.

Our subsidiaries enter into service agreements with our one-stop tourism service clients. Although each service agreement is unique, typical material terms include description of services and payment terms.

Clients of Transportation Ticketing and Accommodation Reservation

Our subsidiaries offer these services separately to clients who are not part of their MICE business or one-stop tourism customer base. For the years ended December 31, 2024, 2023, and 2022, there was no client of this business that accounted for more than 10% of our annual revenue.

Suppliers

Suppliers of MICE Management

Our subsidiaries work with numerous hotels for event venue rentals and engage with a variety of third-party service providers to offer diverse services to their clients. See “Business — Services — MICE Management — MICE Management Team and Third-Party Service Providers,” and “Business — Services — MICE Management — Venues.” For the years ended December 31, 2024, 2023, and 2022, there was no hotel or third-party service provider that accounted for more than 10% of our subsidiaries’ overall purchases.

Suppliers of One-stop Tourism

As of the date of this prospectus, to provide their one-stop tourism services, our subsidiaries have worked with 15 hotels, including well-known brands like Hilton, Marriott, Hyatt, and Four Seasons. Additionally, our subsidiaries also work with 14 restaurants, five car rental companies, and four shops, providing their customers with a broad spectrum of experiences in dining, transportation, and shopping.

We consider our subsidiaries’ major suppliers to be those suppliers that accounted for more than 10% of our subsidiaries’ overall purchases. The International Air Transport Association accounted for 19.8%, 24.1% and 15.1% of our subsidiaries’ overall purchases for the years ended December 31, 2024, 2023, and 2022.

Our subsidiaries enter into service agreements with their suppliers. Although each service agreement is unique, typical material terms include description of services, and payment terms.

Suppliers of Transportation Ticketing and Accommodation Reservation

The suppliers for this business are part of the supplier network for our one-stop tourism business. See “Business — Suppliers — Suppliers of One-stop Tourism.”

Competition

The tourism and MICE management industry is intensely competitive, subject to rapid change and significantly affected by new service introductions and other market activities of industry participants. Our subsidiaries compete with service providers of tourism and MICE management. Some of these competitors are large, well-capitalized companies with greater market share, resources, and experience than our subsidiaries have. Consequently, they are able to spend more on service development, marketing, sales, and other product initiatives than our subsidiaries can.

Our subsidiaries’ major competitors include Arabian Adventures LLC, Desert Gate Tourism LLC, and ADNEC Services LLC. Our subsidiaries compete with such competitors particularly in the area of one-stop tourism service and MICE management.

Although there can be no assurance that our subsidiaries will be able to continue to compete successfully in the future, we believe that our subsidiaries can compete successfully with these companies by offering services of better quality to numerous customers. This competitive edge is bolstered by our subsidiaries’ broad range of customers, large-scale event planning and organizational capabilities, bespoke travel itinerary planning service, diversified selection of services, and an experienced management team. See “Business — Competitive Strengths.”

Marketing

As of the date of this prospectus, our subsidiaries have a five-person marketing team. The marketing team actively employs social media channels, such as TikTok and Instagram, as key platforms for promoting our subsidiaries’ services. This strategy involves posting a variety of content, including photographs and videos, from conferences and exhibitions our subsidiaries have previously orchestrated. Through these posts, our subsidiaries aim to provide a vivid showcase of their expertise in event management, highlighting the quality, creativity, and scale of the events they have successfully delivered. This approach not only demonstrates their capacity for organizing and managing large-scale events but also serves to engage and attract potential clients by visually illustrating the breadth and impact of our subsidiaries’ services.

Seasonality

Our subsidiaries experience a seasonality in their business, especially from June to August, due to the extreme summer weather in Dubai, which leads to a decline in tourism and a reduced demand for outdoor events and activities. Consequently, our revenue during these months falls below the average of other quarters.

Properties

Our subsidiaries lease six properties in both Dubai and Sharjah, UAE. The breakdown of the leased properties is as follows:

Lessor	Lessee	Location	Area (Square Feet)	Total Rent	Term	Use
Almjadee Real Estate L.L.C.	Jihong Chen	Al Hala Complex No. 1, Al Safa 1, Jumeirah, Dubai, UAE	3,800	AED176,500 or US$48,060	November 15, 2024 – November 14, 2025	Residence
Al Zarooni Real Estate	Zhengang Tang	M04, Al Zarooni Clock Tower Building, Port Saeed Deira, Dubai, UAE	807	AED49,500 or US$14,977	July 15, 2024 – July 7, 2025	Residence
Al Zarooni Real Estate	Zhengang Tang	303, Al Zarooni Clock Tower Building, Port Saeed Deira, Dubai, UAE	1,410	AED74,000 or US$20,146	May 15, 2025 – May 14, 2026	Residence
Al Zarooni Real Estate	Jibin Wang	103, Al Zarooni Clock Tower Building, Port Saeed Deira, Dubai, UAE	1,356	AED66,000 or US$17,971	October 15, 2024 – October 14, 2025	Residence
Business Village	Hunter Dubai	630 Business Village, Block B, Port Saeed Deira, Dubai, UAE	1,722	AED103,044 or US$28,058	December 15, 2024 – December 14, 2025	Office

Intellectual Property

As of the date of this prospectus, our subsidiaries hold one trademark and two registered domain names.

The registered domain names are (i) HUNTERTOURISM.NET, which is owned by Zhengang Tang, our Chairman of the Board of Directors, Director, and Chief Executive Officer, with an expiration date of March 12, 2026, and (ii) ae57.ae, which is owned by Zhengang Tang, our Chairman of the Board of Directors, Director, and Chief Executive Officer, with an expiration date of May 14, 2026.

Employees

As of December 31, 2024, December 31, 2023, and December 31, 2022, we had 43, 39, and 34 full-time employees, respectively.

The following table provides a breakdown of our employees by function as of December 31, 2024:

Function	Number of Employees
Management	10
Business Operation	13
Sales and Marketing	11
General	9
Total	43

Our subsidiaries’ success depends on their ability to attract, motivate, train, and retain qualified personnel. We believe our subsidiaries offer their employees competitive compensation packages and an environment that encourages self-development and, as a result, have generally been able to attract and retain qualified personnel and maintain a stable core management team.

We believe our subsidiaries maintain a good working relationship with their employees, and our subsidiaries have not experienced any material labor disputes. None of their employees are represented by a labor union. The reduction in our workforce is attributable to outsourcing tasks to business partners and enhancing the versatility of our employees through training, enabling them to handle multiple roles.

Insurance

Hunter Dubai is insured for legal liability concerning accidental bodily injury to any third party, as well as accidental damage to the property of any third party.

Hunter Dubai has purchased medical insurance for its 18 employees and one of their family members, and four employees from Multiple Dubai.

Multiple Dubai has purchased medical insurance for its three employees and two of their family members.

Legal Proceeding

As of the date of this prospectus, neither we nor our subsidiaries are a party to any material legal or administrative proceedings. From time to time, our subsidiaries may be subject to various claims and legal actions arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our subsidiaries’ resources, including management’s time and attention.

REGULATIONS

We, through our subsidiaries, mainly conduct business in the UAE and are mainly engaged in the travel agency and event planning industry. This section sets forth a summary of the UAE laws, rules, regulations, government and industry policies and requirements that our UAE subsidiaries are subject to. Failure to comply with such laws, rules, regulations, government and industry policies and requirements could result in fines, suspension or expulsion, which could have a material adverse effect upon us.

This summary does not purport to be a complete description of all the laws and regulations that apply to our subsidiaries’ business and operations. Investors should note that the following summary is based on relevant laws and regulations in force as of the date of this prospectus, which may be subject to change.

Dubai Rule No. 6/2006 On Licensing Touristic Establishments and Travel Agents (Responsible Government/Regulatory Body: Department of Tourism and Commerce Marketing)

This rule applies to all travel agencies and inbound tour operator service providers in Dubai. The rule defines tourist activities as:

(a)     appointed general agent for airline/airlines;

(b)     travel and tourism agent;

(c)     outbound tour operator; and

(d)    inbound tour operator.

The rule mandates that any establishment conducting tourist activities in Dubai must obtain a relevant license from the Department of Tourism and Commerce Marketing. The rule also specifies the general and special requirements that must be met by any person wishing to obtain a license for any tourist activity.

The general requirements include:

(a)     maintaining an independent office space of an area not less than forty square meters for conducting each tourist activity;

(b)   submitting recent certificates of good conduct for both the owner and the manager in charge of the establishment; and

(c)     appointing a manager in charge and three employees for each tourist activity.

Some of the special requirements for each tourist activity relevant to the Group include:

(a)     for appointed general agent for airline/airlines, the establishment must have a minimum of three years of experience in the field of airline ticket sales and must have a minimum of three employees with experience in the field of airline ticket sales;

(b)    for travel and tourism agent, the establishment must have a minimum of three years of experience in the field of travel and tourism and must have a minimum of three employees with experience in the field of travel and tourism; and

(c)     for inbound tour operator, the establishment must have a minimum of three years of experience in the field of inbound tourism and must have a minimum of three employees with experience in the field of inbound tourism.

As of the date of this prospectus, our subsidiaries are in compliance with this rule, and we ensure that our subsidiaries meet the mandated standards and licensing requirements.

Decree No. 25 of 2013 On the Electronic System for Licensing Events and Marketing and Distributing Tickets in the Emirate of Dubai (Responsible Government/Regulatory Body: Department of Economy and Tourism Dubai)

This decree concerns the e-Licensing and e-Ticketing system for events in Dubai. The decree mandates that any entity affiliated with the government and is authorized to license or supervise the conduct of events in Dubai, including entities supervising free zones and special development zones, must use the e-Licensing and e-Ticketing system.

The decree defines an event as any event organized in Dubai on a permanent or temporary basis for an entertainment, marketing, sports, arts, cultural, educational, tourist, health, religious, or any other purpose, whether such event takes the form of a conference, festival, exhibition, concert, theatrical or literary event, contest, or any other form regardless of the venue where it is conducted.

The decree mandates that the e-Licensing system must be used to license events and record relevant data and information including the timings, venues, and the associated activities of such events. The e-Ticketing system is used to market event tickets. Entities that regulate, organize or manage events, including by selling or distributing tickets to such events to individuals or regulating the access or admission of individuals to such events are also required to install the necessary e-Ticketing systems and devices for their operation.

The decree also specifies the penalties for violating the provisions of this decree and the resolutions issued in pursuance hereof. As of the date of this prospectus, our subsidiaries are in compliance with this decree, subscribe to the e-Licensing and e-Ticketing systems and abide by the requirements set for venues therein.

Dubai Administrative Decision No. 7/2022 on the Adoption of the Guide for the Provision of First Aid Services at Various Workplaces in the Emirate of Dubai (Responsible Government/Regulatory Body: Dubai Municipality)

This law provides details on the requirements of providing first aid services at workplaces in Dubai and approves the Manual for Providing First Aid Services at Workplaces in Dubai, which sets out the standards and procedures for providing first aid services in open or closed public and private workplaces. The manual also outlines the obligations of employers and employees with respect to the first aid standards and procedures adopted by employers.

The manual applies to all workplaces in Dubai, including public and private entities and construction sites.

The manual sets out the following basic requirements for providing first aid services at workplaces:

(a)     employers must appoint a sufficient number of trained first aiders to provide first aid services at workplaces;

(b)     employers must ensure that the first aiders have access to appropriate first aid equipment and facilities;

(c)     employers must ensure that the first aiders are trained in the use of the first aid equipment and facilities;

(d)     employers must ensure that the first aiders are trained in the provision of first aid services in accordance with the standards set out in the manual; and

(e)     employers must ensure that the first aiders are trained in the recognition and treatment of common workplace injuries and illnesses.

The manual also sets out the following requirements for the provision of first aid services in specific situations:

(a)     in the event of a serious injury or illness, a first aider must call for emergency medical assistance immediately;

(b)      in the event of a minor injury or illness, a first aider must provide appropriate first aid treatment and record the details of the incident in the workplace first aid register; and

(c)     in the event of a workplace accident, a first aider must complete an accident report form and submit it to the employer.

As of the date of this prospectus, our subsidiaries comply with the first aid requirements for each type of workplace.

The Dubai Economy Commercial Permits Guide (Responsible Government/Regulatory Body: Dubai Department of Economic Development)

The Dubai Economy Commercial Permits Guide outlines the licensing process for various promotional activities in Dubai, including conferences and exhibitions. The guide specifies that a commercial permit is required for organizing promotional activities in Dubai. The permit is issued by the Department of Economic Development (“DED”) and it requires the existence of an active commercial license in Dubai. The permit constitutes permission from the DED to conduct relevant promotional activities and demonstrates that the permit holder has complied with all applicable legal requirements and the requirements of any other government, semi-government, and/or private agency (as applicable) in organizing promotional activities in Dubai.

To obtain a permit for a conference or exhibition, the applicant must submit a request form, a valid commercial license, and an outline of the campaign organizer, which shall include a campaign implementation plan, type and number of awards/prizes, and their respective values. The guide also provides information on the fees for each type of permit and the penalties for violating the regulations.

The guide also requires the service provider to ensure the following:

(a)     do not offend community habits, traditions, or the Islamic laws;

(b)      discourage the dissemination or promotion of any ideas or beliefs that may amount to prejudice in the UAE or the institutions of the State and society;

(c)     venue should be one within Dubai and designated to host exhibitions, trade fairs, and similar shows;

(d)     a government license is required, including a permit for the exhibition;

(e)     the exhibits should include goods produced or services provided by the public or locals;

(f)     firms that intend to set up exhibitions should obtain a separate permit for any promotional campaign or conference held alongside the exhibition; and

(g)     a DED permit must be obtained any conferences and seminars that involve speakers and specialists from inside or outside the state.

As of the date of this prospectus, our subsidiaries are in compliance with the guidance given in the Dubai Economy Commercial Permits Guide.

Dubai Local Order 11 of 2003 On Public Health and Safety of the Community in the Emirate of Dubai (Responsible Government/Regulatory Body: Dubai Municipality)

This local order concerns the public health and safety of the community in Dubai. Entertainment sites and other places frequented by the public are required to meet all the public health and safety requirements under this local order. The organizers need to ensure the preservation of the community’s health, prevention of diseases, and protection of the mental, physical, and psychological health of individuals and attendees. Such protection of attendees should be ensured by taking all necessary protection measures, including those relating to the maintenance of environmental cleanliness, control of diseases, fighting against epidemics, and control of foodstuff. Our subsidiaries, as occupiers of any places and sites, observe these requirements in a way which ensures their safe operation without endangering the lives or safety of visitors or neighbors.

Federal Decree-Law No. 34/2021 Concerning the Fight Against Rumors and Cybercrime (Responsible Government/Regulatory Body: UAE Ministry of Interior)

This law aims to address the concerns relating to the misuse and abuse of online technologies and addresses the concerns relating to the misuse and abuse of online technologies. It further seeks to protect the UAE’s government websites and databases, combat the spread of rumors and fake news, safeguard against electronic fraud, and maintain privacy and personal rights.

Article 44 of this law states that it is illegal to take photographs of others at any public or private place or prepare, communicate, expose, copy, or keep electronic images thereof without first seeking consent. The law is applicable to both public and private places. The article also prohibits the use of electronic means to capture, store, or distribute images of others without their consent.

Our subsidiaries are in compliance with the applicable cybercrime laws in the UAE and in specific Article 44 of Federal Decree-Law No. 34/2021 Concerning the Fight Against Rumors and Cybercrime.

Regulation of Data Collection and Handling (Responsible Government/Regulatory Body: UAE Data Office)

The Federal Decree-Law No. 45/2021 On the Protection of Personal Data on the Protection of Personal Data (the “UAE Data Protection Law”), which came into force on January 2, 2022, establishes guidelines for the handling of Personal Data (defined in the UAE Data Protection Law as “Any data relating to an identified natural person, or one who can be identified directly or indirectly by way of linking data, using identifiers such as name, voice, picture, identification number, online identifier, geographic location, or one or more special features that express the physical, psychological, economic, cultural or social identity of such person. It also includes sensitive personal data and biometric data.”). Our subsidiaries are subject to data protection and information security requirements as our subsidiaries are responsible for collecting and storing the Personal Data of their employees and customers, including event attendees, such as their contact information and other information which can be used for their identification, including national identification numbers. Failure to comply with the UAE Data Protection Law will result in administrative penalties being imposed by the UAE Data Office or any other applicable regulatory authority, which include but are not limited to fines or other civil penalties. Such penalties may be imposed at the discretion of the UAE Data Office or other regulatory entity.

Under the UAE Data Protection Law, our subsidiaries are required to ensure that any Personal Data or other sensitive information, in particular information relating to their employees, customers, and transaction database, such as contact details, transaction information or personal details of any customers or employees, is held or stored within the UAE and is kept confidential at all times and is not shared with any third party without consent of the customer or other relevant person. Personal Data shall not be retained for periods longer than those required for the purpose of its processing subject to any limitation periods imposed by any applicable laws.

Furthermore, our subsidiaries are required to comply with certain minimum information security requirements prescribed in the UAE Data Protection Law, such as implementing a board-approved information security policy, encryption of card transaction data whilst sharing data externally, conducting IT training for employees on joining and on an annual basis, implementing any changes to their hardware, software, applications, databases, configuration in accordance with formal change control procedures, and ensuring that audits and testing by external experts are conducted on an annual basis.

Our subsidiaries ensure that any Personal Data collected from their customers in the course of their business is collected and processed consensually and in accordance with all applicable data protection rights of the customers. As of the date of this prospectus, our subsidiaries are in compliance with UAE’s data protection regulations.

Regulation of Employment Relationship (Responsible Government/Regulatory Body: Ministry of Human Resources and Emiritisation)

Employer-employee relationships in the UAE are primarily governed by Federal Decree Law No. 33 of 2021, its Executive Regulations (Cabinet Resolution No. 1 of 2022) (as may be amended from time to time), and applicable ministerial orders implementing these provisions (together the “UAE Labor Law”). The UAE Labor Law applies to all employees working in the UAE, regardless of their nationalities. The UAE Labor Law covers a wide range of topics, including employment contracts, working hours, wages and salaries, leave, social security, and termination of employment.

The law also establishes a number of protections for employees, including the right to non-discrimination and the right to a safe and healthy workplace.

The UAE Labor Law is enforced by the Ministry of Human Resources and Emiritisation (“MoHRE”). Employees who believe that their rights have been violated can file a complaint with the MoHRE.

As of the date of this prospectus, our subsidiaries are in compliance with the UAE Labor Law. In line with the UAE Labor Law, our subsidiaries staunchly uphold the rights and well-being of their employees. Each of their employers receives a clear, written employment contract detailing their salary, benefits, and working hours. Strictly adhering to the UAE’s standards, our subsidiaries ensure no one exceeds the mandated 8 hours a day and 48 hours a week work limit. Beyond working hours, our subsidiaries value their employees’ well-being, offering 30 days of paid annual leave and 15 days of paid sick leave annually. Integral to the core values of our subsidiaries are their anti-discrimination, fairness, and equality policies which are required under the UAE Labor Law. Our subsidiaries actively enforce these principles, ensuring an inclusive and supportive work environment where every individual is treated with respect and equality in accordance with the UAE Labor Law. In line with UAE’s legal directives, our subsidiaries guarantee end-of-service benefits, showcasing their commitment to both the nation’s laws and their teams’ welfare.

Regulation of Intellectual Properties (Responsible Government/Regulatory Body: Ministry of Economy, Intellectual Property Protection Department)

The UAE’s intellectual property regime is promulgated by a range of laws and regulations (together, the “UAE IP Laws”) including:

(a)     Federal Decree-Law No. 38 of 2021 On Copyrights and Neighboring Rights. t includes innovative works such as literature, music, theatre, architecture, photography, computer programs, speeches and lectures, audio-visual works, derivative works etc.;

(b)   Federal Decree-Law No. 36 of 2021 On Trademarks, providing for the protection of trademarks being anything that takes a distinct shape of names, words, signatures, letters, symbols, numbers, addresses, seals, drawings, pictures, engravings, packaging, graphic elements, forms, color or colors or a combination thereof, a sign or a group of signs, including three-dimensional marks, hologram marks, or any other mark used or intended to be used to distinguish the goods or services of a facility from the goods or services of other facilities, or to indicate the performance of a service, or to conduct monitoring or examination of goods or services;

(c)     Cabinet Resolution No. (6) of 2022 on the Executive Regulations of Federal Law No. (11) of 2021 on the Regulation and Protection of Industrial Property Rights;

(d)    Cabinet Decision No. 47/2022 On the Implementing Regulation of Federal Decree-Law No. 38/2021 on Copyrights and Neighboring Rights; and

(e)     Cabinet Decision No. 57/2022 On Executive Regulations of the Federal Decree-Law No. 36/2021 on Trademarks.

The UAE IP Laws are implemented and enforced by the Ministry of Economy, Intellectual Property Protection Department.

As of the date of this prospectus, our subsidiaries are in compliance with UAE IP Laws. In compliance with the UAE IP Laws, our subsidiaries have implemented procedures for the registration, management, and protection of their own copyrights, trademarks and trade secrets. Our subsidiaries diligently ensure that their operations never infringe upon or utilize anyone else’s copyrighted material or intellectual property without proper authorization. We ensure that all our subsidiaries’ intellectual property endeavors align with the UAE IP Law.

Foreign Exchange Control (Responsible Government/Regulatory Body: Central Bank of the UAE )

The UAE has no restrictions on foreign exchange. There are no limits on the amount of foreign currency that can be brought into or taken out of the UAE. There are also no restrictions on the conversion of foreign currency into dirhams or vice versa.

However, there are a number of restrictions on the transfer of money to certain countries from and to the UAE. These restrictions are designed to prevent the funding of terrorism and other illegal activities.

Some of the high-risk jurisdictions include Afghanistan, Bangladesh, Cambodia, Cuba, the Democratic Republic of the Congo, Ethiopia, Ghana, Guinea-Bissau, Guyana, Haiti, Iraq, Kenya, Laos, Lebanon, Liberia, Libya, Mali, Mauritania, Mozambique, Myanmar, Nicaragua, Niger, Nigeria, Pakistan, Palestine, Panama, Papua New Guinea, Philippines, Russia, Senegal, Somalia, South Sudan, Sri Lanka, Sudan, Tajikistan, Tanzania, Togo, Turkmenistan, Uganda, Ukraine, Uzbekistan, Vanuatu, Venezuela, and Yemen.

Transfers of money to these countries are more closely monitored and may be subject to additional requirements.

The UAE’s foreign exchange control laws are overseen by the Central Bank of the UAE (“CBUAE”). The CBUAE is responsible for ensuring the stability of the dirham and for promoting the development of the UAE’s financial system.

As of the date of this prospectus, our subsidiaries are in compliance with UAE’s foreign exchange regulations. Recognizing the UAE’s open stance on foreign exchange, our subsidiaries ensure that all their financial transactions adhere to the UAE’s guidelines, promoting the free flow of capital while abiding by the constraints set out by the UAE. Our subsidiaries refrain from engaging in unauthorized transfers to these regions. Furthermore, our subsidiaries will exercise heightened due diligence when dealing with countries designated as high-risk jurisdictions. Every transaction is documented and undergoes internal review to ensure full compliance, thereby preventing any inadvertent support to activities that contradict the values we uphold, and the regulations set forth by the UAE government.

MANAGEMENT

The following table sets forth information regarding our directors (“Directors”) and executive officers (“Officers”) as at the date of this prospectus:

Name	Age	Position
Zhengang Tang	67	Chief Executive Officer, Chairman of the Board of Directors, and Director
Jihong Chen	56	Director
Li Zhang	37	Chief Financial Officer
Si Li	40	Independent Director Nominee*
Simon Hodgson	31	Independent Director Nominee*
Mohammed Salem Almahri	53	Independent Director Nominee*

____________

*        The appointment of each director nominee will become effective upon the effectiveness of the registration statement of which this prospectus forms a part.

The business and working experience and areas of responsibility of our Directors and Executive Officers are set out below:

Mr. Zhengang Tang has been serving as our Chief Executive Officer, Chairman of the Board of Directors, and Director since November 2023. Since December 2023, Mr. Tang has been the chief executive officer at Ambitions Dubai, where he provides overall strategic direction for Ambitions Dubai. Since March 2008, Mr. Tang has been the founder and chief executive officer at Multiple Dubai, where he has overseen its management and organized events, exhibitions, and international forums. Since October 2006, Mr. Tang has been the founder and chief executive officer at Hunter Dubai, where he has overseen corporate management and managed the company’s various departments. Mr. Tang received his bachelor’s degree in Business Management from Beijing Television University in May 1988 and his master’s degrees in Business Administration from the Canadian Community College in June 2002 and from Peking University in February 2013. We believe Mr. Tang qualifies as our director because of his expertise in corporate management and his experience in the tourism industry in the Middle East.

Ms. Jihong Chen has been serving as our Director since November 2023. Since March 2023, Ms. Chen has been a partner at Multiple Dubai, where she oversees the daily operations of Multiple Dubai. Since August 2022, Ms. Chen has been a managing director and partner at QR Trips Tourism LLC, where she oversees and manages its operations and provides guidance and support on its goals. Since October 2006, Ms. Chen has been a partner at Hunter Dubai, where she manages the company’s event planning, client reception, and MICE business. Ms. Chen received her associate’s degree in Economic Management from Beijing Institute of Modern Management in July 1994. We believe Ms. Chen qualifies as our director because of her expertise in event planning and corporate management.

Ms. Li Zhang has been serving as our Chief Financial Officer since November 2023. From July 2022 to October 2023, Ms. Zhang was an investment manager at Hongange (Beijing) Private Equity Fund Management Co., Ltd, where she managed corporate listings and capital operations, and developed investment project plans. From January 2021 to June 2022, Ms. Zhang was a senior investment manager at Youpin Auto Service Group Co., Ltd., where she led strategic corporate operations and facilitated overseas listings. Ms. Zhang received her bachelor’s degree in Biotechnology from Shanghai Ocean University in July 2008.

Mr. Si Li will serve as our director upon the effectiveness of the registration statement of which this prospectus is a part. Since June 2023, Mr. Li has been serving as the chief financial officer at Token Cat Limited (Nasdaq CM: TC), responsible for Token Cat’s financial management, strategy development, government relations, and global expansions. From June 2020 to May 2023, Mr. Li was a partner at Hongange (Beijing) Private Equity Fund Management Co., Ltd., responsible for the company’s fundraising and investments. From August 2019 to May 2020, Mr. Li was the general manager at Avita Technology (Chongqing) Co., Ltd., managing its government relations, capital operations, and strategy development. Mr. Li is a Qualified Fund Practitioner in China. He received his bachelor’s degree in International Economics and Trade from Beijing Technology and Business University in June 2007, and his master’s degree in Quantitative and Applied Statistics from the University of Pennsylvania in July 2009. We believe Mr. Li qualifies as our director because of his expertise in business management, public offerings, and finance.

Mr. Simon Hodgson will serve as our director upon the effectiveness of the registration statement of which this prospectus is a part. Since September 2022, Mr. Hodgson has been serving as the vice president of strategy and communications at Teneo Holding LLC, overseeing its strategy and management consulting services. From October 2018 to September 2022, Mr. Hodgson was the head of government relations and public policy at Unum Group, where he provided political risk counseling services, led Unum Group’s engagement with policymakers and media, and designed data science tools. Mr. Hodgson received his bachelor’s degree in French and Spanish from University College London in May 2014. We believe Mr. Hodgson qualifies as our director because of his expertise in government relations.

Mr. Mohammed Salem Almahri will serve as our director upon the effectiveness of the registration statement of which this prospectus is a part. Since August 2021, Mr. Almahri has been serving as the head of business consultant and coach at the Dubai Entrepreneurship Academy & Khalifa Fund for Enterprise Development, responsible for training entrepreneurs. From May 2018 to July 2021, Mr. Almahri was the head of investment office at the Al Dhafra Municipality, attracting investments and capitals to the region. Mr. Almahri received his bachelor’s degree in Business Administration from the United Arab Emirates University in November 2001. We believe Mr. Almahri qualifies as our director because of his expertise in capital markets.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our Board of Directors will consist of five directors, including three independent directors, namely Si Li, Simon Hodgson, and Mohammed Salem Almahri, upon the effectiveness of the registration statement of which this prospectus forms a part. A director is not required to hold any shares in our Company to qualify to serve as a director. The Listing Rules of the Nasdaq generally require that a majority of an issuer’s Board of Directors must consist of independent directors.

The Company’s board of directors may exercise all of the powers to borrow money, mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, or other securities whenever money is borrowed or as security for any debt, liability, or obligation of our Company or of any third party. None of our directors has a service contract with the Company that provides for benefits upon termination of service as a director.

Committees of the Board of Directors

We will establish three committees under the Board of Directors prior to the closing of this Offering: an audit committee, a compensation committee, and a nominating and corporate governance committee. The appointment to the committees will be effective immediately upon the effective date of the registration statement of which this prospectus forms a part. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee Our audit committee will consist of Si Li, Simon Hodgson, and Mohammed Salem Almahri, chaired by Si Li. The Company has determined that each of them satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meet the independence standards under Rule 10A-3 under the Exchange Act, as amended. The Company has determined that Si Li qualifies as an “audit committee financial expert.” The audit committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements. The audit committee is responsible for, among other things:

•        establishing clear hiring policies for employees or former employees of the independent auditors;

•        reviewing and recommending to our Board of Directors for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

•        approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors at least annually;

•        obtaining a written report from our independent auditor describing matters relating to its independence and quality control procedures;

•        reviewing and recommending the financial statements to our board of directors for inclusion in our annual reports;

•        discussing with our independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        reviewing and recommending the financial statements for inclusion within our quarterly earnings releases and to our Board of Directors for inclusion in our annual reports;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing policies with respect to risk assessment and risk management;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        periodically reviewing and reassessing the adequacy of the committee charter;

•        approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

•        establishing and overseeing procedures for the handling of complaints and whistleblowing;

•        meeting separately and periodically with management, the internal auditors and the independent registered public accounting firm;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of its procedures to ensure proper compliance;

•        reporting periodically to our Board of Directors; and

•        such other matters that are specifically delegated to our audit committee by our Board of Directors from time to time.

Compensation Committee Our compensation committee will consist of Si Li, Simon Hodgson, and Mohammed Salem Almahri, chaired by Si Li. The Company has determined that each of them satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. The compensation committee assists the Board of Directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

•        reviewing and evaluating our executive compensation and benefits policies generally;

•        reviewing and recommending any incentive compensation or equity plans, programs or other similar arrangements;

•        periodically reviewing and reassessing the adequacy of the committee charter;

•        selecting compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management;

•        reporting periodically to our Board of Directors; and

•        such other matters that are specifically delegated to the compensation committee by our Board of Directors from time to time.

Nominating and Corporate Governance Committee Our nominating and corporate governance committee will consist of Si Li, Simon Hodgson, and Mohammed Salem Almahri, chaired by Si Li. The Company has determined that each of them satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. The nominating and corporate governance committee assists the Board of Directors in selecting individuals qualified to become our directors and in determining the composition of the Board of Directors and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        recommending nominees to our Board of Directors for election or re-election to our Board of Directors, or for appointment to fill any vacancy or newly created directorships on our Board of Directors;

•        reviewing periodically with our Board of Directors the current composition of our Board of Directors with regards to characteristics such as judgment, experience, expertise, diversity and background;

•        recommending to our Board of Directors such criteria with respect to nomination or appointment of members of its Board of Directors and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or Nasdaq rules, or otherwise considered desirable and appropriate;

•        recommending to our Board of Directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•        periodically reassessing the adequacy of the committee charter;

•        overseeing compliance with the corporate governance guidelines and code of business conduct and ethics; and

•        overseeing and leading the self-evaluation of our Board of Directors in its performance and effectiveness as a whole.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to us, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by our directors is breached. A shareholder may in certain circumstances have the right to seek damages in our name if a duty owed by our directors is breached.

Our Board of Directors has all the powers necessary for managing, directing, and supervising our business affairs. The functions and powers of our Board of Directors include, among others, (i) convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings, (ii) declaring dividends, (iii) appointing officers and determining their terms of offices and remuneration, and (iv) approving the transfer of shares of our Company, including the registering of such shares in our register of members.

Code of Ethics and Corporate Governance

We will adopt a code of ethics, which will be applicable to all of our directors, executive officers and employees prior to the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. We will make our code of ethics publicly available on our website.

In addition, our Board will adopt a set of corporate governance guidelines covering a variety of matters, including (i) a policy governing the approval of related party transactions and (ii) an executive compensation recovery policy that apply to our executive officers, prior to the effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Terms of Directors and Officers

Our officers are appointed by and serve at the discretion of the Board.

An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the director, if any; but no such term shall be implied in the absence of express provision. A director may be removed from office by ordinary resolution of our shareholders, notwithstanding anything in our memorandum and articles of association or in any agreement between the Company and such director (but without prejudice to any claim for damages under such agreement).

The office of director shall be vacated, if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by to be or becomes of unsound mind; (iii) resigns his office by notice in writing to us; (iv) without special leave of absence from the Board, is absent from meeting of the Board for three consecutive meetings and the Board resolves that his office be vacated; or (v) is removed from office pursuant to any other provisions of our memorandum and articles of association.

Interested Transactions

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he or she is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated for the purposes of voting on a resolution in respect to a contract or transaction in which he/she has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction. Subject to applicable Nasdaq rules, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Employment Agreements and Indemnification Agreements

We will enter into employment agreements with our executive officers. Each of our executive officers is employed for a continuous term unless either we or the executive officer gives prior notice to terminate such employment, or for a specified time period, or for a specified time period which will be renewed automatically unless a notice of non-renewal is given. We may terminate an executive officer’s employment for cause, at any time, without notice or remuneration, including but not limited to as a result of the executive officer’s commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offence, fraud or dishonesty, habitual neglect of his or her duties, material misconduct being inconsistent with the due and faithful discharge of the executive officer’s material duties or material breach of internal procedures or regulations which causes damage to the Company. An executive officer may terminate his or her employment at any time with prior written notice.

We intend to enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against all liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company to the fullest extent permitted by law with certain limited exceptions.

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2024, the Company paid an aggregate of US$215,112 in cash to its directors and executive officers. For the fiscal year ended December 31, 2024, the Company also paid an aggregate of US$49,661 as accommodations to its directors and executive officers.

Foreign Private Issuer Status

As a foreign private issuer, we will be exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers and will not be required to disclose in our periodic reports all of the information that U.S. domestic issuers are required to disclose. We will also be permitted to follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, our corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

Controlled Company

Following the completion of this Offering, our Chairman of the Board of Directors, Director, and Chief Executive Officer, Mr. Zhengang Tang, will beneficially own approximately 69.75% of the aggregate voting power of our issued and outstanding share capital. Accordingly, Mr. Zhengang Tang will have the ability to determine all matters requiring approval by shareholders, including mergers, consolidations, the appointment of directors, and other significant corporate actions. See “Principal Shareholders.” As such, we will be deemed a “controlled company” under Nasdaq Marketplace Rules 5615(c). However, even if we are deemed a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. See “Risk Factors — Risks Relating to this Offering and the Trading Market — Our Chairman of the Board of Directors has substantial influence over our company. His interests may not be aligned with the interests of our other shareholders, and he could prevent or cause a change of control or other transactions.”

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A Ordinary Shares offered in this Offering for:

•        each of our directors and named Executive Officers; and

•        each person known to us to own beneficially more than 5% of our Class A Ordinary Shares and Class B Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A Ordinary Shares or Class B Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this Offering is based on 9,240,000 Class A Ordinary Shares and 18,760,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this Offering (assuming the underwriters’ over-allotment option is not exercised) is based on 10,740,000 Class A Ordinary Shares and 18,760,000 Class B Ordinary Shares issued and outstanding immediately after the completion of this Offering.

Information with respect to beneficial ownership has been furnished by each director, named officer, or beneficial owner of 5% or more of our Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to the securities. In computing the number of Class A Ordinary Shares beneficially owned by persons listed below and the percentage ownership of such persons, Class A Ordinary Shares underlying options, warrants, or convertible securities, including Class B Ordinary Shares held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering		Class B Ordinary Shares Beneficially Owned Prior to this Offering		Class A Ordinary Shares Beneficially Owned After this Offering		Class B Ordinary Shares Beneficially Owned After this Offering		Voting Power Before this Offering	Voting Power After this Offering(5)
	Number	%	Number	%	Number	%	Number	%	%	%
Directors and Executive Officers(1):
Zhengang Tang(2)	6,776,000	73.33%	13,132,000	70%	6,776,000	63.10%	13,132,000	70%	70.11%	69.75%
Jihong Chen(3)	—	—	5,628,000	30%	—	—	5,628,000	30%	29.05%	28.90%
Li Zhang	—	—	—	—	—	—	—	—	—	—
Si Li	—	—	—	—	—	—	—	—	—	—
Mohammed Salem Almahri	—	—	—	—	—	—	—	—	—	—
Simon Hodgson	—	—	—	—	—	—	—	—	—	—
All directors and executive officers as a group (six individuals):	6,776,000	73.33%	18,760,000	100%	—	—	18,760,000	100%	99.16%	98.65%

5% Shareholders(4):
HMDA Limited(2)(3)	—	—	18,760,000	100%	—	—	18,760,000	100%	96.82%	96.32%
HMDC Limited(2)	2,576,000	27.88%	—	—	2,576,000	23.99%	—	—	0.89%	0.89%
HMDE Limited(2)	4,200,000	45.45%	—	—	4,200,000	39.11%	—	—	1.45%	1.44%

____________

Notes:

(1)      Unless otherwise indicated, the business address of each of the individuals is 630 Business Village Block B, Port Saeed Deira, Dubai, United Arab Emirate.

(2)      The number of Ordinary Shares beneficially owned prior to this Offering represents 13,132,000 Class B Ordinary Shares held by HMDA Limited, a British Virgin Islands company, which is 70% owned by Zhengang Tang, our Chairman of the Board of Directors, Director, and Chief Executive Officer, 2,576,000 Class A Ordinary Shares held by HMDC Limited, a British Virgin Islands company, which is 100% owned by Zhengang Tang, and 4,200,000 Class A Ordinary Shares held by HMDE Limited, a British Virgin Islands company, which is 100% owned by Zhengang Tang.

(3)      The number of Ordinary Shares beneficially owned prior to this Offering represents 5,628,000 Class B Ordinary Shares held by HMDA Limited, a British Virgin Islands company, which is 30% owned by Jihong Chen, our Director.

(4)      Unless otherwise indicated, the registered address of each of the shareholders is 630 Business Village Block B, Port Saeed Deira, Dubai, United Arab Emirate.

(5)      Assuming no exercise of the over-allotment option by the underwriters.

RELATED PARTY TRANSACTIONS

We currently do not have a policy on related party transactions but plan to adopt one following this Offering. Our balances with related parties consisted of the following:

Names of the related parties	Relationship with the Group
Zhengang Tang	Controlling shareholder, Chief Executive Officer, Director, and Chairman of the Board
Jihong Chen	Principal shareholder and the Director of the Board
Naixin Tang	Principal shareholder
Chinese Naseem Cultural Communications FZ LLC (“Naseem”)	Controlled by Zhengang Tang
Shanghai Wok Restaurant (“Wok”)	Controlled by Zhengang Tang
First Express Passengers Transport By Rented Buses L.L.C (“Express”)	Controlled by Zhengang Tang

(a)    Amounts due from related parties

	As of May 31, 2025	As of December 31, 2024	As of December 31, 2023	As of December 31, 2022
	US$	US$	US$	US$
Naseem(i)	544,949	544,949	733,288	730,742
Wok(i)	298,877	489,483	489,483	489,483
Zhengang Tang(ii)	—	—	—	251,288
Jihong Chen(ii)	—	—	—	396,160
Naixin Tang(ii)	—	—	—	22,273
	843,826	1,034,432	1,222,771	1,889,946

____________

(i)      Amount due from Naseem and Wok represent interest-free loans provided by Ambitions in exchange for priority and enhanced catering services, as well as priority media and documentation services. These amounts are expected to be repaid by the first quarter of fiscal year 2026.

(ii)     Amounts due from Zhengang Tang, Jihong Chen, and Naixin Tang were staff advances for the Group’s business operation. Subsequently, the balance of Zhengang Tang, Jihong Chen, and Naixin Tang as of the date of this prospectus were fully collected or reimbursed.

(b)    Amounts due to related party

	As of May 31, 2025	As of December 31, 2024	As of December 31, 2023	As of December 31, 2022
	US$	US$	US$	US$
Express(iii)	206,882	39,566	32,046	80,503
	206,882	39,566	32,046	80,503

____________

(iii)    Amount due to Express was purchasing automotive services from Express.

(c)     Related party’s transaction

	For the five months ended May 31, 2025	For the year ended December 31, 2024	For the year ended December 31, 2023	For the year ended December 31, 2022
		US$	US$	US$
Automotive services purchased from Express	241,649	529,301	533,453	223,847
	241,649	529,301	533,453	223,847

(d)    Residence provided to directors and executive officers

	For the five months ended May 31, 2025	For the year ended December 31, 2024	For the year ended December 31, 2023	For the year ended December 31, 2022
		US$	US$	US$
Rental expenses regarding the residence provided to directors and executive officers	24,030	49,661	45,938	36,478
	24,030	49,661	45,938	36,478

DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

We were incorporated as an exempted company with limited liability and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended from time to time, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is $50,000 divided into 399,966,500,000 Class A Ordinary Shares of a par value of $0.0000001 each and 100,033,500,000 Class B Ordinary Shares of a par value of $0.0000001 each. As of the date of this prospectus, we have 9,240,000 Class A Ordinary Shares and 18,760,000 Class B Ordinary Shares issued and outstanding. All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares prior to the completion of the Offering will be fully paid.

The following description of our share capital and provisions of our Amended and Restated Memorandum and Articles are summaries and are qualified by reference to our Amended and Restated Memorandum and Articles as in effect. Copies of these documents are filed herewith as exhibits to our registration statement, of which this prospectus forms a part.

Class A Ordinary Shares and Class B Ordinary Shares

As of the date of this prospectus, our authorized share capital is $50,000 divided into 399,966,500,000 Class A Ordinary Shares and 100,033,500,000 Class B Ordinary Shares. All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares prior to the completion of the Offering are fully paid. The following are summaries of material provisions of our Amended and Restated Memorandum and Articles as in effect and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

General

All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are fully paid and non-assessable. Our Class A Ordinary Shares and Class B Ordinary Shares are issued in registered form. We may not issue Ordinary Shares to bearers. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their Ordinary Shares.

Dividends

Subject to any rights and restrictions for the time being attached to any Ordinary Shares, the directors may from time to time declare dividends (including interim dividends) and other distributions on Ordinary Shares in issue. In addition, subject to any rights and restrictions for the time being attached to any Ordinary Shares, our shareholders may by ordinary resolution declare dividends, but no dividend shall exceed the amount recommended by our directors.

Under the laws of the Cayman Islands, dividends may be declared and paid out of our profits or out of the share premium account. Our Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefore. No dividend may be paid unless, immediately following the date on which the dividend is proposed to be paid, we shall be able to pay our debts as they fall due in the ordinary course of business.

Voting Rights

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairperson of the meeting or any shareholder holding not less than 10% of the votes attaching to the shares present in person or by proxy. Subject to any rights and restrictions for the time being attached to any Ordinary Share, at our general meetings, (i) on a show of hands, every shareholder present in person or by proxy at shall have one vote, and (ii) on a poll, every shareholder present in person or by proxy shall have one (1) vote for each Class A Ordinary Share and fifteen (15) votes for each Class B Ordinary Share of such shareholder is the holder.

General meetings of shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles provide that we may (but shall not obliged to) in each calendar year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Listing Rules at the Nasdaq. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. The chairperson or the directors (acting by a resolution of the Board) may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company. A shareholders’ requisition is a requisition of members holding at the date of deposit of the requisition Ordinary Shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding Ordinary Shares that as at the date of the deposit carry the right to vote at general meetings of the Company. At least 10 calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in our articles of association has been given and whether or not the provisions of our articles of association regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed: (a) in the case of an annual general meeting, by all the shareholders (or their proxies) entitled to attend and vote thereat; and (b) in the case of an extraordinary general meeting, by holders of two-thirds (2/3) of the shareholders having a right to attend and vote at the meeting, present at the meeting or, in the case of a corporation or other non-natural person, represented by its duly authorized representative or proxy.

An ordinary resolution to be passed at a general meeting by the shareholders requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives at a general meeting, while a special resolution requires the affirmative vote of not less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

Conversion Rights

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

Transfer of Ordinary Shares

Subject to the restrictions in our Amended and Restated Memorandum and Articles, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares or Class B Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors in their absolute discretion.

Our Board of Directors may, in its absolute discretion, decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares which is not fully paid up or on which we have a lien. Our Board of Directors may also decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our Board of Directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the Class A Ordinary Shares or Class B Ordinary Shares is to be transferred does not exceed four; and

•        a fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as our Board of Directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer of any Class A Ordinary Shares or Class B Ordinary Shares, they shall, within three calendar months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required by the Nasdaq rules, be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided always, that such registration of transfer shall not be suspended, nor the register closed for more than thirty calendar days in any year.

Winding Up

If the Company shall be wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Companies Act, divide amongst the shareholders in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to our articles of association, determine how the division shall be carried out as between the shareholders or different classes of shareholders. If the Company shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

Redemption, Repurchase and Surrender of Ordinary Shares

Subject to the provisions of the Companies Act and our Amended and Restated Memorandum and Articles, we may issue shares on terms that such shares are to be redeemed or are liable to be redeemed, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our Board of Directors or by a special resolution of our shareholders. We may also purchase our own shares (including any redeemable shares) on such terms and in such manner and terms as have been approved by the Board of Directors or by the shareholders by ordinary resolution or are otherwise authorized by our Amended and Restated Memorandum and Articles. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company is able to, immediately following the date on which the payment is proposed to be made, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding other than shares held as treasury shares, or (c) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of the Company is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company. The rights of the holders of Shares shall not be deemed to be materially adversely varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

Inspection of Books and Records

Holders of our Class A Ordinary Shares or Class B Ordinary Shares have no general right under the Companies Act to inspect or obtain our register of members or our corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by shareholders). Under Cayman

Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares

Our Amended and Restated Memorandum and Articles authorize our Board of Directors to issue additional Class A Ordinary Shares or Class B Ordinary Shares from time to time as our Board of Directors shall determine and without the approval of the shareholders, to the extent of available authorized but unissued shares.

Our Amended and Restated Memorandum and Articles also authorize our Board of Directors may issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued Class A Ordinary Shares or Class B Ordinary Shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, the directors may by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)     the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)    whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)     the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d)    whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)     whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the shareholders upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f)     whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)    whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)    the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)     the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)     any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations, and restrictions thereof.

Anti-Takeover Provisions

Some provisions of our Amended and Restated Memorandum and Articles may discourage, delay or prevent a change of control of us or management that shareholders may consider favorable, including provisions that authorize our Board of Directors to issue preferred shares in one or more series and to determine the terms and rights of such preferred shares without approval of our shareholders.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of our shareholders with the Registrar of Companies in the Cayman Islands;

•        is not required to open our register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are given for a period of up to 30 years);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the UK. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is affected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

Save in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Reconstructions and amalgamations may be approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, in each case depending on the circumstances, as are present at a meeting called for such purpose and thereafter sanctioned by the Grand Court of the Cayman Islands. Whilst a dissenting member has the right to express to the court his view that the transaction for which approval is being sought would not provide the members with a fair value for their shares, it can be expected that the court would approve the transaction if it is satisfied that (i) the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with, (ii) the members have been fairly represented at the meeting in question, (iii) the transaction is such as a businessman would reasonably approve and (iv) the transaction is not one that would more properly be sanctioned under some other provisions of the Companies Act or that would amount to a “fraud on the minority”. If the transaction is approved, no dissenting member would have any rights comparable to the appraisal rights (namely the right to receive payment in cash for the judicially determined value of his shares), which may be available to dissenting members of corporations in other jurisdictions.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of not less than 90% in value of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so accepted unless there is evidence of fraud, bad faith, or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be affected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of our Amended and Restated Memorandum and Articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our Board of Directors to issue preferred shares in one or more series and to determine the terms and rights of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Amended and Restated Memorandum and Articles provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors, or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles provide that the chairman or the directors (acting by a resolution of the board) may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company. A shareholders’ requisition is a requisition of members holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Company. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our Amended and Restated Memorandum and Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles, a director may be removed from office by ordinary resolution, notwithstanding anything in our articles of association or in any agreement between the Company and such director (but without prejudice to any claim for damages under such agreement).

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of our company are required to comply with fiduciary duties which they owe to our company under Cayman Islands laws, including the duty to ensure that, in their opinion such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Restructuring

A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a)     is or is likely to become unable to pay its debts; and

(b)     intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Companies Act, a company may be wound up (a) compulsorily by order of the Grand Court of the Cayman Islands; (b) voluntarily (i) by virtue of a special resolution; (ii) because the period, if any, fixed for the duration of the company by its articles of association has expired; or (iii) because the event, if any, has occurred, on the occurrence of which its articles of association provide that the company shall be wound up; or (c) under the supervision of the Grand Court of the Cayman Islands. Under our Amended and Restated Memorandum and Articles, if the Company shall be wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Companies Act, divide amongst the shareholders in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to our articles of association, determine how the division shall be carried out as between the shareholders or different classes of shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Amended and Restated Memorandum and Articles, whenever the capital of the Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Amended and Restated Memorandum and Articles, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law and our Amended and Restated Memorandum and Articles, all shares for the time being unissued shall be under the control of the directors who may, in their absolute discretion and without the approval of the shareholders, cause the Company to:

(a)     issue, allot, or otherwise dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such persons, in such manner, at such times and on such terms and having such rights and being subject to such restrictions as they may from time to time determine;

(b)    grant rights over shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding shares, at such times and on such other terms as they think proper; and

(c)     grant options with respect to shares and issue warrants or similar instruments with respect thereto, at such times and on such terms and having such rights and being subject to such restrictions as they may from time to time determine.

History of Securities Issuances

The following is a summary of our securities issuances, re-designations, and other events which have changed the amount of our issued capital and/or the number and classes of shares of which it composed during the past three years:

Issue of Ordinary Shares

The following is a summary of our share capital since incorporation:

Share Allotment in November 2023

On November 2, 2023, our Board of Directors approved the following allotment of our Ordinary Shares:

Allottee	Number of Ordinary Shares		Consideration
Osiris International Cayman Limited	1		$0.0001
HMDA Limited	6,699	(1)	$0.67
HMDC Limited	1,320		$0.132
HMDD Limited	480		$0.048
HMDE Limited	1,500		$0.15

____________

(1)      On November 2, 2023, Osiris International Cayman Limited transferred one Ordinary Share it was holding to HMDA Limited.

Share Transfer in December 2023

On December 27, 2023, our Board of Directors approved the following transfer of our Ordinary Shares:

Transferor	Transferee	Number of Ordinary Shares
HMDC Limited	HMDF Limited	80

Share Allotment in January 2024

On January 1, 2024, our Board of Directors approved the following allotment of our Ordinary Shares:

Allottee	Number of Ordinary Shares	Consideration
HMDA Limited	33,493,300	$3,349.33
HMDC Limited	6,198,760	$619.876
HMDD Limited	2,399,520	$239.952
HMDE Limited	7,498,500	$749.85
HMDF Limited	399,920	$39.992

Share Transfer in May 2024

On May 20, 2024, our Board of Directors approved the following transfer of our Ordinary Shares:

Transferor	Transferee	Number of Ordinary Shares
HMDC Limited	Pinnacle Partners Inc.	1,250,000

Share Reclassification in September 2024

On September 30, 2024, our directors and shareholders approved the reclassification of our issued and outstanding share capital. Each of our issued and unissued Ordinary Shares, par value of $0.0001 per share, was subdivided into 1,000 shares, par value of $0.0000001 per share. Upon the share subdivision, all of our existing shareholders surrendered, for nil consideration, the additional Ordinary Shares they hold as a result of the subdivision and continued holding the Ordinary Shares registered in their names before the subdivision. After such surrender of Ordinary Shares, all Ordinary Shares held by HMDA Limited, one of our shareholders, were re-designated as Class B Ordinary Shares, and all other issued and outstanding Ordinary Shares were re-designated as Class A Ordinary Shares. Following the reclassification, our authorized share capital became $50,000 divided into 399,966,500,000 Class A Ordinary Shares and 100,033,500,000 Class B Ordinary Shares, and we have 16,500,000 Class A Ordinary Shares and 33,500,000 Class B Ordinary Shares issued and outstanding after the share reclassification.

Share Transfer and Surrender in February 2025

On February 18, 2025, our directors approved the transfer of 20,000 Class A Ordinary Shares from HMDC Limited to HMDF Limited. On the same date, our directors approved the irrevocable surrender for nil consideration of (i) 14,740,000 Class B Ordinary Shares held by HMDA Limited, (ii) 3,300,000 Class A Ordinary Shares held by HMDE Limited, (iii) 2,354,000 Class A Ordinary Shares held by HMDC Limited, (iv) 1,056,000 Class A Ordinary Shares held by HMDD Limited, and (v) 550,000 Class A Ordinary Shares held by Pinnacle Partners Inc. As of the date of this prospectus, we have 9,240,000 Class A Ordinary Shares and 18,760,000 Class B Ordinary Shares issued and outstanding.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this Offering, all of the Class A Ordinary Shares sold in this Offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Prior to this Offering, there has been no public market for our Class A Ordinary Shares, and while we plan to apply to list our Class A Ordinary Shares on Nasdaq, we cannot assure you that a regular trading market for our Class A Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Class A Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Class A Ordinary Shares. Further, since a large number of our Class A Ordinary Shares will not be available for sale shortly after this Class A Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Class A Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Lock-Up Agreements

We have agreed, for a period of six (6) months from the effective date of registration statement of which this prospectus forms a part, subject to certain limited exceptions, not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares, (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares; (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Ordinary Shares or any such other securities, whether any such transaction described in (i), (ii), (iii) or (iv) above is to be settled by delivery of Class A Ordinary Shares or such other securities of the Company.

Furthermore, each of our executive officers, directors and shareholders owning 5% or more of our Class A Ordinary Shares have agreed, without the prior written consent of the Representative, for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part and subject to certain exceptions, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise, except to the Representative pursuant to this. Other than this Offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Class A Ordinary Shares may dispose of significant numbers of our Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

Rule 144

All of our Class A Ordinary Shares outstanding prior to this Offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our Class A Ordinary Shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Subject to the Lock-Up Agreements, our affiliates may sell within any three-month period a number of Class A Ordinary Shares that does not exceed the greater of the following:

•        1% of the then outstanding Class A Ordinary Shares of the same class, which will equal approximately 107,400 Class A Ordinary Shares immediately after this Offering assuming the over-allotment option is not exercised and 109,650 Class A Ordinary Shares assuming the over-allotment option is exercised in full; or

•        the average weekly trading volume of our Class A Ordinary Shares on Nasdaq during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Class A Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Class A Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. Securities issued under Rule 701 will be deemed “restricted securities” within the meaning of Rule 144 under the Securities Act, and may not be freely traded without registration or exemption thereunder.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership, and disposition of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties that may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is not otherwise party to any double-tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares or Class B Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares or Class B Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Class A Ordinary Shares or Class B Ordinary Shares be subject to Cayman Islands income or corporation tax.

Our company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, may obtain an undertaking from the Governor in Cabinet of the Cayman Islands as to tax concessions under the Tax Concessions Act (As Revised). In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the Company may obtain an undertaking from the Financial Secretary of the Cayman Islands:

•        that no law that is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains, or appreciations shall apply to our company or its operations; and

•        in addition, that no tax to be levied on profits, income, gains, or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

•        on or in respect of the shares, debentures, or other obligations of our company; or

•        by way of the withholding, in whole or part, of any relevant payment as defined in the Tax Concessions Act (As Revised).

United Arab Emirates Taxation Considerations

It is the responsibility of all persons interested in purchasing the Class A Ordinary Shares to inform themselves as to any tax consequences from their investing in the Company and the Company’s operations or management, as well as any foreign exchange or other fiscal or legal restrictions, which are relevant to their particular circumstances in connection with the acquisition, holding, or disposition of the Class A Ordinary Shares.

Investors should therefore seek their own separate tax advice in relation to their holding of Class A Ordinary Shares, we do not accept any responsibility for the taxation consequences of any investment by an investor.

On January 16, 2023, the UAE’s Ministry of Finance introduced a nine percent. Federal corporate tax regime for the first time in the UAE to be applied on the adjusted accounting net profits of a business above AED375,000 (US$102,110), which came into effect on June 1, 2023. The subsidiaries are not currently subject to corporate income tax in the UAE as their net profits do not currently meet the AED375,000 (US$102,110) threshold.

There are no transfer taxes in the UAE on the purchase of Class A Ordinary Shares. Accordingly, the purchase of Class A Ordinary Shares should not result in any UAE tax liabilities for shareholders who are individuals or corporations tax residents in the UAE.

Non-UAE tax residents, or dual tax residents, individuals, and corporations, may be subject to taxation in jurisdictions outside the UAE with respect to the ownership of, or income derived in connection with, the Class A Ordinary Shares based on local tax regulations.

Based on the same principles as outlined above, UAE resident shareholders who are not subject to tax in the UAE or jurisdictions outside the UAE (both corporate and individual), should not currently be taxed on the receipt of dividend income and gains on the future sale of the Shares.

Shareholders who are subject to tax in the UAE by virtue of being a tax resident in jurisdictions outside the UAE, as well as shareholders tax resident in the UAE but also subject to tax in jurisdictions outside the UAE (both corporate and individual), should consult their own tax advisers as to the taxation of dividend income and gains on the future sale of the Class A Ordinary Shares under the relevant applicable local laws in those jurisdictions. There is currently no withholding tax in the UAE and as such, any dividend payments made by the Company should be made free of any UAE or Abu Dhabi withholding tax.

The UAE has adopted an excise tax, which was effective on October 1, 2017, and implemented a VAT, which was effective on January 1, 2018. On August 27, 2017, Federal Decree-Law No (8) of 2017 on Value Added Tax (“VAT Law”) was published on the website of the Federal Tax Authority. The executive regulations of the VAT Law were issued on November 28, 2017, under the Cabinet Decision No. 52 of Federal Decree Law No. (8) of 2017.

The executive regulations provide more details about the services that are subject to VAT and which particular services are zero-rated or exempt. The executive regulations of the VAT Law outline the conditions and parameters of such VAT treatment. The GCC VAT Framework Agreement, which is a country-level agreement between all the GCC countries, sets out broad principles that should be followed by all the GCC countries in their VAT laws while providing individual member states some discretion to adopt a different VAT treatment with respect of certain matters. Each GCC country will enact its own domestic VAT legislation based on the underlying principles in this common framework.

Article 42 of the executive regulations outlines the scope of financial services classified as exempt and, on this basis, no VAT would be applied on any transfer of Ordinary Shares. However, it should be noted that fees relating to the transfer of ownership of Ordinary Shares would be standard rated at 5%.

Certain United States Federal Income Tax Considerations

The following discussion is a brief summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares. This brief summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the IRS with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        financial institutions or financial services entities;

•        underwriters;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        grantor trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        governments or agencies or instrumentalities thereof;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Class A Ordinary Shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the “Passive Foreign Investment Company Rules” discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the Class A Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that our Class A Ordinary Shares are readily tradable on an established securities market in the United States and the U.S. Holder satisfies certain holding periods and other requirements. In this regard, shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on Nasdaq, as our Class A Ordinary Shares are expected to be.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Ordinary Shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Class A Ordinary Shares.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long term if the Class A Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company (PFIC) Rules Consequences

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

Based on the expected composition (and estimated values) of the assets and the nature of the income of us and our subsidiaries, we do not expect to be treated as a PFIC for the current taxable year. However, no assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Class A Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Class A Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Class A Ordinary Shares. Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Class A Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Class A Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

We expect to enter into an underwriting agreement with AC Sunshine Securities LLC (“AC Sunshine,” or the “Representative”) to act as the representative of the underwriters named below, with respect to the Class A Ordinary Shares offered hereby. The Representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this Offering. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, on a firm commitment basis, and we have agreed to sell to them on a firm commitment basis, the number of Class A Ordinary Shares as indicated below at the Offering Price less the underwriting discounts, as set forth on the cover page of this prospectus.

Name	Number of Class A Ordinary Shares
AC Sunshine Securities LLC	[•]
Univest Securities, LLC. (“Univest”)	[•]
Total	1,500,000

The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions contained in the underwriting agreement, such as absence of any material adverse change in our business or in the financial markets, the receipt by the underwriters of officer’s certificates and legal opinions and comfort letters from us, our legal counsels and our independent auditors. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such Class A Ordinary Shares are taken. However, the Representative is not required to take or pay for the Class A Ordinary Shares covered by the underwriters’ over-allotment option described below.

The underwriters will offer the Class A Ordinary Shares to the public at the Offering Price and to selected dealers at the Offering Price less a selling concession not in excess of $         per Class A Ordinary Share. After this offering, the Offering Price, concession, and reallowance to dealers may be reduced by the underwriters. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Class A Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Over-Allotment Option

We have agreed to grant to the underwriters an over-allotment option, exercisable within forty-five (45) days from the closing of this offering, to purchase up to an additional 225,000 Class A Ordinary Shares (fifteen percent (15%) of the aggregate number of Class A Ordinary Shares sold in the Offering, excluding Class A Ordinary Shares subject to this option) at the Offering Price listed on the cover page of this prospectus, less the underwriting discounts. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this Offering.

Discounts and Expenses

The underwriting discounts are equal to seven percent (7%) of the Offering Price set forth on the cover of this prospectus.

The following table shows the per share and total Offering Price, underwriting discounts, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 225,000 Class A Ordinary Shares.

	Per Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
Offering Price(1)	$4.00	$6,000,000	$6,900,000
Underwriting discounts(2)	$0.28	$420,000	$483,000
Proceeds to us before expenses(3)	$3.72	$5,580,000	$6,417,000

____________

(1)      The Offering Price is assumed as US$4.00, which is the lower end of the range set forth on the cover page of this prospectus.

(2)      We have agreed to pay the Representative the underwriting discount of seven percent (7%) of the gross proceeds in this Offering.

(3)      The total estimated expenses related to this Offering are set forth in the section entitled “Expenses of This Offering” on page 112.

We agreed to pay the Representative a non-accountable expense allowance in the amount equal to one percent (1%) of the gross proceeds of this Offering (including proceeds from the sale of over-allotment shares, if any). We have also agreed to reimburse the Representative up to a maximum of $250,000 for out-of-pocket accountable expenses (including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals). For the avoidance of doubt, in the event that the offering is terminated, we will reimburse the Representative for accountable out-of-pocket expenses related to this offering, up to $250,000.

We have agreed to pay the Representative an advanced expense of $50,000 upon February 3, 2025, the date of the letter of engagement entered into by and among AC Sunshine, Univest, and us (the “Engagement Letter”). Any advances will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the Offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately $1,450,000.

Representative’s Warrants

In addition, we have agreed to grant the Representative non-redeemable warrants to purchase an amount equal to one percent (1%) of the Class A Ordinary Shares sold in the Offering (including any Class A Ordinary Shares sold upon exercise of the over-allotment option) (the “Representative’s Warrants”), for nominal consideration of $0.01 each, which will be exercisable cashless at any time, subject to lock up for 180 days from the date of issuance in accordance with FINRA Rule 5110, and will expire five (5) years from the commencement of sales of this Offering. The Representative’s Warrants will be exercisable at a price equal to one hundred twenty percent (120%) of the Offering Price of the Class A Ordinary Shares sold in this Offering. We will register the Class A Ordinary Shares underlying the Representative’s Warrants and will file all necessary undertakings in connection therewith. The Representative’s Warrants and the Class A Ordinary Shares underlying the Representative’s Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of this Offering (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any member participating in the offering and the officers or partners thereof, and that all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. The Representative’s Warrants may be exercised as to all or a lesser number of Class A Ordinary Shares and will provide for cashless exercise. The Representative’s Warrants contain a provision for one demand registration, at the expense of the Company. The demand registration right may be exercised at any time following the issuance of the Representative’s Warrants but no later than five (5) years following the commencement of sales of the Offering in compliance with FINRA rule 5110(g)(8)(C). The Representative’s Warrants also contain unlimited “piggyback” registration rights at our expense. The piggyback registration rights may be exercised at any time following the issuance of the Representative’s Warrants but no later than seven (7) years following the commencement of sales of the Offering in compliance with FINRA rule 5110(g)(8)(D).

We will bear all fees and expenses related to registering the Class A Ordinary Shares issuable upon exercise of the Representative’s Warrants, other than underwriting discounts and commissions incurred and payable by the holders. The exercise price and number of Class A Ordinary Shares issuable upon exercise of the Representative’s Warrants may also be adjusted in certain circumstances, including in the event of a share dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, during such time that the Representative’s Warrants are outstanding, we shall not merge, reorganize, or take any action which would terminate the Representative’s Warrants, without first making adequate provisions for the Representative’s Warrants.

Tail Financing

We have agreed that, for a period of 12 months following the termination or expiration of the Engagement Letter, if there is a completion of a sale of equity, debt, and/or equity derivative instruments (each a “Tail Financing”) to an investor whom either AC Sunshine or Univest had introduced to us from February 3, 2025 to the termination or expiration of our engagement with them (the “Engagement Period”), until an early termination or the closing of this Offering, AC Sunshine and Univest will be entitled to compensation for such Tail Financing with the investors they introduced to us respectively, which includes a discount or commission equal to 7% of the proceeds of such Tail Financing. Upon an early termination or the closing of this Offering, AC Sunshine and Univest shall provide a list of such investors they introduced to the Company. An underwriter’s failure to provide such list to the Company within five business days of the termination of the Engagement Letter shall terminate any obligations of the Company to any compensation to such underwriter pursuant to this paragraph. This right shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by us for cause in case of AC Sunshine’s or Univest’s material failure to provide the services contemplated in the underwriting agreement.

Right of First Refusal

We have granted AC Sunshine and Univest, during the Engagement Period with them and for a period of 18 months from the closing date of the Offering, the right of first refusal to provide investment banking services to us on terms that are the same or more favorable to us compared to terms offered to us by other underwriters/placement agents, which right is exercisable in AC Sunshine and Univest’s sole discretion. Such right of first refusal shall not be granted if the engagement between us, AC Sunshine and Univest is terminated pursuant to the terms contained therein. “Investment banking services” shall include, without limitation, (a) acting as lead or joint-lead managers for any underwritten public offering; (b) acting as lead or joint book-runners and or lead or joint placement agents; (c) acting as initial purchasers in connection with any private offering of our securities and (d) acting as financial advisors in connection with any sale or other transfer by us, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stocks or assets of us, and any merger or consolidation of us with another entity. AC Sunshine and Univest shall notify us of their intention to exercise such right of first refusal within 15 business days following written notice from us. Any decision by AC Sunshine and Univest to act in any such capacity shall be set forth in separate agreements, which shall include, among other matters, provisions for customary fees for transactions of similar size and nature (as may be mutually agreed upon) and indemnification of AC Sunshine and Univest, and shall be subject to general market conditions, provided the terms for such financing or transaction are the same or more favorable to us compared to terms offered by other underwriters/placement agents. If AC Sunshine and Univest decline to exercise such right of first refusal, we shall have the right to retain any other person or persons to provide such services on terms and conditions that are not more favorable than the terms presented to and declined by AC Sunshine and Univest. This right of first refusal may be terminated by us for “Cause,” which includes, but is not limited to, AC Sunshine’s or Univest’s gross negligence, willful misconduct, or fraud in connection with performing any of their obligations to us.

Lock-up Agreements

All officers, directors and shareholders owning 5% or more of our Class A Ordinary Shares have agreed, without the agreement in writing, in a form satisfactory to the Representative for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part (the “Lock-Up Period”) and subject to certain exceptions, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise, except to AC Sunshine and Univest pursuant to this. The Company also agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

No Sales of Similar Securities

We have agreed, for a period of six (6) months from the effective date of registration statement of which this prospectus forms a part, subject to certain limited exceptions, not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares, (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares; (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Ordinary Shares or any such other securities, whether any such transaction described in (i), (ii), (iii) or (iv) above is to be settled by delivery of Class A Ordinary Shares or such other securities of the Company.

Stabilization, Short Positions and Penalty Bids

In connection with this Offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Ordinary Shares. Specifically, the underwriters may sell more Class A Ordinary Shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of Class A Ordinary Shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of Class A Ordinary Shares compared to the price available under the option to purchase additional Class A Ordinary Shares. The underwriters may also sell shares in excess of the option to purchase additional Class A Ordinary Shares, creating a naked short position. The underwriters must close out any naked short position by purchasing Class A Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriters or dealer repays selling concessions allowed to it for distributing our Class A Ordinary Shares in this Offering because such underwriters repurchases those Class A Ordinary Shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Class A Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Class A Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be affected on the Nasdaq, in the over-the-counter market, or otherwise.

Pricing of the Offering

Prior to this Offering, there has been no public market for the Class A Ordinary Shares. The Offering Price will be determined by negotiations between us and the Representative. In determining the Offering Price, we and the Representative expect to consider a number of factors, including:

•        the information set forth in this prospectus and otherwise available to AC Sunshine and Univest;

•        our prospects and the history and prospects for the industry in which we compete;

•        an assessment of our management;

•        our prospects for future earnings;

•        the general condition of the securities markets at the time of this Offering;

•        the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•        other factors deemed relevant by AC Sunshine, Univest, and us.

The estimated Offering Price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor AC Sunshine nor Univest can assure investors that an active trading market will develop for the Class A Ordinary Shares, or that the Class A Ordinary Shares will trade in the public market at or above the Offering Price.

Indemnification

We have agreed to indemnify AC Sunshine and Univest against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that AC Sunshine and Univest may be required to make for these liabilities.

Listing

Prior to this Offering, there has been no public market for our Class A Ordinary Shares. We have applied to have our Class A Ordinary Shares approved for listing on the Nasdaq under the symbol “AHMA.” We make no representation that such application will be approved or that our Class A Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this Offering unless such Class A Ordinary Shares will be so listed at completion of this Offering.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this Offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Class A Ordinary Shares, where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Class A Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia.

This document:

(i)     does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the “Corporations Act;”

(ii)    has not been, and will not be, lodged with the Australian Securities and Investments Commission, or “ASIC,” as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

(iii)   may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or “Exempt Investors.”

The Class A Ordinary Shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Class A Ordinary Shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Class A Ordinary Shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ordinary shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of the Class A Ordinary Shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Class A Ordinary Shares you undertake to us that you will not, for a period of 12 months from the date of issue or sale of the Class A Ordinary Shares, offer, transfer, assign or otherwise alienate those ordinary shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Canada.    The Class A Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands.    This prospectus does not constitute a public offer of the Class A Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The Representative have represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Class A Ordinary Shares to any member of the public in the Cayman Islands.

Dubai International Financial Centre (“DIFC”).    This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

United Arab Emirates.    Neither this prospectus nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us. No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

Saudi Arabia.    This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (the “CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial or legal advisor.

European Economic Area.    In relation to each Member State of the European Economic Area (each a “Relevant State”), no Class A Ordinary Shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Class A Ordinary Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Class A Ordinary Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(i)     to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)    to fewer than 150 natural or legal persons (other than qualified investors as defined under the Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(iii)   in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Class A Ordinary Shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any Class A Ordinary Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any Class A Ordinary Shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Class A Ordinary Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ordinary shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to Class A Ordinary Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong.    The Class A Ordinary Shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Kuwait.    Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Class A Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the Class A Ordinary Shares may not be offered or sold and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Qatar.    In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

United Kingdom.     This document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are outside the United Kingdom or if in the United Kingdom who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order

2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

Israel.    This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

Singapore.    This prospectus or any other offering material relating to the Class A Ordinary Shares has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, (a) the Class A Ordinary Shares have not been, and will not be, offered or sold or made the subject of an invitation for subscription or purchase of such Class A Ordinary Shares in Singapore, and (b) this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares have not been and will not be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor as specified in Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275 of the SFA) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A Ordinary Shares pursuant to an offer made under Section 275 of the SFA except:

(a)     to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)    where no consideration is or will be given for the transfer;

(c)     where the transfer is by operation of law;

(d)    as specified in Section 276(7) of SFA; or

(e)     as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland.    The Class A Ordinary Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the Class A Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Class A Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Class A Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A Ordinary Shares.

Taiwan.    The Class A Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A Ordinary Shares in Taiwan.

EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Class A Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

SEC registration fee	$50,000
The Nasdaq listing fee	10,000
FINRA filing fee	5,000
Printing expenses	50,000
Legal fees and expenses	450,000
Accounting fees and expenses	880,000
Transfer agent and registrar fee and expenses	5,000
Miscellaneous	—
Total	$1,450,000

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered in this Offering will be passed upon for us by Maples and Calder (Hong Kong) LLP, our Cayman Islands legal counsel. The legal matters concerning this Offering relating to UAE law will be passed upon for us by Clyde & Co LLP (Dubai Branch). Certain other legal matters as to United States Federal and New York State law in connection with this Offering will be passed upon for us by Hunter Taubman Fischer & Li LLC. Certain legal matters as to U.S. federal law in connection with this Offering will be passed upon for the underwriters by Ortoli Rosenstadt LLP. Certain legal matters as to UAE law in connection with this Offering will be passed upon for the underwriters by Winson Partners and Legal Consultants.

EXPERTS

The consolidated financial statements of our Company as of December 31, 2024, and 2023, and for each of the fiscal years in the period then ended included in this prospectus have been so included in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Onestop Assurance PAC is located at 10 Anson Road #06-15 International Plaza, Singapore 079903.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form F-1 under the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying Shares represented by the Shares to be sold in this Offering.

Immediately upon completion of this Offering, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at http://www.huntertourism.net as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Report of Independent Registered Public Accounting Firm

To The Shareholders and Board of Directors of Ambitions Enterprise Management Co. L.L.C

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Ambitions Enterprise Management Co. L.L.C and subsidiaries (collectively referred to as the “Group”) as of December 31, 2024 and 2023, the related consolidated statements of operations, changes in equity and cash flows, for each of the two years in the period ended December 31, 2024 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Group as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2023.

Singapore

June 27, 2025

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
CONSOLIDATED BALANCE SHEETS
(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

	Notes	As of December 31,
		2024	2023
ASSETS
Current assets:
Cash and cash equivalents		$986,768	$506,658
Restricted cash		298,434	272,294
Accounts receivable, net	4	4,907,563	5,596,879
Prepayments and other current assets	5	1,893,288	1,706,041
Deferred offering costs		619,238	—
Amounts due from related parties	9	1,034,432	1,222,771
Total current assets		9,739,723	9,304,643

Non-current assets:
Equipment, net	6	138,263	135,463
Deferred tax assets	10	13,963	—
Right-of-use assets	8	98,852	108,890
Total non-current assets		251,078	244,353
Total assets		$9,990,801	$9,548,996

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable		$2,875,953	$3,633,011
Amounts due to a related party	9	39,566	32,046
Advance from customers		303,673	142,309
Operating lease liabilities, current	8	84,826	93,171
Income tax payable		109,454	—
Accrued expenses and other current liabilities	7	202,798	224,793
Total current liabilities		3,616,270	4,125,330
Total liabilities		$3,616,270	$4,125,330

Shareholders’ equity:
Ordinary share, $0.0000001 par value; 399,966,500,000 class A shares authorized; 9,240,000 shares issued and outstanding as of December 31, 2024 and 2023*	13	1	1
Ordinary share, $0.0000001 par value; 100,033,500,000 class B shares authorized; 18,760,000 shares issued and outstanding as of December 31, 2024 and 2023*	13	2	2
Subscription receivable		(3)	(3)
Additional paid-in capital		81,688	81,688
Retained earnings		6,292,843	5,341,978
Total shareholders’ equity		6,374,531	5,423,666
Total liabilities and shareholders’ equity		$9,990,801	$9,548,996

____________

*        Giving retroactive effect to the 9,240,000 class A ordinary shares and 18,760,000 class B ordinary shares issued and outstanding following the share subdivision and share surrender on February 18, 2025, starting from the earliest period presented. Further information is disclosed in Note 13 SHAREHOLDERS’ EQUITY.

The accompanying notes are an integral part of these consolidated financial statements.

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

		For the years ended December 31,
	Notes	2024	2023
Revenue		$18,543,447	$18,625,375
Cost of revenue		(14,137,109)	(15,123,980)
Gross profit		4,406,338	3,501,395

Operating expenses:
Selling and marketing		(1,479,606)	(1,177,227)
General and administrative		(1,879,314)	(923,987)
Total operating expenses		(3,358,920)	(2,101,214)

Operating income		1,047,418	1,400,181

Interest expenses, net		(8,347)	(9,920)
Other income, net		7,285	31,042
Income before income taxes		1,046,356	1,421,303
Income tax expenses	10	(95,491)	—
Net income		$950,865	$1,421,303

Net income per share attributable to ordinary shareholders of the Company
Basic and diluted	11	$0.03	$0.05

Weighted average shares used in calculating net earning per share
Basic and diluted*	11	28,000,000	28,000,000

____________

*        Giving retroactive effect to the 9,240,000 class A ordinary shares and 18,760,000 class B ordinary shares issued and outstanding following the share subdivision and share surrender on February 18, 2025, starting from the earliest period presented. Further information is disclosed in Note 13 SHAREHOLDERS’ EQUITY.

The accompanying notes are an integral part of these consolidated financial statements.

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
CONSOLIDATED STATEMENTS OF CHANGE IN EQUITY
(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

	Class A Ordinary shares		Class B Ordinary shares		Subscription receivable	Additional paid-in capital	Retained earnings	Total shareholders’ equity
	Shares*	Amount	Shares*	Amount
Balance as of December 31, 2022	9,240,000	$1	18,760,000	$2	$(3)	$81,688	$3,920,675	$4,002,363
Net income	—	—	—	—	—	—	1,421,303	1,421,303
Balance as of December 31, 2023	9,240,000	$1	18,760,000	$2	$(3)	$81,688	$5,341,978	$5,423,666
Net income	—	—	—	—	—	—	950,865	950,865
Balance as of December 31, 2024	9,240,000	$1	18,760,000	$2	$(3)	$81,688	$6,292,843	$6,374,531

____________

*        Giving retroactive effect to the 9,240,000 class A ordinary shares and 18,760,000 class B ordinary shares issued and outstanding following the share subdivision and share surrender on February 18, 2025, starting from the earliest period presented. Further information is disclosed in Note 13 SHAREHOLDERS’ EQUITY.

The accompanying notes are an integral part of these consolidated financial statements.

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts expressed in US dollars (“$”))

	For the years ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$950,865	$1,421,303
Adjustments to reconcile net income to net cash provide by/(used in) operating activities:
Depreciation of equipment	42,410	4,149
Reversal of impairment of equipment	—	(20,244)
Amortization of right-of-use assets	153,645	100,808
Allowance for credit loss	86,754	94,076
Deferred tax expenses	(13,963)	—

Changes in operating assets and liabilities:
Accounts receivable, net	630,806	(1,925,473)
Amount due from related parties	188,339	667,175
Prepayment and other current assets	(215,492)	(331,590)
Accounts payable	(757,058)	768,091
Operating lease liabilities	(151,951)	(109,946)
Advance from customers	161,364	(775,264)
Amounts due to a related party	7,520	(48,456)
Income tax payables	109,454	—
Accrued expenses and other current liabilities	(21,994)	79,628
Net cash provided by/(used in) operating activities	1,170,699	(75,743)

Cash flows from investing activities:
Purchase of equipment	(45,211)	(120,005)
Proceeds from disposal of equipment	—	20,243
Net cash used in investing activities	(45,211)	(99,762)

Cash flows from financing activity:
Deferred offering costs	(619,238)	—
Net cash used in financing activity	(619,238)	—
Net increase/(decrease) in cash and cash equivalents	506,250	(175,505)
Cash and cash equivalents and restricted cash, beginning of year	778,952	954,457
Cash and cash equivalents and restricted cash, end of year	$1,285,202	$778,952

Supplemental disclosure of cash flows information:
Interest paid	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

1. ORGANIZATION

(a) Nature of operations

AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C (“Ambitions” or the “Company”) was incorporated in the Cayman Islands on November 2, 2023 as an exempted company with limited liability under the Companies Act (As Revised) of the Cayman Islands with an authorized share capital of USD50,000 divided into 500,000,000,000 ordinary shares of par value USD0.0000001 each and 16,500,000 Class A ordinary shares and 33,500,000 Class B ordinary shares were issued and outstanding. HUNTER INTERNATIONAL TRAVEL & TOURISM L.L.C (“Hunter”) was incorporated in the UAE on October 10, 2007. MULTIPLE EVENTS L.L.C (“Multiple”) was incorporated in the UAE on March 16, 2008. Hunter, together with Multiple (collectively, the ‘‘Operating Entities”), are principally engaged in providing one-stop tourism and management solution services for meetings, incentives, conference, and exhibitions (“MICE”) in the UAE, including event planning, ticketing, visa application, ground services, accommodation and dining arrangements, event reception and execution.

(b) Reorganization

In preparation of the Company’s initial public offering (“IPO”) in the United States, the following transactions were undertaken to reorganize the legal structure of the Operating Entities. The Company was incorporated in connection with a group reorganization (the “Reorganization”) of the Company and its subsidiaries.

On December 10, 2023, the Company acquired AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C (“Ambitions Dubai”) in the UAE, which became a wholly-owned subsidiary of the Company upon closing.

On December 10, 2023, the Company, through Ambitions Dubai, entered into two equity purchase agreements with the Operating Entities and its then shareholders. The Operating Entities then became wholly-owned subsidiaries of Ambitions Dubai. The Company has accounted for the Reorganization as a transaction between entities with common ownership, which is akin to a reorganization of entities under common control. After the Reorganization, Zhengang Tang, the principal shareholder of the Operating Entities before the Reorganization, and the Chairman of the Board of Directors, Director, and Chief Executive Officer of the Company after the Reorganization, beneficially owns an aggregate of 71.1% of the Company’s outstanding Shares. As all the entities involved in the process of the Reorganization are under common ownership of Ambition’s shareholders before and after the Reorganization, the Reorganization is accounted for in a manner similar to a pooling of interests with the assets and liabilities of the parties to the Reorganization carried over at their historical amounts. Therefore, the accompanying consolidated financial statements were prepared as if the corporate structure of the Company had been in existence since the beginning of the periods presented. The Company and its subsidiaries hereinafter are collectively referred to as the “Group”.

As of the date of this report, the details of the Company’s principal subsidiaries are as follows:

Entity	Date of incorporation	Place of incorporation	Percentage of direct or indirect ownership by the Company
AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C (“Ambitions”)	November 2, 2023	Cayman Islands
Subsidiaries:
AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C (“Ambitions Dubai”)	October 26, 2023	The United Arab Emirates	100%
HUNTER INTERNATIONAL TRAVEL & TOURISM L.L.C (“Hunter”)	October 10, 2007	The United Arab Emirates	100%
MULTIPLE EVENTS L.L.C (“Multiple”)	March 16, 2008	The United Arab Emirates	100%

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

1. ORGANIZATION (cont.)

(c) Impact of the COVID-19

The outbreak of the novel strain of the coronavirus (“COVID-19”) severely restricted the level of economic activity around the world beginning in 2020. Government measures implemented then to contain the spread of COVID-19, such as imposing restrictions on travel and business operations, limited business travel significantly below 2019 levels.

Since then, many countries have vaccinated a reasonable proportion of their population and the spread of virus is now being contained to varying degrees in different countries. With the evolution of milder COVID-19 variants, availability of multiple vaccine booster doses and increasing familiarity with the virus, many COVID-19 related travel restrictions have been lifted with the countries around the world reopening their borders for foreign travel and clients becoming more comfortable traveling. This has led to a moderation, and to an extent recovery, of the more severe declines in business travel bookings experienced at the height of the pandemic and during periods of resurgence. The Group has seen improvement in its transaction volume starting the second half of 2021 and continuing into 2023. While the global travel activity has since shown a recovery trend, it still remains below 2019 levels. Since March 2020, the Group has taken several measures to preserve its liquidity, including initiating a business response plan to the COVID-19 pandemic (voluntary and involuntary redundancies, flexible workings, mandatory pay reductions, consolidating facilities, etc.). The Group incurred a net income of $950,865 and $1,421,303 and had cash inflows from operations of $1,170,699 and cash outflows $75,743 for the years ended December 31, 2024 and 2023, respectively.

Overall, the full duration and total impact of COVID-19 remains uncertain and it is difficult to predict how the recovery will unfold for the travel industry and, in particular, the Group’s business, going forward. The severity and duration of resurgence of COVID-19 variants, as well as uncertainty over the efficacy of the vaccines against such new variants of the virus, may contribute to delays in economic recovery.

On May 5, 2023, the World Health Organization declared that COVID-19 is now an established and ongoing health issue which no longer constitutes a public health emergency of international concern. However, the extent of the impact of COVID-19 on the Group’s future financial results will be dependent on future developments such as the length and severity of COVID-19, the potential resurgence of COVID-19 cases, future government actions in response to COVID-19 and the overall impact of COVID-19 on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable. Given this uncertainty, the Group is currently unable to quantify the expected impact of COVID-19 on its future operations, financial condition, liquidity and results of operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in accounting principles generally accepted in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the U.S. Securities Exchange Commission (“SEC”).

(b) Principles of consolidation

The accompanying consolidated financial statements of the Group include the financial statements of the Company and its subsidiaries for which the Company is the ultimate primary beneficiary.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power, has the power to appoint or remove the majority of the members of the board of directors, and to cast majority of votes at the meeting of the board of directors or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

All significant transactions and balances between the Company and its subsidiaries have been eliminated. The non-controlling interests in consolidated subsidiaries are shown separately in the consolidated financial statements.

(c) Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenue and expenses during the reported period in the consolidated financial statements and accompanying notes. Significant accounting estimates reflected in the Group’s consolidated financial statements mainly include, but are not limited to the incremental borrowing rate used in the recognition of right-of-use assets and lease liabilities, useful lives of equipment, assessment for impairment of long-lived assets, and current credit loss of receivables. Actual results could differ from those estimates.

(d) Foreign currency

The Group’s reporting currency is United States dollars (“$”). The functional currency of the Company is USD. The functional currencies of the Company’s subsidiaries incorporated in the UAE are their respective local currencies Dirham (“AED”). The determination of the respective functional currency is based on the criteria set out by ASC 830, Foreign Currency Matters, (“ASC 830”).

Transactions denominated in currencies other than in the functional currency are translated into the functional currency using the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into functional currency using the applicable exchange rates at the balance sheet date. Non-monetary items that are measured in terms of historical cost in foreign currency are re-measured using the exchange rates at the dates of the initial transactions. Exchange gains or losses arising from foreign currency transactions are included in the consolidated statements of comprehensive loss.

The financial statements of the Group’s entities of which the functional currency is not USD are translated from their respective functional currency into USD. Assets and liabilities denominated in foreign currencies are translated into USD at the exchange rates at the balance sheet date. Equity accounts other than earnings generated in current period are translated into USD at the appropriate historical rates. Income and expense items are translated into USD using the periodic average exchange rates. Due to the exchange rate of USD to AED being 3.6725, there is no other comprehensive income or loss in the consolidated statements of shareholders’ equity.

(e) Cash and cash equivalents

Cash and cash equivalents represent cash on hand, time deposits and highly-liquid investments placed with banks or other financial institutions, which are unrestricted as to withdrawal and use, and which have original maturities of three months or less.

(f) Restricted cash

Restricted cash represents the cash that is not freely available to be spent nor re-invested to sustain future growth, which is legally or contractually restricted, or only to be used for a specified purpose. The restrictions can be permanent or temporary. Failure to use the asset according to agreed limitations will generate contractual or legal consequences.

(g) Accounts receivable and allowance for credit loss

Accounts receivable primarily includes trade accounts receivable from business clients and travel suppliers, less allowances for credit loss. The Group measures all credit losses at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts.

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(h) Equipment, net

Equipment is stated at cost less accumulated depreciation and impairment loss, if any. Depreciation is recognized once an asset is available for its intended use. Depreciation is computed using the straight-line method over the estimated useful lives of assets which are as follows:

Category	Estimated useful life
Electronic equipment	3 – 5 years
Motor vehicles	3 – 5 years

Equipment is reviewed for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. Recoverability of a long-lived asset or asset group to be held and used is measured by a comparison of the carrying amount of an asset or asset group to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying value of an asset or asset group exceeds its estimated undiscounted future cash flows, an impairment loss is recognized by the amount that the carrying value exceeds the estimated fair value of the asset or asset group. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. Assets to be disposed are reported at the lower of carrying amount or fair value less costs to sell and are no longer depreciated. Impairment of long-lived assets was disclosed in Note 6.

(i) Deferred offering costs

Pursuant to ASC 340-10-S99-1, offering costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, consulting fees related to the registration preparation, SEC filing and print related costs, exchange listing costs, and road show related costs.

(j) Impairment of long-lived assets other than goodwill

The Group evaluates its long-lived assets, including property and equipment and right-of-use assets with finite lives, for impairment whenever events or changes in circumstances, such as a significant adverse change to market conditions that will impact the future use of the assets, indicate that the carrying amount of an asset may not be fully recoverable. When these events occur, the Group evaluates the recoverability of long-lived assets by comparing the carrying amounts of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amounts of the assets, the Group recognizes an impairment loss based on the excess of the carrying amounts of the assets over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available. As of December 31, 2024 and 2023, there was approximately $47,830 and $47,830 of impairment of long-lived assets recognized, respectively.

(k) Fair value of financial instruments

The Group adopted the guidance of ASC 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 —	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 —	Other inputs that are directly or indirectly observable in the marketplace.
Level 3 —	Unobservable inputs which are supported by little or no market activity.

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The carrying amounts reported in the balance sheets of cash and cash equivalents and restricted cash, accounts receivable, prepayments and other current assets, amount due from related parties, accounts payable, accrued expenses and other current liabilities and amount due to related parties, approximate their fair value based on the short-term maturity of these instruments. The Group did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2024 and 2023.

(l) Revenue recognition

Under ASC 606, Revenue from Contracts with Customers, the Group recognizes revenue when a customer obtains control of promised goods or services and recognizes in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. The Group recognized revenue according to the following five-step revenue recognition criteria based on ASC 606: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price; and (5) recognize revenue when or as the entity satisfies a performance obligation.

The Group generates revenue by providing (i) MICE management solution services, an acronym that stands for meetings, incentives, conferences, and exhibitions, which refers to a sector of the tourism industry that organizes, manages, and hosts events for business or academic purposes; (ii) packaged tours services; (iii) services for transportation ticketing and accommodation reservation; and (iv) other travel related services. Revenue is recognized when control of the promised services in an arrangement is transferred to the customers in an amount that reflects the expected consideration in exchange for those services. The following table sets forth a breakdown of the Group’s revenue, in absolute amounts and percentages of total revenue for the years presented:

	For the years ended December 31,
	2024		2023
	USD	%	USD	%
MICE management solution services revenue	$12,377,069	66.7	$12,224,126	65.6
Packaged tours services revenue	5,613,299	30.3	5,969,006	32.0
Commission revenue for transportation ticketing and accommodation reservation services	520,982	2.8	402,821	2.2
Other revenue	32,097	0.2	29,422	0.2
Total revenue	$18,543,447	100	$18,625,375	100

MICE management solution services revenue

The Group generates revenue from providing MICE management solution services to the corporate customers for their business purpose tourism. The Group acts as the principal and its performance obligation is to provide the overall MICE management solution services to customers. The Group’s services cover all aspects of the work from event planning, venue selection, event promotion, event execution, event management, and other related services. However, customers are not able to benefit any one of these services alone as the Group determines pricing for the entire MICE services as a whole without any variable considerations. Each contract of MICE management solution services contains a single performance obligation to provide MICE management solution services which is satisfied at the point when the meetings, conferences, and exhibitions are completed. MICE management solution services revenue are recognized on a gross basis at a point in time when the service is rendered.

Packaged tours services revenue

The Group also operates its self-operated local tour operator business in various destinations by directly providing destination-based services to the organized tour customers, starting from their arrival at the destination and all the way until they depart from the destination. As a self-operated local tour operator, the Group integrates the underlying resources such as transportations, accommodations, entertainments, meals and tour guide services from selected suppliers, directs the selected vendors to provide services on the Group’s behalf, and hence sets up the price for the tour. However, customers are not able to benefit any one of these services alone as the Group determines pricing for the entire packages tour

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

services as a whole without any variable considerations. The Group is also primarily responsible for fulfilling the promise of the whole packaged tours service, which is a single performance obligation. Accordingly, the Group is a principal for the self-operated local tour operator business and recognizes revenue on a gross basis in accordance with ASC 606.

Commission revenue for air ticketing and hotel reservation

Transportation ticketing services

The Group receives commissions from travel suppliers for ticketing reservations and other related services through the Group’s transaction under various services agreements. Commissions from ticketing reservations rendered are recognized when tickets are issued as this is when the Group’s performance obligation is satisfied. The Group is not entitled to a commission fee for the tickets canceled by the end users. Losses incurred from cancelations are immaterial due to a historical low cancelation rate and minimal administrative costs incurred in processing cancelations. The Group presents revenue from such transactions on a net basis as the Group, generally, does not control the service provided by the travel supplier to the traveler and does not assume inventory risk for canceled ticketing reservations.

Accommodation reservation services

The Group receives commissions from travel suppliers for hotel room reservations through the Group’s transactions. Commissions from hotel reservation services rendered are recognized when the reservation becomes non-cancelable (when the cancelation period provided by the reservation expires) which is the point at which the Group has fulfilled its performance obligation (successfully booking a reservation, which includes certain post-booking services during the cancelation period). Contracts with certain travel suppliers contain incentive commissions typically subject to achieving specific performance targets. The incentive commissions are considered as variable consideration and are estimated and recognized to the extent that the Group is entitled to such incentive commissions. The Group generally receives incentive commissions from monthly arrangements with hotels based on the number of hotel room reservations where end users have completed their stay. The Group presents revenue from such transactions on a net basis as the Group, generally, does not control the service provided by the travel supplier to the traveler and does not assume inventory risk for canceled hotel reservations.

Other revenue

Other revenue primarily comprise revenue generated from service fees received from insurance companies and commission fees from other travel-related products and services, such as tourist attraction tickets and visa application services.

Contract balances

When either party to a contract has performed, the Group presents the contract in the consolidated balance sheets as a contract asset or a contract liability, depending on the relationship between the Group’s performance and the customer’s payment.

A contract asset is the right to be considered in exchange for goods or services transferred to the customer. If the Group performs by transferring goods or services to a customer before the customer pays consideration or before a payment is due, a contract asset is recognized for the earned consideration that is conditional. Contract assets are subject to impairment assessment.

A contract liability is recognized when a payment is received or a payment is due (whichever is earlier) from a customer before the Group transfers the related services. Contract liabilities are recognized as revenue when the Group performs under the contract. During the years ended December 31, 2024 and 2023, the Group recognized revenue of $142,309 and $917,572, respectively, which was initially recorded as contract liabilities and presented as “Advance from customers” on the consolidated balance sheets at the beginning of each period. As of December 31, 2024 and 2023, contract liabilities amounted to $303,673 and $142,309, respectively. Subsequently, the Group recognized revenue of $303,673 which was initially recorded as contract liabilities as of December 31, 2024.

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(m) Cost of revenue

Cost of revenue mainly consists of salaries and other compensation expenses related to the Group’s tour advisors, customer services representatives, and other personnel related to MICE management solution services and packaged tours transactions, and other expenses directly attributable to the Group’s principal operations, primarily including cost of merchandises, payment processing fees, telecommunication expenses, rental expenses, depreciation expenses, and other service fee. For the arrangements where the Group secures availabilities of tours and bears substantive inventory risks and for the self-operated local tour operator business, from which revenue is recognized on a gross basis, cost of revenue also includes the amount paid to tour operators or suppliers. The following table sets forth a breakdown of the Group’s cost of revenue, in absolute amounts and percentages of total revenue for the years presented:

	For the years ended December 31,
	2024		2023
	USD	%	USD	%
Cost of MICE management solution services	$10,055,774	54.2	$9,797,524	52.6
Cost of packaged tours services	4,081,335	22.0	4,977,208	26.7
Other cost	—	—	349,248	1.9
Total cost of revenue	$14,137,109	76.2	$15,123,980	81.2

(n) Sales and marketing expenses

Sales and marketing expenses consist primarily of salaries and other compensation-related expenses to sales and marketing personnel, marketing and promotional expenses. The Group expenses all advertising costs as incurred and classifies these costs under sales and marketing expenses.

(o) General and administrative expenses

General and administrative expenses consist primarily of salaries, bonuses and benefits for employees involved in general corporate functions, amortization of right-of-use assets, depreciation and amortization, legal and other professional services fees, and other general corporate related expenses.

(p) Taxation

Income Taxes

The UAE has recently issued the Corporate Tax Law, pursuant to which federal corporate tax will be implemented for financial periods starting on or after June 1, 2023. A tax rate of 9% on taxable income in excess of AED375,000 will be applicable to (i) legal persons incorporated or managed and controlled in the UAE; (ii) natural persons that conduct business in the UAE; and (iii) foreign businesses that have a permanent establishment in the UAE. Special rules govern qualifying free zone entities, pursuant to which such entities will be subject to 0% tax on their qualifying income. A different, higher, tax rate is expected to apply to certain entities that are part of large multinational groups with global consolidated revenue in excess of 750 million Euro (approximately AED3.15 billion or US$0.86 billion), however such rate has not yet been specified. Certain categories of UAE-sourced income generated by foreign businesses without a permanent establishment in the UAE will be subject to withholding tax at the rate of 0%. It is currently unclear how capital gains derived by foreign businesses from the sale of shares of entities resident in the UAE would be taxed.

As the Chapter 19 — Translate rules show in Federal Decree-Law No. 47 of 2022 published by UAE that a taxable person’s opening balance sheet for corporate tax purposes shall be the closing balance sheet prepared for financial reporting purposes under accounting standards applied in the State on the last day of the financial year that ends immediately before their first tax period commences, subject to any conditions or adjustments that may be prescribed by the minister.

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Value added tax

The Company’s UAE subsidiaries are subject to value added tax. Revenue from providing services is generally subject to VAT at the rate of 5%. The Group paid to local tax authorities after netting input VAT on purchases. The excess of output VAT over input VAT is reflected in accrued expenses and other current liabilities, and the excess of input VAT over output VAT is reflected in prepayments and other current assets in the consolidated balance sheets.

Uncertain tax positions

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for years ended December 31, 2024 and 2023, respectively. The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

(q) Comprehensive income (loss)

The Group has adopted FASB Accounting Standard Codification Topic 220 “Comprehensive income”, which establishes standards for reporting and the presentation of comprehensive income (loss), its components, and accumulated balances. There was no other comprehensive income or loss for the year ended December 31, 2024 and 2023.

(r) Leases

On January 1, 2021, the Group adopted ASU No. 2016-02, Leases (Topic 842), as amended, which supersedes the lease accounting guidance under Topic 840. The Group elected to apply practical expedients permitted under the transition method that allow them to use the beginning of the period of adoption as the date of initial application, to not recognize lease assets and lease liabilities for leases with a term of twelve months or less, to not separate non-lease components from lease components, and to not reassess lease classification, treatment of initial direct costs, or whether an existing or expired contract contains a lease. The Group used modified retrospective method.

Under the new lease standard, the Group determines if an arrangement is or contains a lease at inception. Right-of-use assets and liabilities are recognized at lease commencement date based on the present value of remaining lease payments over the lease terms. The Group considers only payments that are fixed and determinable at the time of lease commencement.

At the commencement date, the lease liability is recognized at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred. As of December 31, 2024, the Group recognized right-of-use assets of $98,852 and corresponding current operating lease liabilities of $84,826, respectively. As of December 31, 2023, the Group recognized right-of-use assets of $108,890 and corresponding current operating lease liabilities of $93,171, respectively.

(s) Related party transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the Group’s securities; (ii) the Group’s management and or their immediate family; (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Group; or (iv) anyone who can significantly influence the financial and operating decisions of the Group. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s length transactions unless such representations can be substantiated.

(t) Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the consolidated financial statements. If the assessment indicates that a potential loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

(u) Segment reporting

ASC 280, Segment Reporting, (“ASC 280”), establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers.

Based on the criteria established by ASC 280, the Group’s chief operating decision maker has been identified as the Group’s Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Group. As a whole and hence, the Group has only one reportable segment. The Group does not distinguish between markets or segments for the purpose of internal reporting. As the Group’s long-lived assets are substantially located in the Dubai, no geographical segments are presented. Segment disclosures are included in Note 14 — Segment Reporting.

(v) Recent adopted standards

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. This ASU requires acquiring entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. This guidance is effective for public entities for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Group adopted ASU No. 2021-08 since January 1, 2023, and the impact of adopting this guidance on the Group’s consolidated financial statements was minimal.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses”, which will require the measurement of all credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, the FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard, which defers the effective date of ASU No. 2016-13 for smaller reporting companies to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The impact of the adoption on the consolidated balance sheets, statements of operations, and statements of cash flows was immaterial.

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(w) Recent accounting pronouncements

In June 2022, the FASB issued ASU 2022-03 Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. The update clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The update also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The update also requires certain additional disclosures for equity securities subject to contractual sale restrictions. The amendments in this update are effective for the Group beginning January 1, 2024 on a prospective basis. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Group does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting: Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which focuses on improving reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. A public entity shall disclose for each reportable segment the significant expense categories and amounts that are regularly provided to the CODM and included in reported segment profit or loss. ASU 2023-07 also requires public entities to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Entities are permitted to disclose more than one measure of a segment’s profit or loss if such measures are used by the CODM to allocate resources and assess performance, as long as at least one of those measures is determined in a way that is most consistent with the measurement principles used to measure the corresponding amounts in the consolidated financial statements. ASU 2023-07 is applied retrospectively to all periods presented in financial statements, unless it is impracticable. This update will be effective for the Group’s fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted.

In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires specific disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. This ASU will result in the required additional disclosures being included in the consolidated financial statements, once adopted. The Group is in the process of evaluating the impact of the new guidance and does not expect it to have a significant impact on its consolidated financial statements.

3. CONCENTRATION OF RISKS

(x) Political, social, and economic risks

The Group’s operations could be adversely affected by significant political, economic, and social uncertainties in the UAE. Although the UAE government has been pursuing economic reform policies for several years, no assurance can be given that the UAE government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or unforeseen circumstances affecting the UAE political, economic, and social conditions. There is also no guarantee that the UAE government’s pursuit of economic reforms will be consistent or effective.

(y) Credit risk and Concentration

Financial instruments that potentially subject the Group to significant concentrations of credit risk consist primarily of cash. As of December 31, 2024 and 2023, $1,285,202 and $778,952 were deposited with financial institutions located in the UAE, respectively. While the Group believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

There was no customer accounted for more than 10% of the total revenue of the Group for the year ended December 31, 2024. There were two customers, CTG MICE Service Company Limited and Shandong Weichai Import and Export Corporation, from whom revenue individually represents greater than 10% of the total revenue of the Group for the

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

3. CONCENTRATION OF RISKS (cont.)

year ended December 31, 2023. The total sales to these customers accounted for approximately 31.9% of total revenue for the years ended December 31, 2023. As of December 31, 2024, there was no customer accounted for more than 10% of the Group’s accounts receivable. As of December 31, 2023, there was one customer, Shandong Weichai Import and Export Corporation, that accounted for more than 10% of the Group’s accounts receivable, which accounted for approximately 19.6% of the Group’s total accounts receivable.

For the year ended December 31, 2024, there was one supplier, International Air Transport Association, from whom purchases individually represent greater than 10% of the total purchases of the Group, and the total purchase from this supplier accounted for approximately 19.8% of the Group’s total purchase for the year ended December 31, 2024. For the year ended December 31, 2023, there was one supplier, International Air Transport Association, from whom purchases individually represent greater than 10% of the total purchases of the Group, and the total purchase from this supplier accounted for approximately 24.1% of the Group’s total purchase for the year ended December 31, 2023. As of December 31, 2024, there was no supplier accounted for more than 10% of the Group’s accounts payable. As of December 31, 2023, there was one supplier, International Air Transport Association, that accounted for more than 10% of the Group’s accounts payable, which accounted for approximately 12.5% of the Group’s total accounts payable.

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable and the allowance for credit loss consisted of the following:

	As of December 31,
	2024	2023
Accounts receivable	$5,063,205	$5,694,012
Less: allowance for credit loss	(155,642)	(97,133)
	$4,907,563	$5,596,879

Allowance for credit loss movement consisted of the following:

	As of December 31,
	2024	2023
At the beginning of the year	$(97,133)	$(3,057)
Provision of the year	(58,509)	(94,076)
At the end of the year	$(155,642)	$(97,133)

As of December 31, 2024 and 2023, all accounts receivable were due from third party customers. The Group recognized allowance for credit loss of $155,642 and $97,133 for the years ended December 31, 2024 and 2023, respectively.

5. PREPAYMENT AND OTHER CURRENT ASSETS

Prepayment and other current assets consisted of the following:

	As of December 31,
	2024	2023
Advances to suppliers	$339,166	$203,195
Loans to third parties(i)	1,514,541	1,020,184
Deposit	63,739	74,341
Advance to staff	4,087	23,631
Bid security deposit(ii)	—	380,000
Others	—	4,690
Less: allowance for credit loss	(28,245)	—
	$1,893,288	$1,706,041

__________

(i)      On December 20, 2020, Hunter entered into a three-year loan agreement with one of its business partners and the loan agreement was resigned on April 1, 2024 for priority and enhanced catering services, pursuant to which Hunter has an obligation to lend a variable loan amount with a free interest rate. On March 31, 2024, Multiple entered into a three-year loan agreement with one of its business partners for priority media and documentation servicese, pursuant to which Multiple has an

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

5. PREPAYMENT AND OTHER CURRENT ASSETS (cont.)

obligation to lend a variable loan amount with a free interest rate. The loan agreements are renewed annually in the following years. For the year ended December 31, 2024 and 2023, Hunter and Multiple provided total amount of US$2,834,559 and US$1,354,656 to the business partner, and total amount of US$2,502,236 and US$676,307 were repaid by the business partner, respectively.

(ii)     In December 2023, Hunter transferred a deposit of $380,000 to China National Offshore Oil Corporation Limited for bid security, which was collected in March 2024.

6. EQUIPMENT, NET

Equipment consisted of the following:

	As of December 31,
	2024	2023
Electronic equipment	$78,660	$75,971
Motor vehicles	393,195	350,674
	471,855	426,645
Less: accumulated depreciation	(285,762)	(243,352)
Less: impairment loss	(47,830)	(47,830)
Equipment, net	$138,263	$135,463

For the years ended December 31, 2024 and 2023, the Group recorded depreciation expenses of $42,410 and $4,149 as general and administrative expenses, respectively.

7. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	As of December 31,
	2024	2023
Payroll and welfare payables	$63,247	$68,039
Deposit from employees	12,818	14,901
VAT payable	2,389	6,861
Deposit to suppliers	116,176	134,992
Others	8,168	—
	$202,798	$224,793

8. LEASES

The Group leases office space from third parties. The Group does not have any finance lease for the years ended December 31, 2024 and 2023. Operating leases result in the recognition of right-of-use (“ROU”) assets and lease liabilities on the balance sheet. ROU assets represent the Group’s right to use the leased asset for the lease term, and lease liabilities represent the obligation to make lease payments. The operating lease expenses were charged to general and administrative expenses and selling and marketing expenses.

A summary of supplemental information related to operating leases as of December 31, 2024 and 2023 was as follows:

	As of December 31,
	2024	2023
Right-of-use assets	$98,852	$108,890
Operating lease liabilities, current	$84,826	$93,171
Weighted average remaining lease terms	0.6	0.6
Weighted average discount rate	7.18%	7.18%

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

8. LEASES (cont.)

Cash flow information related to leases consists of the following:

	For the years ended December 31,
	2024	2023
Right-of-use assets obtained in exchange for new operating lease liabilities	$84,826	$153,842

The balances for the operating leases where the Group is the lessee are presented as follows within the consolidated balance sheets:

As of December 31, 2024

USD
FY2025	$87,170
Total lease payment	87,170
less: imputed interest	(2,344)
Total lease liabilities	$84,826

9. RELATED PARTY TRANSACTIONS

The Group’s balances with related parties consisted of the following:

Names of the related parties	Relationship with the Group
Zhengang Tang	Controlling shareholder, Director, Chief Executive Officer and Chairman of the Board
Jihong Chen	Principal shareholder and the Director of the Board
Naixin Tang	Principal shareholder
Chinese Naseem Cultural Communications FZ LLC (“Naseem”)	Controlled by Zhengang Tang
Shanghai Wok Restaurant (“Wok”)	Controlled by Zhengang Tang
First Express Passengers Transport By Rented Buses L.L.C (“Express”)	Controlled by Zhengang Tang

(a)    Amounts due from related parties

	As of December 31, 2023	Provided	Received or reimbursed	As of December 31, 2024
Naseem(i)	$733,288	$9,839	$(198,178)	$544,949
Wok(i)	489,483	—	—	489,483
	$1,222,771	$9,839	$(198,178)	$1,034,432
	As of December 31, 2022	Provided	Received or reimbursed	As of December 31, 2023
Naseem(i)	$730,742	$2,546	$—	$733,288
Wok(i)	489,483	—	—	489,483
Zhengang Tang(ii)	251,288	—	(251,288)	—
Jihong Chen(ii)	396,160	—	(396,160)	—
Naixin Tang(ii)	22,273	—	(22,273)	—
	$1,889,946	$2,546	$(669,721)	$1,222,771

____________

(i)      Amount due from Naseem and Wok represent interest-free loans provided by Ambitions for their operation purpose.

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

9. RELATED PARTY TRANSACTIONS (cont.)

(ii)     Amounts due from Zhengang Tang, Jihong Chen, and Naixin Tang were staff advances for the Group’s business operation. Subsequently, the balances with Zhengang Tang, Jihong Chen, and Naixin Tang as of the date of this report were fully collected or reimbursed.

(b)    Amounts due to related party

	As of December 31,
	2024	2023
Express(iii)	$39,566	$32,046
	$39,566	$32,046

____________

(iii)    Amount due to Express was purchasing automotive services from Express.

(c)     Related party’s transaction

	For the years ended December 31,
	2024	2023
Automotive services purchased from Express	$529,301	$533,453
	$529,301	$533,453

10. TAXATION

Enterprise income tax

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

The United Arab Emirates

The UAE has recently issued the Corporate Tax Law, pursuant to which federal corporate tax will be implemented for financial periods starting on or after June 1, 2023. A tax rate of 9% on taxable income in excess of AED375,000 will be applicable to (i) legal persons incorporated or managed and controlled in the UAE; (ii) natural persons that conduct business in the UAE; and (iii) foreign businesses that have a permanent establishment in the UAE. Special rules govern qualifying free zone entities, pursuant to which such entities will be subject to 0% tax on their qualifying income.

The following table presents the composition of income tax expenses for years ended December 31, 2024 and 2023:

	For the years ended December 31,
	2024	2023
Current income tax expenses	$109,454	—
Deferred income tax expenses	(13,963)	—
	$95,491	—

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

10. TAXATION (cont.)

	For the years ended December 31,
	2024	2023
Income before income taxes	$1,046,356	—
Income tax expense computed at an applicable tax rate of 9%	94,172	—
Non-deductible item	10,509	—
Effect of tax holiday	(9,190)	—
	$95,491	—

A reconciliation of the Group’s UAE statutory tax rate to the effective income tax rate during the years is as follows:

Deferred Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss carry forwards. The Group evaluates the potential realization of deferred tax assets on an entity-by-entity basis.

Significant components of the Group’s deferred tax assets and deferred tax liabilities were as follows:

	For the years ended December 31,
	2024	2023
Deferred tax assets:
Allowance for credit loss	$7,808	—
Operating lease liabilities	816	—
Current year tax losses	5,809	—
Total deferred tax assets	14,433	—

Deferred tax liability:
Right of use assets	(470)	—
Deferred tax assets, net:	$13,963	—

Uncertain tax positions

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended December 31, 2024 and 2023, respectively. The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

11. EARNING PER share

Basic and diluted earnings per share for the years presented were calculated as follows:

	For the years ended December 31,
	2024	2023
Numerator:
Net income attributable to the Group’s ordinary shareholders	$950,865	$1,421,303

Denominator:
Weighted average number of ordinary shares outstanding used in calculating basic and diluted earnings per share	28,000,000	28,000,000
Basic and diluted earnings per share	$0.03	$0.05

12. Commitments and Contingencies

(a)     Capital expenditure commitments

The Group has no capital expenditure commitment as of December 31, 2024 and 2023.

(b)    Contingencies

The Group is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Group does not anticipate that the final outcome arising out of any such matter will have a material adverse effect on the Group’s consolidated business, financial position, cash flows or results of operations taken as a whole. As of December 31, 2024, the Group is not a party to any material legal or administrative proceedings.

13. SHAREHOLDERS’ EQUITY

Ordinary shares

The Company was incorporated in the Cayman Islands on November 2, 2023. On September 30, 2024, in accordance with the Company’s memorandum of association and amendments thereto, the Company’s ordinary shares were re-designated as Class A ordinary shares and Class B ordinary shares, and the authorized number of ordinary shares is 500,000,000,000 shares with a par value of US$0.0000001 per share. Both Class A and Class B ordinary shares rank pari passu in the event of liquidation and entitlement to declared dividends. The two classes of shares differ in their voting rights. Each Class A ordinary share is entitled to one vote per share, while each Class B ordinary share is entitled to 15 votes per share.

On September 30, 2024, The Company approved the reclassification of our issued and outstanding share capital. Each of our issued and unissued Ordinary Shares, par value of $0.0001 per share, was subdivided into 1,000 shares, par value of $0.0000001 per share. Upon the share subdivision, all of our existing shareholders surrendered, for nil consideration, the additional Ordinary Shares they hold as a result of the subdivision and continued holding the Ordinary Shares registered in their names before the subdivision. After such surrender of Ordinary Shares, all Ordinary Shares held by HMDA Limited, one of The Company’s shareholders, were re-designated as Class B Ordinary Shares, and all other issued and outstanding Ordinary Shares were re-designated as Class A Ordinary Shares. Following the reclassification, our authorized share capital became $50,000 divided into 399,966,500,000 Class A Ordinary Shares and 100,033,500,000 Class B Ordinary Shares, and we have 16,500,000 Class A Ordinary Shares and 33,500,000 Class B Ordinary Shares issued and outstanding after the share reclassification.

AMBITIONS ENTERPRISE MANAGEMENT CO., L.L.C
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in absolute, except share and per share data, or otherwise noted)

13. SHAREHOLDERS’ EQUITY (cont.)

On February 18, 2025, The Company approved the irrevocable surrender for nil consideration of 7,260,000 Class A Ordinary Shares and 14,740,000 Class B Ordinary Shares in total from HMDA Limited, HMDE Limited, HMDC Limited, HMDD Limited, and Pinnacle Partners Inc. As of the date of this prospectus, the company have 9,240,000 Class A Ordinary Shares and 18,760,000 Class B Ordinary Shares issued and outstanding, the capital injection of the Group has not been received in full. On February 18, 2025, The Company approved the transfer of 20,000 Class A Ordinary Shares from HMDC Limited to HMDF Limited. The Company recognizes the aforementioned agreement as part of the reorganization and has given retroactive effect to the 9,240,000 Class A ordinary shares and 18,760,000 Class B ordinary shares issued and outstanding following the share subdivision and share surrender, starting from the earliest period presented.

14. SEGMENT REPORTING

The Group operates in a single operating segment and has one reportable segment, which includes all activities related to the providing of its event planning and management services. The determination of a single segment is consistent with the consolidated financial information regularly provided to the Company’s chief operating decision maker.

The following table provides the operating financial results of the Group’s segment for the years ended December 31, 2024 and 2023:

	For the years ended December 31,
	2024	2023
Revenues	$18,543,447	18,625,375
Less: Significant other segment expense
Cost of revenues	(14,137,109)	(15,123,980)
Selling and marketing	(1,479,606)	(1,177,227)
General and administrative	(1,879,314)	(923,987)
Interest expenses, net	(8,347)	(9,920)
Other income, net	7,285	31,042
Income tax expenses	(95,491)	—
Segment net income	$950,865	1,421,303

15. SUBSEQUENT EVENTS

The Group has evaluated all subsequent events from the balance sheet date through the date of this report was issued on June 27, 2025 and has determined there are no events required to be disclosed.

Until          (twenty-five (25) days after the date of this prospectus), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C

               Class A Ordinary Shares

__________________________

PROSPECTUS

__________________________

              , 2025

Part II — Information Not Required in the Prospectus

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Under our Amended and Restated Memorandum and Articles which will become effective immediately prior to the completion of this offering, our directors and officers (but not including our auditors) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities sustained by them, other than by reason of their own willful default or fraud, in or about the conduct of the our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such persons in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court whether in the Cayman Islands or elsewhere. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding Ordinary Shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

	Purchaser	Securities	Date of Issuance	Number of Ordinary Shares(1)
1(4)	Osiris International Cayman Limited	Ordinary Shares	November 2, 2023	1	(2)
2(4)	HMDA Limited	Ordinary Shares	November 2, 2023	6,699
3(4)	HMDC Limited	Ordinary Shares	November 2, 2023	1,320	(3)
4(4)	HMDD Limited	Ordinary Shares	November 2, 2023	480
5(4)	HMDE Limited	Ordinary Shares	November 2, 2023	1,500
6(4)	HMDA Limited(6)	Ordinary Shares	January 1, 2024	33,493,300
7(4)	HMDD Limited	Ordinary Shares	January 1, 2024	2,399,520
8(4)	HMDE Limited	Ordinary Shares	January 1, 2024	7,498,500
9(4)	HMDF Limited	Ordinary Shares	January 1, 2024	399,920
10(4)	HMDC Limited(5)	Ordinary Shares	January 1, 2024	6,198,760

____________

(1)      The numbers in this table represent our Ordinary Shares prior to the effectiveness of the plan to subdivide our issued and unissued share capital and reclassify it as Class A Ordinary Shares and Class B Ordinary Shares.

(2)      On November 2, 2023, Osiris International Cayman Limited transferred one Ordinary Share it was holding to HMDA Limited.

(3)      On December 27, 2023, HMDC Limited transferred 80 Ordinary Shares it was holding to HMDF Limited.

(4)      On February 18, 2025, and after the share reclassification and redesignation as described in note (6), HMDC Limited transferred 20,000 Class A Ordinary Shares it was holding to HMDF Limited. On the same date, our board of directors approved the irrevocable surrender for nil consideration of (i) 14,740,000 Class B Ordinary Shares held by HMDA Limited, (ii) 3,300,000 Class A Ordinary Shares held by HMDE Limited, (iii) 2,354,000 Class A Ordinary Shares held by HMDC Limited, (iv) 1,056,000 Class A Ordinary Shares held by HMDD Limited, and (v) 550,000 Class A Ordinary Shares held by Pinnacle Partners Inc.

(5)      On May 20, 2024, HMDC Limited transferred 1,250,000 Ordinary Shares it was holding to Pinnacle Partners Inc.

(6)      On September 30, 2024, our directors and shareholders approved the reclassification of our issued and outstanding share capital. Each of our issued and unissued Ordinary Shares, par value of $0.0001 per share, was subdivided into 1,000 shares, par value of $0.0000001 per share. Upon the share subdivision, all of our existing shareholders surrendered, for nil consideration, the additional Ordinary Shares they hold as a result of the subdivision and continued holding the Ordinary Shares registered in their names before the subdivision. After such surrender of Ordinary Shares, all Ordinary Shares held by HMDA Limited were re-designated as Class B Ordinary Shares, and all other issued and outstanding Ordinary Shares were re-designated as Class A Ordinary Shares.

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

Item 8. Exhibits.

(a)     Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(a)     to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser;

(b)    insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

(c)     for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(d)    for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(e)     for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f)     to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(g)    The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by paragraphs (i), (ii) and (iii) below is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Filing Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(h)    for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the UAE, on July 18, 2025.

AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C
By:	/s/ Zhengang Tang
	Name:	Zhengang Tang
	Title:	Chief Executive Officer, Director, and Chairman of the Board of Directors (Principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Zhengang Tang	Chief Executive Officer, Chairman of the Board of Directors, and Director	July 18, 2025
Zhengang Tang	(Principal executive officer)
/s/ Jihong Chen	Director	July 18, 2025
Jihong Chen
/s/ Li Zhang	Chief Financial Officer	July 18, 2025
Li Zhang	(Principal financial and accounting officer)

Authorized U.S. Representative

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of AMBITIONS ENTERPRISE MANAGEMENT CO. L.L.C, has signed this registration statement in New York, NY on July 18, 2025.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum and Articles of Association, as currently in effect
4.1*	Specimen Certificate for Class A Ordinary Shares
4.2*	Form of Representative’s Warrants
5.1*	Opinion of Maples and Calder (Hong Kong) LLP
5.2*	Opinion of Hunter Taubman Fischer & Li LLC regarding the enforceability of the Representative’s Warrants
5.3*	Opinion of Clyde & Co LLP (Dubai Branch) regarding certain UAE law matters
10.1*	English Translation of the Form of MICE Management Service Agreement
10.2*	English Translation of the Form of One-Stop Tourism Service Agreement
21.1*	List of Subsidiaries
23.1**	Consent of Onestop Assurance PAC
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3*	Consent of Clyde & Co LLP (Dubai Branch) (included in Exhibit 5.3)
23.4*	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)
24.1*	Powers of Attorney (included on signature page)
99.1*	Code of Business Conduct and Ethics of the Registrant
99.2*	Consent of Frost & Sullivan
99.3*	Audit Committee Charter
99.4*	Compensation Committee Charter
99.5*	Nominating and Corporate Governance Charter
99.6*	Consent of Si Li
99.7*	Consent of Simon Hodgson
99.8*	Consent of Mohammed Salem Almahri
99.9*	Request for Waiver and Representation under Item 8.A.4. of Form 20-F dated March 25, 2024
99.10*	Compensation Recovery Policy
107*	Filing Fee Table

__________

*        Previously filed

**      Filed herewith